Exhibit 10.3.2

EIGHTH LOAN MODIFICATION AGREEMENT
THIS EIGHTH LOAN MODIFICATION AGREEMENT (this “Agreement”) is effective as of February 6, 2025 (the “Effective Date”), by and among KBSIII 60 SOUTH SIXTH STREET, LLC, a Delaware limited liability company (“RBC Plaza Borrower”), KBSIII PRESTON COMMONS, LLC, a Delaware limited liability company (“Preston Commons Borrower”), KBSIII STERLING PLAZA, LLC, a Delaware limited liability company (“Sterling Plaza Borrower”), KBSIII TOWERS AT EMERYVILLE, LLC, a Delaware limited liability company (“Towers at Emeryville Borrower”), KBSIII TEN ALMADEN, LLC, a Delaware limited liability company (“Ten Almaden Borrower”), and KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company (“Legacy Town Center Borrower”; RBC Plaza Borrower, Preston Common Borrower, Sterling Plaza Borrower, Towers at Emeryville Borrower, Ten Almaden Borrower, and Legacy Town Center Borrower shall be hereinafter referred to, individually, as a “Borrower” and, collectively, jointly and severally, as “Borrowers”), KBS REIT PROPERTIES III, LLC, a Delaware limited liability company (the “Guarantor,” and together with Borrowers, the “Obligors”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders (as hereinafter defined) (“Administrative Agent”), and each “Lender” set forth on the signature pages to this Agreement.
RECITALS:
WHEREAS, pursuant to the terms and conditions of that certain Amended and Restated Loan Agreement dated as of November 3, 2021, as amended by that certain Loan Modification and Extension Agreement dated as of November 8, 2023 and made effective as of November 3, 2023 (the “First Modification”), as amended by that certain Second Loan Modification and Extension Agreement made effective as of November 17, 2023 (the “Second Modification”), as amended by that certain Third Loan Modification and Extension Agreement executed as of December 29, 2023 and made effective as of December 22, 2023 (the “Third Modification”), as amended by that certain Fourth Loan Modification and Extension Agreement effective as of February 6, 2024 (the “Fourth Modification”), as amended by that certain Fifth Loan Modification and Extension Agreement effective as of July 15, 2024 (the “Fifth Modification”), as amended by that certain Sixth Loan Modification and Extension Agreement effective as of October 11, 2024 (the “Sixth Modification”), as amended by that certain Seventh Loan Modification and Extension Agreement effective as of November 22, 2024 (the “Seventh Modification”), and as amended by that certain Short Term Extension Agreement effective as of January 23, 2025 (the “Short Term Extension”; and together with the First Modification, Second Modification, Third Modification, Fourth Modification, Fifth Modification and Sixth Modification, the “Prior Modifications”) (as so modified, the “Existing Loan Agreement”; the Existing Loan Agreement as modified hereby and as may be further amended, modified, supplemented, reaffirmed or restated from time to time, the “Loan Agreement”), by and among Administrative Agent, each of the lenders from time to time party thereto (each, a “Lender” and collectively, “Lenders”), and Borrowers, Lenders made a loan (the “Loan”) to Borrowers in the original maximum principal amount of $460,937,874.77 as of the Seventh Modification;
WHEREAS, the Loan is evidenced by, among other things, one or more promissory notes executed by Borrowers and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan (such promissory notes, as increased, extended, consolidated, amended, restated, replaced, substituted, supplemented or otherwise modified from time to time, collectively, the “Note”);
WHEREAS, pursuant to the terms of the Existing Loan Agreement, the Loan matures on February 6, 2025;
WHEREAS, Borrowers’ obligations under the Existing Loan Agreement, the Note and the other Loan Documents (as hereinafter defined) are secured by, among other things, the Security Instruments covering certain real property and improvements thereon, more particularly described in the Security Instruments (collectively, the “Property”);
WHEREAS, Borrowers’ obligations under the Existing Loan Agreement, the Note and the other Loan Documents are guaranteed by Guarantor pursuant to an Amended and Restated Guaranty Agreement dated November 3, 2021 (as amended, supplemented, modified, restated, reaffirmed or renewed from time to time, the “Guaranty”); and
WHEREAS, Borrowers, Administrative Agent and Lenders desire to extend the stated maturity date, permit the borrowing of an additional $15,000,000 of additional Loan proceeds in accordance with the terms of the Loan Agreement, and make certain other amendments to the Loan Documents as more fully set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Guarantor, Administrative Agent and Lenders now agree to extend the maturity date of the Loan and to make certain other modifications to the Loan Documents, all as more specifically set forth below.
1.Recitals. The parties hereto acknowledge and agree that the recitals set forth above are true and correct and are incorporated herein by this reference; provided, however, that such recitals shall not be deemed to modify the express provisions hereinafter set forth. Capitalized terms used herein but not defined shall have the meanings given to them in the Loan Agreement.
2.Prior Modifications. Effective as of the Effective Date, the following sections of the Prior Modifications are deleted in their entirety and of no further force or effect, except as expressly restated in this Agreement, as applicable:
(a)Sections 2 and 3 of the First Modification;
(b)Sections 2 and 3 of the Second Modification;
(c)Sections 2, 3 and 4 of the Third Modification;
(d)Sections 2, 3, 6, 7, 8, 9, 10, 11 and 12 of the Fourth Modification;
(e)Sections 2, 4, 5 and 6 of the Fifth Modification;
(f)Sections 2, 4, 5, 6 and 8 of the Sixth Modification;
(g)Sections 2, 3 and 4 of the Seventh Modification; and
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(h)Sections 2 and 5 of the Short Term Extension.
3.Amendments to the Loan Agreement. Effective as of the Effective Date, the Existing Loan Agreement (including all Exhibits and Schedules thereto) is amended to conform with the Loan Agreement as set forth on Exhibit A to this Agreement (the “Conformed Loan Agreement”), which Conformed Loan Agreement, among other things, sets forth a new Stated Maturity Date and sets forth conditions for the borrowing of Additional Loan Proceeds. For the convenience of the parties hereto, Administrative Agent may provide a copy of the Conformed Loan Agreement with the amendments and modifications to the Existing Loan Agreement effected by this Agreement marked in the Conformed Loan Agreement, with language being inserted into the Existing Loan Agreement evidenced by bold and double underline formatting (indicated textually in the same manner as the following example: double underlined text) and language being deleted from the applicable section of the Existing Loan Agreement evidenced by strike-through formatting (indicated textually in the same manner as the following example: ~~stricken text~~), with such marked changes compared against a conformed Existing Loan Agreement reflecting each Prior Modification, including but not limited to modifications stated directly in such Prior Modifications without being inserted into the body of the Loan Agreement by the terms thereof (which modifications may be marked with explanatory footnotes in such conformed Existing Loan Agreement) and conforming changes to cross references and defined terms. In no event shall any failure of the formatting of such marked Conformed Loan Agreement to accurately mark any deletions from and additions to the Existing Loan Agreement limit or otherwise modify the amendment to the Loan Agreement effected by this Agreement.
4.Amendments to Guaranty. By its signature hereto, Guarantor hereby agrees as follows:
(a)Section 1(b) of the Guaranty is deleted in its entirety and replaced with the following:
“(b)    Notwithstanding anything stated to the contrary in Section 1(a) above, or any provision in this Guaranty or any other Loan Document to the contrary, Guarantor’s maximum liability under Section 1(a) of this Guaranty shall in no event exceed ten percent (10%) of the then outstanding principal balance of the Loan as of the date the outstanding principal balance of the Loan becomes due and payable in full as a result of maturity or acceleration (the “Guaranteed Principal Amount”). The Guaranteed Principal Amount shall only be reduced by payments actually received by Administrative Agent or Lenders from Guarantor pursuant to a demand by Administrative Agent under Section 1(a) which are applied to the outstanding principal balance of the Loan in accordance with the terms of the Loan Agreement. In no event shall any other payment from any other source (other than a payment from Guarantor pursuant to a demand by Administrative Agent under Section 1(a) as set forth in the immediately preceding sentence), whether voluntary or involuntary, or any amount received by Administrative Agent or any Lender as a result of any exercise of remedies under any other Loan Document, reduce the Guaranteed Principal Amount, including but not limited to any payments from any Borrower, Guarantor (other than a payment from Guarantor pursuant to a demand by Administrative Agent under Section 1(a) as set forth in the immediately preceding sentence), any other Person or any
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other source, or from funds contributed or deemed contributed by Guarantor to Borrowers, whether from distributions from other Guarantor subsidiaries or from any other source, and any amounts realized from any collateral for the Loan (or from any disposition of such collateral, whether by Administrative Agent in the exercise of its remedies or by Borrowers or any of their Affiliates), or from the sale of any Prime Shares (or any security entitlements therein), Almaden Financial Plaza (or any direct or indirect Equity Interests of Guarantor in the owner of Almaden Financial Plaza), Accenture Towers or any Accenture Pledged Equity, or from any other source which Borrowers are expressly obligated, pursuant to the Loan Agreement or any other Loan Document, to use to pay or prepay the Loan in whole or in part.”
(b)Section 3(d) of the Guaranty is deleted in its entirety and replaced with the following:
“(d)    Any direct or indirect voluntary Transfer or encumbering of any Property, any Equity Interests in Borrowers, any Pledged Entity, any real property owned by an Accenture Pledged Entity, any Prime Shares, or Almaden Financial Plaza (or any direct or indirect Equity Interests of Guarantor in KBSIII Almaden Financial Plaza, LLC), in each case in violation of the terms of the Loan Documents; or”
(c)Section 3(e) of the Guaranty is deleted in its entirety and replaced with the following:
“(e)    any of the following (each a “Triggering Event”): (i) any litigation or other legal proceeding related to the Loan filed by any Borrower, any Pledgor, Guarantor or any Affiliate thereof that in bad faith delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Administrative Agent or any Lender to exercise any rights and remedies available to Administrative Agent or such Lender as provided in the Loan Agreement, the Security Instrument, or any other Loan Document provided that this clause (i) will not be a Triggering Event unless Administrative Agent obtains a final judgment by a court of competent jurisdiction to the effect that such claims or actions by such Borrower, Pledgor, or Guarantor were not in good faith; (ii) any direct or indirect voluntary Transfer of the Property in violation of the terms of the Loan Documents, provided that this clause (ii) will not be a Triggering Event unless Administrative Agent obtains a final judgment by a court of competent jurisdiction to the effect that such actions by such Borrower, Pledgor, or Guarantor were not valid; (iii) any Borrower’s voluntary filing of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by such Borrower, or the involuntary filing against any Borrower by any member of such Borrower, Guarantor or any Affiliate thereof of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws, and such proceeding is not dismissed within ninety (90) days of the filing thereof; or (iv) any assertion of a claim against Administrative Agent or any Lender, provided that this clause (iv) will not be a Triggering Event unless Administrative Agent obtains a final judgment by a court of competent jurisdiction to the effect that such claims or actions by such Borrower, Pledgor, or Guarantor were not in good faith.”
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(d)Section 3 of the Guaranty is amended by inserting, as new clauses thereto, the following:
“(f)    The failure, on the date of the sale of (i) any real property owned by any Accenture Pledged Entity (or of any sale of the Equity Interests in an Accenture Pledged Entity), (ii) the Almaden Financial Plaza (or any direct or indirect Equity Interests of Guarantor in KBSIII Almaden Financial Plaza, LLC) or (iii) of any Prime Shares (other than Excluded Prime Shares), of (A) the Net Sale Proceeds to be distributed up to Guarantor (if applicable) and then contributed down to Borrowers or paid directly to Borrowers (with the understanding that such payment shall be treated as a distribution up to Guarantor (if applicable) and a contribution down to Borrowers), or (B) Borrowers apply such Net Sale Proceeds in accordance with the Loan Agreement, including any obligation to prepay the Loan or deposit funds into the Cash Management Account (or any Subaccount thereof) from any portion of such Net Sale Proceeds, and Guarantor hereby agrees that 100% of any deficiency, loss or damage suffered by Administrative Agent or any Lender because of the occurrence of any event described in this clause (f) shall not be less than the portion of such Net Sale Proceeds that is required to be used to prepay the Loan or deposited into the Cash Management Account (or any Subaccount thereof).
(g)    The amendment or other modification of the operating agreement or limited partnership agreement of any Accenture Pledged Entity without the prior written consent of Administrative Agent in its sole discretion.
(h)    The occurrence of any action by any Structuring HoldCo that Borrowers are not permitted to cause, permit or suffer under Section 5.12 of the Loan Agreement.
(i)    The failure of any Borrower or Structuring HoldCo to maintain its existence as a Limited Purpose Entity.”
(e)The second sentence of Section 5(d) of the Guaranty is deleted in its entirety and replaced with the following:
“All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Administrative Agent or any Lender from any Borrower, any other Person or any other source, including but not limited to Guarantor (other than from Guarantor pursuant to a demand by Administrative Agent under Section 1(a)) or from funds contributed or deemed contributed by Guarantor to Borrowers, whether from distributions from other Guarantor subsidiaries or from any other source, and any amounts realized from any collateral for the Loan (or from any disposition of such collateral, whether by Administrative Agent in the exercise of its remedies or by Borrowers or any of their Affiliates), or from the sale of any Prime Shares (or any security entitlements therein), Almaden Financial Plaza (or any direct Equity Interests in the owner of Almaden Financial Plaza), Accenture Towers or any Accenture Pledged Equity, or from any other source which Borrowers are expressly obligated, pursuant to the Loan Agreement or any other Loan Document, to use to pay or prepay the Loan in whole or in part shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any
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Guaranteed Obligations that may remain owing to Administrative Agent or any Lender.”
(f)Section 18 of the Guaranty is deleted in its entirety and replaced with the following:
“Section 18. Financial Covenants.
As of each Test Date occurring after the Eighth Modification Date, Guarantor shall maintain a Consolidated Interest Coverage Ratio of not less than 1.10:1.00. For purposes of this Section 18:
“Asset Management Fees” means all asset management fees payable to the Advisor pursuant to Section 8.03 of the Advisory Agreement, as such Advisory Agreement was in effect on September 27, 2024.
“Consolidated EBITDA” means, in relation to any Relevant Period:
(a) the net income as defined by GAAP for the Consolidated Parties, without duplication, on a consolidated basis for the Relevant Period, plus:
(1) interest expense, income taxes, depreciation and amortization expense, acquisition costs and expenses, and extraordinary or non-recurring losses or losses from sales of assets, including, without limitation, Asset Management Fees actually paid in cash (even to the extent such Asset Management Fees are contractually payable and actually paid at the upper-tier REIT level and not at the level of Guarantor or Borrowers), which Asset Management Fees shall be treated as an expense for purposes hereof, plus
(2) any non-cash expense or contra revenue reducing net income, minus
(3) any extraordinary or non-recurring gains or gains from asset sales, minus
(4) any unrealized gains or losses, minus
(5) any non-cash income or gains increasing net income with the exception of any straight line rent, and minus
(6) an amount equal to the sum of (A) $0.25 multiplied by the aggregate number of square feet of office buildings owned by any Consolidated Party not under construction, plus (B) $0.10 multiplied by the aggregate number of square feet of industrial buildings owned by any Consolidated Party and not under construction, all as determined in accordance with GAAP (or, if not determined in accordance with GAAP, as determined in accordance with industry practices); plus
(b) Guarantor’s share of Consolidated EBITDA (using the definition under subsection (a) above) in all unconsolidated joint ventures, without duplication, each as
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determined by Administrative Agent in its reasonable discretion.
For purposes of this definition, nonrecurring items shall be deemed to include, without limitation, (w) gains and losses on early extinguishment of Consolidated Indebtedness, (x) any breakage payments or fees in connection with a swap, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.
“Consolidated Interest Coverage Ratio” means, as of any Test Date, the ratio of Consolidated EBITDA to Consolidated Interest Expense for the Relevant Period.
“Consolidated Interest Expense” means, in relation to any Relevant Period, the sum of each Consolidated Party’s (without duplication) interest expense (excluding any amortized loan costs relating to loan fees or costs or fees relating to hedging instruments, and excluding Guarantor’s share of the Consolidated Interest Expense of Prime) and shall be reduced by any income from any hedging instruments.
“Consolidated Parties” means Guarantor and its subsidiaries, including but not limited to Borrowers, Pledgors, and Accenture Pledged Entities.
“Consolidated Indebtedness” means, in all cases without duplication, with respect to any Consolidated Party, all items of indebtedness or liability such Consolidated Party, at any time which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of such Consolidated Party as of the date of determination, including: (a) indebtedness for borrowed money; (b) capitalized lease obligations; (c) obligations under direct or indirect guaranties of indebtedness or obligations of others referred to in clause (a) or (b) above; (d) any indebtedness secured by any security interest on any property of such Consolidated Party; (e) liabilities in respect of unfunded vested benefits under any pension plan for which the minimum funding standards of Section 302 of ERISA have not been met; (f) contingent liabilities; and(g) swap obligations with a swap counterparty.
“Relevant Period” means, with respect to any Test Date, the trailing four (4) quarter period ending on such Test Date.”
(g)Section 23 of the Guaranty is deleted in its entirety and replaced with the following:
“Section 23.    Additional Guarantor Covenants.
(a)Guarantor shall, and shall cause each Pledgor and Structuring HoldCo to, take any action that Borrowers are obligated under the Loan Agreement (as amended on the Eighth Modification Date and as may be further amended or otherwise modified from time to time) with respect to Sections 4.8(b), 4.25.2(c), 4.27(a), 4.28, 4.30, 5.5, 5.8.3, 5.9, 5.10, 5.11 and 5.12 thereof) to cause Guarantor (in any capacity) or any Pledgor or Structuring HoldCo to take or that refer to obligations with respect to the Pledged Equity Interests, Accenture Tower or Almaden Financial Plaza, and to cause the representations of Borrower with
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respect to Guarantor (in any capacity) or with respect to the Pledged Equity Interests, Accenture Tower or Almaden Plaza in Sections 6.7, 6.15, 6.18, 6.19 and 6.20 of the Loan Agreement (as amended on the Eighth Modification Date and as may be further amended or otherwise modified from time to time) to be true and correct in all material respects at all times.
(b)Guarantor shall not, and shall not cause, permit or suffer any Pledgor or Structuring HoldCo to, take any action that Borrowers are prohibited under the Loan Agreement (as amended on the Eighth Modification Date and as may be further amended or otherwise modified from time to time) with respect to Sections 4.8(b), 4.25.2(c), 4.27(a), 4.28, 4.30, 5.5, 5.8.3, 5.9, 5.10, 5.11 and 5.12 thereof) from causing, permitting or suffering Guarantor (in any capacity) or any Pledgor or Structuring HoldCo to take or that refer to obligations with respect to the Pledged Equity Interests, Accenture Tower or Almaden Financial Plaza.”
(h)Schedule 1 to the Guaranty is deleted in its entirety and replaced with Schedule 1 attached hereto.
5.Conditions Precedent to Closing. The obligation of Administrative Agent and Lenders to enter into this Agreement is subject to the satisfaction or waiver by Administrative Agent of the following conditions precedent:
(a)Administrative Agent’s receipt of the following, each in form and substance satisfactory to Administrative Agent (collectively, the “Modification Documents”):
(i)     this Agreement duly executed by all Lenders, Borrowers and Guarantor;
(ii)     a deposit account control agreement (or amendment to an existing deposit account control agreement) with respect to each Controlled Account in place as of the Effective Date, duly executed by the applicable Borrower or Borrowers and the applicable Depository Bank;
(iii)     a Contribution Agreement, duly executed by each Borrower, in the form attached as Exhibit B hereto;
(iv)     the Accenture Pledge Agreement, duly executed by each Accenture Pledgor;
(v)     each Prime Pledge Agreement, duly executed by Prime Pledgor;
(vi)     an amendment to each assignment of a Pledged Swap, duly executed by Guarantor, the applicable counterparty, and Administrative Agent;
(vii)     a modification of each Security Instrument with respect to this Agreement, duly executed by the applicable Borrowers, which modification shall be delivered to a title company for recordation, together with (x) confirmation from such title
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company that such modification is in proper form to be recorded, with all required original signatures and acknowledgments thereto and (y) a commitment from such title company to record such modification at the direction of Administrative Agent on the Effective Date and to issue any title policy endorsements requested by Administrative Agent in accordance with Administrative Agent’s instructions; and
(viii)    a subordination agreement (or amendment to an existing subordination) with respect to each property management agreement, leasing services agreement, co-management agreement and other similar property services agreement designated by Administrative Agent;
(b)Borrowers shall have used commercially reasonable efforts to obtain and deliver to Administrative Agent an executed subordination, non-disturbance and attornment agreement, in form and substance acceptable to Administrative Agent, from each tenant either occupying greater than 20,000 square feet or whose lease (or memorandum thereof) has been recorded or contains an option to purchase the applicable Property;
(c)Borrowers shall have delivered to Administrative Agent executed estoppels from tenants of each Property with respect to at least seventy-five percent (75%) of the leased area of such Property, in such form as may be required under the existing leases and otherwise acceptable to the Administrative Agent in its reasonable discretion;
(d)Administrative Agent shall have received all filings and recordations that are necessary or desirable to perfect the security interests of Administrative Agent, on behalf of itself and the Lenders, in the Pledged Equity Interests and Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority liens thereon;
(e)Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy and tax), in form and substance reasonably satisfactory to Administrative Agent, made against Borrowers, Guarantor and the Pledgors, in such jurisdictions as Administrative Agent may reasonably request, including the state and county of formation and principal place of business of such Person, the state and county where any applicable Property is located, and in each jurisdiction in which filings or recordations under the applicable Uniform Commercial Code should be made to evidence or perfect security interests in any applicable Pledged Equity Interests;
(f)Administrative Agent shall have received updated title searches and searches of Uniform Commercial Code filings in, as applicable, the jurisdiction of organization and principal place of business of each Borrower and each jurisdiction where any Property is located, and copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Encumbrances (as defined in the Security Instrument);
(g)Borrowers, Guarantor and Pledgors, as applicable, shall have delivered to Administrative Agent the following, each in form and substance satisfactory to Administrative Agent: (i) resolutions authorizing this Agreement, the Pledge Agreements, the Security Instrument modifications and all other Modification Documents, and (ii) secretary’s certificates (including
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incumbency certificates), certifying copies of organizational documents, certificates of formation, certificates of good standing, and applicable certificates of foreign qualification;
(h)Administrative Agent shall have received (x) favorable opinions of counsel to Borrowers, Guarantor and the Pledgors, addressed to Administrative Agent and each Lender, as to such matters, and otherwise in form and substance, acceptable to Administrative Agent and the Lenders, and (y) a favorable opinion of local counsel to Borrowers in Singapore and in each State in which a Property is located, addressed to Administrative Agent and each Lender, as to such matters, and in form and substance, acceptable to Administrative Agent and the Lenders;
(i)Administrative Agent shall have received copies of amendments to, or amended and restated, operating agreements of the Accenture Pledged Entities, permitting the pledge of the Equity Interests in the Accenture Pledged Entities, in each case in form and substance acceptable to Administrative Agent;
(j)Unless waived or otherwise agreed to by Administrative Agent, Administrative Agent shall have received such other instruments, documents, certificates and other information from each Borrower, Guarantor, and any other Person, in form and content satisfactory to Administrative Agent, as identified on the closing checklist distributed to Borrowers most recently prior to the Effective Date;
(k)Guarantor shall have delivered a direction letter, in form and substance satisfactory to Administrative Agent, to each swap counterparty with respect to the Pledged Swaps, instructing each such swap counterparty to deposit all net revenue recognized by Guarantor from such Pledged Swap into the Cash Management Account from and after the Effective Date;
(l)Borrowers shall have paid to Administrative Agent, for the benefit of the Lenders, $1,202,282.93 (i.e., 50% of the Upfront Fee (as defined in the Fee Letter), which Upfront Fee is equal to 0.50% of the aggregate Commitments as of the Effective Date);
(m)Borrowers shall have paid Administrative Agent, for the benefit of the applicable Person, all other fees and expenses, if any, payable under the Fee Letter on or before the Effective Date; and
(n)Borrowers shall have paid Administrative Agent all fees, commissions, costs, charges, taxes and other expenses incurred by Administrative Agent and its counsel in connection with this Agreement (including, but not limited to, reasonable fees and expenses of Administrative Agent’s counsel and all recording fees, taxes and charges) for which Administrative Agent has requested payment in writing (including by email) prior to the date hereof.
For purposes of determining compliance with the conditions specified in this Section 5, Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or a Lender, as applicable, except as otherwise provided in Section 6.
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6.Post Closing Conditions. Attached hereto as Schedule 2 is a list of closing requirements (if any) which remain outstanding as of the date hereof and related representations, warranties and covenants which cannot be made or performed pending the satisfaction of such closing requirements. Notwithstanding anything to the contrary in the Loan Agreement, as amended hereby, the failure for such closing requirements items to be satisfied, and the failure for such representations, warranties and covenants to be made or performed pending the satisfaction of such closing requirements, shall not constitute a Potential Default or Default under the Loan Documents provided Borrowers and Guarantor perform, or cause the applicable Pledgor or Pledged Entity to perform, each of the items set forth on Schedule 2 within the applicable time period indicated thereon (or within such further time period as may be granted by Administrative Agent in its sole discretion, which extension may be granted in writing by email), time being of the essence. The failure of any item set forth on Schedule 2 to be satisfied within the time period(s) provided therein (as such time period(s) may be extended by Administrative Agent in its sole discretion (but without obligation to do so) (which extension may be granted in writing by email), provided that no such extension granted by the Administrative Agent shall be longer than 90 days after the applicable time period set forth on Schedule 2 unless such extension is approved by Required Lenders), shall be and constitute an immediate Default under the Loan Documents. In no event shall the execution of this Agreement or any other Loan Document, or the performance or exercise of any obligation or right under the Loan Documents constitute any admission by Administrative Agent that the items set forth on Schedule 2 hereto have been satisfied. Upon request by Borrowers, Administrative Agent shall confirm from time to time which items on Schedule 2 have been satisfied, if any.
7.Balance.
(a)As of the Effective Date, the aggregate outstanding principal balance of the Note is $465,913,173.94, before giving effect to any borrowing of Additional Loan Proceeds under the Loan Agreement (as amended hereby) occurring on or after the Effective Date.
(b)All undisbursed Termination Fee Deposits are hereby deemed to be funds in the Cash Sweep Collateral Account and subject to all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents with respect thereto, including but not limited to those set forth in Section 4.25.3 of the Loan Agreement for a Cash Sweep Disbursement from the Cash Sweep Collateral Account. Any such Termination Fee Deposits that are not disbursed on the Effective Date pursuant to a Draw Request shall be promptly transferred to the Cash Sweep Collateral Account.
8.Obligors’ Representations and Warranties; Reaffirmation of Loan. Each Obligor hereby reaffirms all of the representations and warranties set forth in the Loan Documents (in each case, and with respect to each reference to any Loan Document contained in this Section 8, as such Loan Document is being amended hereby) to be true, accurate and correct in all material respects as of the Effective Date to the extent such representations and warranties are not matters which, by their nature, can no longer be true and correct as a result of the passage of time, and except for changes in circumstances arising from actions or events occurring after the date of the Loan Agreement that do not otherwise constitute a Default thereunder, including, without limitation, the execution of new Leases or new contracts that are not prohibited by the terms of the Loan
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Agreement or any other Loan Document. Each Obligor further represents and warrants that as of the Effective Date (a) the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects; (b) to each Obligor’s knowledge, other than receipt of prepaid rents in the aggregate amount not exceeding $500,000, all of which have been deposited in the property accounts in which the Administrative Agent holds a security interest, no Default or Potential Default has occurred and is continuing (or will exist after giving effect to the satisfaction of the conditions to the effectiveness of this Agreement); (c) each Obligor is a limited liability company which is duly organized and validly existing under the laws of the State of Delaware; (d) other than as disclosed to the Administrative Agent in writing on or prior to the date hereof, there have been no material changes in formation documents of any Obligor since the inception of the Loan; (e) the execution and delivery of this Agreement do not contravene, result in a breach of, or constitute a default under, any mortgage, loan agreement, indenture or other contract or agreement to which any Obligor is a party or by which any Obligor or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and do not violate or contravene any law, order, decree, rule, regulation or restriction to which any Obligor, any Property or any Pledged Equity Interest is subject; (f) this Agreement constitutes the legal, valid and binding obligations of each Obligor enforceable in accordance with its terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors’ rights; (g) the execution and delivery of, and performance under, this Agreement are within each Obligor’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of any Obligor’s articles of organization or operating agreement or of any indenture, agreement or undertaking to which any Obligor is a party or by which it is bound; and (h) the Accenture Pledge Agreement is a Permitted Pledge under and as defined in the Revolving and Term Loan Agreement dated as of November 2, 2020 (as amended, the “Accenture Loan Agreement”) between KBSIII 500 West Madison, LLC, as borrower, U.S. Bank National Association, as administrative agent, and the lenders party thereto, including but not limited to satisfying all notice requirements under the Accenture Loan Agreement with respect to Permitted Pledges. Each Borrower hereby reaffirms all of its obligations under the Loan Documents, and acknowledges, confirms, stipulates, agrees, represents and warrants that it has no defense, claim, credit, offset or counterclaim to any of its obligations under any of the Loan Documents. Each Borrower further acknowledges the validity and enforceability of each Security Instrument as a first‑priority lien on the applicable Property, all improvements located thereon and all of the collateral described in such Security Instrument. Without limiting the foregoing, each Borrower reaffirms Administrative Agent’s right, following the occurrence and during the continuance of any Default, to apply any and all payments made by any Borrower or otherwise received by Administrative Agent or the Lenders with respect to the Loan, including without limitation all proceeds received from the sale or liquidation of any collateral, to the obligations owing by Borrowers under the Loan Documents in accordance with Section 7.2 of the Loan Agreement, and each Borrower acknowledges that it shall have no right to direct Administrative Agent as to such application or designate the portion of the obligation to be satisfied.
9.Release.
(a)Borrowers and Guarantor, for themselves and for each of their respective heirs, personal representatives, successors and assigns, hereby release and waive all claims and/or
Eighth Loan Modification Agreement

12

defenses they now may have against Administrative Agent, Lenders and their respective successors and assigns (collectively, the “Released Parties”) on account of any occurrence relating to the Loan, the Loan Documents and/or the property encumbered by the Security Instruments which accrued prior to the date hereof, including, but not limited to, any claim that Administrative Agent or any Lender (i) breached any obligation to Borrowers and/or Guarantor in connection with the Loan, (ii) was or is in any way involved with Borrowers and/or Guarantor as a partner, joint venturer, or in any other capacity whatsoever other than as a lender, (iii) failed to fund any portion of the Loan or any other sums as required under any document or agreement in reference thereto, or (iv) failed to timely respond to any offers to cure any defaults under any document or agreement executed by Borrowers, Guarantor or any third party or parties in favor of Administrative Agent or any Lender (collectively, the “Released Claims”). This release and waiver shall be effective as of the date of this Agreement and shall be binding upon Borrowers and Guarantor and each of their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of Administrative Agent, Lenders and their respective successors and assigns. The term “Released Parties” as used herein shall include, but shall not be limited to, the present and former officers, directors, employees, agents and attorneys of Administrative Agent and each Lender.
(b)Borrowers and Guarantor each agree and acknowledge that it may hereafter discover facts different from or in addition to those now known or believed to be true regarding the Released Claims and agree that the foregoing releases shall remain in full force and effect, notwithstanding the existence or nature of any such different or additional facts.
(c)Borrowers and Guarantor, each having consulted with counsel, is aware of the contents of Section 1542 of the Civil Code of the State of California. Section 1542 reads as follows:
Section 1542. (General Release – Claims Extinguished.) A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Borrowers and Guarantor each expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction, with respect to the Released Claims. Borrowers and Guarantor have executed this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by a waiver of California Civil Code Section 1542.
10.Course of Dealing; Reservation of Rights. Administrative Agent, Lenders and Obligors hereby acknowledge and agree that:
(a)At no time shall any prior or subsequent course of conduct by Obligors, Administrative Agent or any Lender directly or indirectly limit, impair or otherwise adversely affect any of Administrative Agent’s or any Lender’s rights, interests or remedies in connection with the Loan and the Loan Documents or obligate Administrative Agent or any Lender to agree to, or to negotiate or consider an agreement to, any waiver of any obligation or default by
Eighth Loan Modification Agreement

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Borrowers under any Loan Document or any amendment to any term or condition of any Loan Document.
(b)This Agreement does not alter, impair or affect in any fashion (or evidence the intent of any party to alter, impair or affect in any fashion) any and all past, present, and future claims, causes of action, damages, demands, costs, and other liabilities of any kind, direct or indirect, known or unknown, foreseen or unforeseen, which Administrative Agent or the Lenders (or any of them individually), or any of their respective officers, successors, assigns, or representatives, now has or may have in the future against any Obligor or their respective successors and assigns, and all persons acting by through, under, or under the control of any of the foregoing which relate to, arise from, or are connected with the Loans, in each case, except for the modifications to the Loan Agreement and other Loan Documents that are expressly provided in this Agreement. Except as expressly provided in this Agreement and except for the modifications to the Loan Agreement and other Loan Documents expressly provided in this Agreement, Administrative Agent and the Lenders reserve all rights and remedies against the Obligors, and all other terms and conditions of the Loan Agreement and other Loan Documents prior to the date hereof shall remain in full force and effect.
(c)Upon its effectiveness, this Agreement shall constitute a “definitive written agreement” under the Pre-Discussion Agreement. All other prior and subsequent discussions between the Obligors, Administrative Agent and the Lenders shall be subject to the Pre-Discussion Agreement, to the extent set forth therein.
11.Renewal; Lien Continuation; No Novation. Borrowers hereby reaffirm the Obligations and promise to pay and perform all Obligations in accordance with the Loan Documents (as expressly modified by this Agreement). The Liens created or secured by the Loan Documents are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations. Nothing herein shall in any manner diminish, impair, waive or extinguish the Note, the Loan Documents, the Obligations or the Liens created or secured by the Loan Documents, except for the modifications to the Loan Agreement that are expressly provided for in this Agreement, and Borrowers hereby represent, acknowledge and agree that the Note shall continue to evidence the outstanding balances that are owed to the Lenders from time to time, including with respect to any Additional Loan Proceeds that are advanced by each Lender on or after the date hereof. The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.
12.Default. A default under this Agreement shall constitute a Default under the Note and other Loan Documents, subject to any applicable notice and cure or grace period expressly set forth in the Loan Documents. For avoidance of doubt, this Agreement is a Loan Document.
13.Miscellaneous. To the extent of any conflict between the Loan Documents and this Agreement, this Agreement shall control. Unless specifically modified hereby, all terms of the Loan Documents shall remain in full force and effect. This Agreement (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns; (b) shall be governed by the laws of the State of California and United States federal law; and (c) may be executed in several counterparts, and by the parties
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hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement.
14.Reaffirmation of Guaranty. Guarantor, by signature below as such, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby consents to and joins in this Agreement and hereby declares to and agrees with Administrative Agent and Lenders that the Guaranty is and shall continue in full force and effect for the benefit of Administrative Agent and Lenders with respect to the Obligations, as amended by this Agreement, that there are no offsets, claims, counterclaims, cross-claims or defenses of Guarantor with respect to the Guaranty nor, to Guarantor’s knowledge, with respect to the Obligations, that the Guaranty is not released, diminished or impaired in any way by this Agreement or the transactions contemplated hereby, and that the Guaranty is hereby ratified and confirmed in all respects, in each case, except as expressly modified in Section 4 of this Agreement. Guarantor hereby reaffirms all of the representations and warranties set forth in the Guaranty, except to the extent such representations and warranties are matters which, by their nature, can no longer be true and correct as a result of the passage of time, and except for changes in circumstances arising from actions or events occurring after the date of the Guaranty that do not otherwise constitute a Default thereunder. Guarantor acknowledges that without this consent and reaffirmation, Administrative Agent and Lenders would not execute this Agreement or otherwise consent to its terms.
15.Electronic Signatures. This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Borrowers and Guarantor hereby agree that as soon as reasonably possible, Borrowers and Guarantor will provide an original of this Agreement to Administrative Agent that will include the wet signatures of Borrowers and Guarantor next to any Electronic Signatures.
16.Limited Recourse Provision. Neither Administrative Agent nor any Lender shall have any recourse against, nor shall there be any personal liability to, the members, shareholders, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of any Borrower with respect to the obligations of any Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Administrative Agent’s and each Lender’s right to exercise any rights or remedies against any collateral securing the Loan.
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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the day and year first hereinabove written.
ADMINISTRATIVE AGENT AND
LENDER:
BANK OF AMERICA, N.A., a national
banking association, as Administrative Agent
and a Lender
By:    /s/ Paul Kim
Name:    Paul Kim
Title:    Senior Vice President
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Eighth Loan Modification Agreement

BORROWER:
KBSIII 60 SOUTH SIXTH STREET, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION VII, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
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Eighth Loan Modification Agreement

BORROWER:
KBSIII PRESTON COMMONS, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION IX, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
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Eighth Loan Modification Agreement

BORROWER:
KBSIII STERLING PLAZA, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION VIII, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
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Eighth Loan Modification Agreement

BORROWER:
KBSIII TOWERS AT EMERYVILLE, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION XXI, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
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Eighth Loan Modification Agreement

BORROWER:
KBSIII TEN ALMADEN, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION XIX, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
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Eighth Loan Modification Agreement

BORROWER:
KBSIII LEGACY TOWN CENTER, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
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Eighth Loan Modification Agreement

GUARANTOR:
KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
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Eighth Loan Modification Agreement

LENDER:
WELLS FARGO BANK, NATIONAL
ASSOCIATION
By:    /s/ Joshua Brinkenhoff
Name:    Joshua Brinkenhoff
Title:    Senior Credit Resolution Specialist
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LENDER:
U.S. BANK NATIONAL ASSOCIATION, A
national banking association
By:    /s/ Claudia Marciniak
Name:    Claudia Marciniak
Title:    Senior Vice President
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Eighth Loan Modification Agreement

LENDER:
CAPITAL ONE, NATIONAL ASSOCIATION,
A national banking association
By:    /s/ Howard M. Guidry
Name:    Howard M. Guidry
Title:    Senior Vice President
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Eighth Loan Modification Agreement

LENDER:
PNC BANK, NATIONAL ASSOCIATION, a
national banking association
By:    /s/ Damon Smith
Name:    Damon Smith
Title:    Senior Vice President
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Eighth Loan Modification Agreement

LENDER:
REGIONS BANK, an Alabama banking
corporation
By:    /s/ Mark A. Mushinski
Name:    Mark A. Mushinski
Title:    Senior Vice President
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Eighth Loan Modification Agreement

LENDER:
ZIONS BANCORPORATION, N.A., DBA
CALIFORNIA BANK & TRUST
By:    /s/ Sean Reilly
Name:    Sean Reilly
Title:    Vice President

Signature Page to
Eighth Loan Modification Agreement

Schedule 1
Guarantor Covenant Compliance Certificate
(attached)
Schedule 1 to
Eighth Loan Modification Agreement

Schedule 2
Post Closing Conditions

Description of Item:	To Be Accomplished By:
1.Borrowers shall transfer all funds in the Cash Sweep Collateral Account in place immediately prior to the Effective Date (the “Existing Cash Sweep Collateral Account”) to the Cash Sweep Collateral Account established in connection with this Agreement (the “New Cash Sweep Collateral Account”).
30 days after the Effective Date
2.Borrowers shall deliver to Administrative Agent a deposit account control agreement with respect to the New Cash Sweep Collateral Account and the Portfolio Account, each duly executed by the applicable Borrower and the applicable Depository Bank.
30 days after the Effective Date
3.Borrowers shall deliver to Administrative Agent a subordination agreement (or amendment to an existing subordination agreement) with respect to each of the following, each duly executed by the applicable Borrower and property manager or leasing agent:
a.RBC Plaza Property Management Agreement
b.RBC Plaza Leasing Services Agreement
c.Sterling Plaza Leasing Services Agreement
d.Towers at Emeryville Leasing Services Agreement
30 days after the Effective Date
4.Borrowers shall close the Existing Cash Sweep Collateral Account.	60 days after the Effective Date
5.Borrowers shall use commercially reasonable efforts to cause each step set forth in Annex A attached hereto to be completed to the satisfaction of Administrative Agent and with such evidence as Administrative Agent may reasonably require, such that all of the Pledged Equity Interests constituting security entitlements relating to Prime Shares shall be subject to first priority and perfected Liens in favor of Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Prime Pledge Agreements.
60 days after the Effective Date
Schedule 2 to
Eighth Loan Modification Agreement

6.With respect to the Prime Pledge Agreements, Administrative Agent shall have received (x) favorable opinions of counsel to Prime Pledgor, addressed to Administrative Agent and each Lender, as to such matters, and otherwise in form and substance, acceptable to Administrative Agent and the Lenders, and (y) a favorable opinion of local counsel to Prime Pledgor in Singapore, addressed to Administrative Agent and each Lender, as to such matters, and in form and substance, acceptable to Administrative Agent and the Lenders
Execution and delivery of the Prime Pledge Agreements
7.Borrowers shall pay Administrative Agent all fees, commissions, costs, charges, taxes and other expenses incurred by Administrative Agent and its counsel in connection with the Prime Pledge Agreements (including, but not limited to, reasonable fees and expenses of Administrative Agent’s counsel, including local Singapore counsel, and all recording fees, taxes and c
Execution and delivery of the Prime Pledge Agreements
8.Borrowers shall deliver to Administrative Agent executed estoppels from tenants of each Property with respect to at least seventy-five percent (75%) of the leased area of such Property as of the Effective Date (inclusive of all estoppels delivered on or before the Effective Date in connection with this Agreement), in such form as may be required under the existing leases and otherwise acceptable to the Administrative Agent in its reasonable discretion
60 days after the Effective Date
9.Borrowers shall (a) open a new Property Account maintained at Bank of America for the Legacy Town Center Property, (b) send Tenant Direction Notices to all tenants at the Legacy Town Center Property directing such tenants to deposit rent payments in the new Property Account and direct the property manager to deposit all revenues into the new Property Account, and (c) deliver to Administrative Agent a deposit account control agreement with respect to such Property Account, duly executed by the Legacy Town Center Borrower and the applicable Depository Bank.
90 days after the Effective Date
10.Borrowers shall close the existing property account for the Legacy Town Center Property	90 days after opening the new Property Account for the Legacy Town Center Property pursuant to item 7 above
Schedule 2 to
Eighth Loan Modification Agreement

11.Borrowers shall close all accounts of the Borrowers (other than the Controlled Accounts) not otherwise specifically mentioned herein.	90 days after the Effective Date
12.Borrowers shall use commercially reasonable efforts to obtain and deliver to Administrative Agent an executed subordination, non-disturbance and attornment agreement, in form and substance acceptable to Administrative Agent, from each tenant as of the Effective Date either occupying greater than 20,000 square feet or whose lease (or memorandum thereof) has been recorded or contains an option to purchase the applicable Property, to the extent such tenant has not previously delivered an executed subordination, non-disturbance and attornment agreement to Administrative Agent with respect to such lease.
120 days after the Effective Date
Schedule 2 to
Eighth Loan Modification Agreement

Schedule 2
Annex A
Security Over Units in Prime US REIT
(attached)
Schedule 2 to
Eighth Loan Modification Agreement

Exhibit A
Conformed Loan Agreement
(attached)
Exhibit A to
Eighth Loan Modification Agreement

Executed Version

AMENDED AND RESTATED LOAN AGREEMENT
by and among
KBSIII 60 SOUTH SIXTH STREET, LLC, KBSIII PRESTON COMMONS, LLC, KBSIII STERLING PLAZA, LLC, KBSIII TOWERS AT EMERYVILLE, LLC, KBSIII TEN ALMADEN, LLC, and KBSIII LEGACY TOWN CENTER, LLC, each a Delaware limited liability company, collectively, as Borrower
and
BANK OF AMERICA, N.A.,
a national banking association, as Administrative Agent
and
The Other Financial Institutions Party Hereto
Dated as of November 3, 2021
As conformed through the Eighth Loan Modification Agreement, dated as of February 6, 2025
BOFA SECURITIES, INC., as Joint Lead Arranger and Joint Bookrunner
WELLS FARGO SECURITIES, LLC, as Joint Lead Arranger and Joint Bookrunner
CAPITAL ONE, NATIONAL ASSOCIATION, as Joint Lead Arranger, Joint Bookrunner and Documentation Agent
WELLS FARGO BANK, N.A., as Syndication Agent

Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

v

AMENDED AND RESTATED LOAN AGREEMENT
THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is by and among each lender from time to time a party hereto (individually, a “Lender” and collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association as Administrative Agent, and KBSIII 60 SOUTH SIXTH STREET, LLC, a Delaware limited liability company (“RBC Plaza Borrower”), KBSIII PRESTON COMMONS, LLC, a Delaware limited liability company (“Preston Commons Borrower”), KBSIII STERLING PLAZA, LLC, a Delaware limited liability company (“Sterling Plaza Borrower”), KBSIII TOWERS AT EMERYVILLE, LLC, a Delaware limited liability company (“Towers at Emeryville Borrower”), KBSIII TEN ALMADEN, LLC, a Delaware limited liability company (“Ten Almaden Borrower”), and KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company (“Legacy Town Center Borrower”; RBC Plaza Borrower, Preston Common Borrower, Sterling Plaza Borrower, Towers at Emeryville Borrower, Ten Almaden Borrower, and Legacy Town Center Borrower shall be hereinafter referred to, individually, as a “Borrower” and, collectively, jointly and severally, as “Borrowers”), who agree as follows:
RECITALS
A.Borrowers, KBSIII ONE WASHINGTONIAN, LLC, a Delaware limited liability company (“One Washingtonian Office Tower Borrower”), KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“500 West Madison Tower Borrower”), Lenders and Administrative Agent are parties to that certain Loan Agreement, dated as of November 3, 2017, as amended by a Loan Extension and Modification Agreement, dated as of November 3, 2020 (as amended, the “Original Loan Agreement”). Pursuant to Section 9.29(c) of the Original Loan Agreement, One Washingtonian Office Tower Borrower and 500 West Madison Tower Borrower have each been released from their respective obligations as a Borrower under the Loan Documents to the extent provided therein.
B.Borrowers, Lenders and Administrative Agent desire to amend and restate their respective rights, duties and obligations under the Original Loan Agreement pursuant to the terms hereof.
NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:
ARTICLE 1 – THE LOAN
1.1General Information and Exhibits. This Agreement includes all of the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes. Borrowers and Lenders agree that if any Exhibit attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

X	Exhibit “A”	–	Legal Description of the Land
X	Exhibit “B”	–	Definitions
X	Exhibit “C”	–	Conditions Precedent to Closing
X	Exhibit “D”	–	Leasing and Tenant Matters

X	Exhibit “E”	–	Assignment and Assumption
X	Exhibit “F”	–	Promissory Note
X	Exhibit “G”	–	Schedule of Lenders
X	Exhibit “H”	–	Controlled Accounts
X	Exhibit “I”	–	Reserved
X	Exhibit “J”	–	Form of Draw Request
X	Exhibit “K-1”	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
X	Exhibit “K-2”	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
X	Exhibit “K-3”	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
X	Exhibit “K-4”	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
X	Exhibit “L”	–	Form of Secured Party Designation Notice
X	Exhibit “M”	–	Reserved
X	Exhibit “N”	–	Borrowers’ Remittance Instructions
X	Exhibit “O”	–	Borrowers’ Instruction Certificate
X	Exhibit “P”	–	Form of Compliance Certificate
X	Exhibit “Q”	–	Specified Leases
X	Exhibit “R”	–	Specified Capital Improvements
The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit “B”. This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Administrative Agent and the Lenders, evidence the agreements of Borrowers and Lenders with respect to the Loan. Borrowers shall comply with all of the Loan Documents.
1.2Purpose. From and after the Eighth Modification Date, all Additional Loan Proceeds shall only be used to pay or, provided such costs were not paid out of actual gross revenues of Borrowers attributable to the Properties, reimburse the applicable payor for (A) Approved TILC Costs, (B) Approved Capex Costs, and (C) taxes and insurance attributable to the Properties (collectively, the “Permitted Uses”); provided, however, Borrowers shall not in any case directly or indirectly use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent or otherwise) of Sanctions.
1.3Commitment to Lend; Additional Availability; Increase in Commitments.
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

1.3.1Commitment to Lend. Borrowers agree, on a joint and several basis, to borrow from each Lender, and each Lender severally agrees to make advances of its Pro Rata Share of the Loan proceeds to Borrowers in amounts at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Loan and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement and Exhibit “C”. Each Lender shall fund its Pro Rata Share of each advance of Loan proceeds under this Agreement, provided, however, that no Lender will be required to make an advance in any amount which, when aggregated with all prior advances made by such Lender, would exceed such Lender’s then current Commitment. Lenders’ Commitments to lend shall expire and terminate automatically (a) if the Loan is prepaid in full, (b) upon the occurrence of a Default, and (c) on the Maturity Date. The Loan is not a revolving loan, and amounts repaid may not be re-borrowed.
1.3.2Existing Term Loan. As of the Eighth Modification Date and prior to the disbursement of Additional Loan Proceeds on the Eight Modification Date, if any, the outstanding principal balance is $465,913,173.94 (the “Existing Term Loan”). Borrowers acknowledge and agree that, as of the Eighth Modification Date, there are no offsets, claims, counterclaims, cross-claims or defenses of Borrowers with respect to the Existing Term Loan or the Obligations. Borrower shall not request, and Lenders shall have no obligation, to make any further advances of the Existing Term Loan. The Existing Term Loan is not a revolving loan, and may not be re-borrowed.
1.3.3Additional Availability. From and after the Eighth Modification Date and until the Maturity Date, Borrowers may borrow amounts constituting Additional Loan Proceeds under this Agreement, so long as (x) the requested advance does not exceed the then applicable Additional Availability, and (y) the outstanding principal balance of the Loan does not exceed the amount of the Aggregate Commitments. Additional Loan Proceeds are not revolving loans and may not be re-borrowed. Additional Loan Proceeds shall be disbursed to Borrowers (but not more frequently than three (3) disbursements per month), subject to the following terms and conditions:
(a)no Default or Potential Default shall exist;
(b)Administrative Agent shall have approved (such approval not to be unreasonably withheld or conditioned) a Draw Request signed by an Authorized Signer, which Draw Request shall be delivered not less than six (6) Business Days prior to the requested advance (other than the Draw Request to be made on the Eighth Modification Date), and shall (i) specify the Permitted Uses to be funded by the requested Additional Loan Proceeds and the amount required to fund such Permitted Uses, (ii) specify the amount of requested Additional Loan Proceeds, which shall not exceed an amount equal to (A) the amount required to fund such Permitted Uses, minus (B) prior to the first sale of a Property after the Eighth Modification Date in accordance with Section 9.31, any funds in the Cash Sweep Collateral Account (excluding funds already allocated for Pending Disbursements and excluding amounts allocated to the Subaccounts) in excess of $2,000,000, minus (C) any balances held in separate pledged accounts (including but not limited to the Subaccounts) that have been earmarked for such Permitted Uses, and (iii) if such Draw Request is delivered prior to the first sale of a Property after the Eighth Modification Date in accordance with Section 9.31, to the extent there are any funds in the Cash Sweep Collateral Account (excluding funds already allocated for Pending Disbursements) in excess of $2,000,000,
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

include a concurrent Draw Request for a Cash Sweep Disbursement (in accordance with Section 4.25) in an amount at least equal to such excess;
(c)Administrative Agent shall not have suspended (or such suspension, if any, shall not then exist) the disbursements of Additional Loan Proceeds for a failure of the Properties to satisfy the Ongoing Debt Service Coverage Ratio in accordance with Section 4.22;
(d)Borrowers’ representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the date of the Draw Request and, unless Administrative Agent is notified to the contrary prior to the disbursement of the advance requested, will be so on the date of the disbursement;
(e)after giving effect to the requested disbursement, Borrowers shall have satisfied a Disbursement Debt Service Coverage Ratio of not less than the Minimum Required Disbursement Debt Service Coverage Ratio, as evidenced by a compliance certificate delivered by Borrowers to Administrative Agent in accordance with Section 4.8(f); and
(f)the amount of the requested disbursement shall not (A) exceed the Additional Availability or (B) when added to the outstanding principal balance of the Loan, exceed the amount of the Aggregate Commitments.
The Lenders shall fund any disbursement of Additional Loan Proceeds within five (5) Business Days of the satisfaction of the foregoing conditions, subject to satisfaction of and in accordance with the provisions of Section 1.3.4.
1.3.4Disbursements of Additional Loan Proceeds.
(a)Following receipt of a Draw Request, Administrative Agent shall promptly provide each Lender with a copy of such Draw Request. Administrative Agent shall notify each Lender telephonically (with confirmation by electronic mail) or by electronic mail (with confirmation by telephone) not later than 1:00 p.m. Administrative Agent’s Time one (1) Business Day prior to the advance Funding Date, of its Pro Rata Share of the amount Administrative Agent has determined shall be advanced in connection therewith (the “Advance Amount”). In the case of an advance of Additional Loan Proceeds, each Lender shall make the funds for its Pro Rata Share of the Advance Amount available to Administrative Agent not later than 11:00 a.m. Administrative Agent’s Time on the Funding Date thereof. After Administrative Agent’s receipt of the Advance Amount from Lenders, Administrative Agent shall make Additional Loan Proceeds in an amount equal to the Advance Amount (or, if less, such portion of the Advance Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Borrowers on the applicable Funding Date by advancing such funds to Borrowers.
(b)Unless Administrative Agent shall have received notice from a Lender prior to 12:00 p.m. (Administrative Agent’s Time) on the proposed advance Funding Date that such Lender will not make available to Administrative Agent such Lender’s Pro Rata Share of such Advance Amount, Administrative Agent may assume that such Lender has made such Pro Rata Share available in accordance with, and at the time required by Subsection (a) of this Section) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

event, if a Lender has not in fact made its Pro Rata Share of the Advance Amount available to Administrative Agent, then the applicable Lender severally agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing. If such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its Pro Rata Share of the applicable Advance Amount to Administrative Agent, then the amount so paid shall constitute such Lender’s Pro Rata Share of such Advance Amount. A notice of Administrative Agent to any Lender with respect to any amount owing under this Subsection shall be conclusive, absent manifest error.
(c)If any Lender makes available to Administrative Agent funds for any Loan advances to be made by such Lender as provided in the foregoing provisions of this Section, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Loan advance set forth in Section 1.3.3 are not satisfied in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)The obligations of Lenders hereunder to make Loan advances and to make payments pursuant to Section 8.7 are several and not joint. The failure of any Lender to make any Loan advance or to make any payment under Section 8.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan advance or to make its payment under Section 8.7.
(e)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan advance in any particular place or manner.
1.4Interest Rate. The unpaid principal balance of the Loan from day to day outstanding which is not past due, shall bear interest at a rate of interest per annum equal to the Monthly SOFR Rate, computed as provided in Section 1.4.3 below. The Monthly SOFR Rate shall be adjusted on each Interest Rate Change Date. The Monthly SOFR Rate shall remain fixed until the next Interest Rate Change Date.
1.4.1Intentionally Omitted.
1.4.2Intentionally Omitted.
1.4.3Computations and Determinations; Conforming Changes. All computations of interest for the Base Rate (to the extent applicable) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees
Amended and Restated Loan Agreement
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or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each advance of the Loan for the day on which the advance is made, and shall not accrue on an advance, or any portion thereof, for the day on which the advance or such portion is paid so long as the payment is made in compliance with Section 1.7(a), provided that any advance that is repaid on the same day on which it is made shall bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The books and records of Administrative Agent shall be conclusive evidence, in the absence of manifest error, of all sums owing to Lenders from time to time under the Loan Documents, but the failure to record any such information shall not limit or affect the obligations of Borrowers under the Loan Documents. With respect to SOFR or Monthly SOFR or any Successor Rate, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrowers and the Lenders reasonably promptly after such amendment becomes effective. Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to Borrowers. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.4.4Late Charge. If Borrowers shall fail to make any payment due hereunder or under the terms of any Note (other than the Principal Debt due on the Maturity Date) within fifteen (15) days after the date such payment is due, Borrowers shall pay to Administrative Agent on demand a late charge equal to four percent (4%) of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment. This charge shall be in addition to, and not in lieu of, any other amount that Lenders may be entitled to receive or action that Administrative Agent and Lenders may be authorized to take as a result of such late payment, including any other remedy Lenders may have and any fees and charges of
Amended and Restated Loan Agreement
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any agents or attorneys which Administrative Agent or, subject to the provisions of Section 4.15, Lenders may employ upon the occurrence of a Default, whether authorized herein or by Law.
1.4.5Default Rate. After the occurrence and during the continuance of a Default (including the expiration of any applicable cure period), upon the request of the Required Lenders, Administrative Agent, without notice or demand, may raise the rate of interest accruing on the Principal Debt under any Loan Document to the lesser of (i) the maximum non-usurious rate of interest allowed under applicable law, or (ii) three hundred (300) basis points above the rate of interest otherwise applicable (“Default Rate”), independent of whether Administrative Agent accelerates the Principal Debt under any Loan Document.
1.5Prepayment.
(a)Borrowers may, upon notice to Administrative Agent, at any time or from time to time, voluntarily prepay the outstanding Principal Debt, in whole or in part without premium or penalty, but subject to compliance with Section 1.5(c) and 2.6, provided that: (i) such notice must be in a form acceptable to Administrative Agent and be received by Administrative Agent not later than 11:00 a.m. Administrative Agent’s Time (A) two (2) Business Days prior to any date of prepayment of Monthly SOFR Principal, (B) and on the date of prepayment of any Base Rate Principal, if any; and (ii) any prepayment of Monthly SOFR Principal shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount of the Loan then outstanding. Each such notice shall specify the date and amount of such prepayment. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of the Loan shall be accompanied by all accrued interest on the amount prepaid, together with any other sums which have become due to Administrative Agent and Lenders under the Loan Documents on or before the date of prepayment but have not been paid. Subject to Section 8.13, each such prepayment shall be applied to the Loan obligations owing to the Lenders in accordance with their respective Pro Rata Shares. Notwithstanding anything to the contrary in this Agreement or any Loan Document, if an Event of Default shall have occurred and be continuing as of the date that any prepayment is made, Administrative Agent may apply such prepayment to all or such portions of the Indebtedness as Administrative Agent determines in its sole discretion.
(b)No yield maintenance premium or other premium or penalty shall be due in connection with any prepayment made pursuant to this Section 1.5, provided that Borrowers shall pay to Administrative Agent, concurrently with such prepayment, all Consequential Losses, and all other sums due pursuant to the Loan Documents in connection with such prepayment.
(c)Notwithstanding the foregoing or anything else to the contrary in this Agreement or the other Loan Documents, the Exit Fee shall be payable on the Maturity Date, any earlier date on which the Obligations are prepaid in full, or as otherwise required under the Fee Letter, in such amounts as required under the Fee Letter. For the avoidance of doubt, no portion of the Exit Fee shall be payable upon any mandatory partial prepayment or partial prepayment.

Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

1.6Payment Schedule and Maturity Date.
1.6.1The entire principal balance of the Loan then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents, including but not limited to the Exit Fee, shall be due and payable in full on the Maturity Date. Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the first (1st) Business Day of each month.
1.6.2Without limiting the foregoing or Section 1.6.3(e), Borrowers shall prepay the principal balance of the Loan, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents, in accordance with Section 1.5 as and when required to cause the Principal Debt and Additional Availability to be no greater than (a) on or before December 31, 2025, $420,000,000, (b) on or before December 31, 2026, $300,000,000, and (c) on or before December 31, 2027, $150,000,000.
1.6.3Subject in each instance to the following conditions being satisfied by Borrowers at Borrowers’ sole expense, Borrowers may extend the Stated Maturity Date up to two (2) times, to First Extended Stated Maturity Date and the Second Extended Stated Maturity Date, respectively:
(a)Borrowers shall have delivered to Administrative Agent a written notice of Borrowers’ election to extend the Stated Maturity Date no later than sixty (60) days, but no earlier than one hundred twenty (120) days, prior to the then current Stated Maturity Date;
(b)no Default or Potential Default shall have occurred and then be continuing as of (i) the date of Borrower’s notice of election to extend the Stated Maturity Date or (ii) then current Stated Maturity Date;
(c)Administrative Agent shall have received and approved the most recent Acceptable Appraisal of each Property (which Acceptable Appraisals must be dated no more than six (6) months prior to the then current Stated Maturity Date, unless the Administrative Agent and the Required Lenders agree in their discretion to accept an Acceptable Appraisal that is dated no more than twelve (12) months prior to the then current Stated Maturity Date for this purpose);
(d)not later than the then current Stated Maturity Date, (i) the extension shall have been documented to Administrative Agent’s satisfaction ; and (ii) Administrative Agent shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as reasonably required by Administrative Agent (provided that such endorsements are generally issued by title companies in the applicable jurisdiction);
(e)the sum of the Principal Debt and Additional Availability as of the then current Stated Maturity Date is less than or equal to (i) with respect to the first such extension, $300,000,000, and (ii) with respect to the second such extension, $150,000,000;
(f)with respect to the second such extension, if the Additional Availability as of the then current Stated Maturity Date exceeds the amount of Additional Availability then allocated for
Amended and Restated Loan Agreement
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Pending Disbursements, the Additional Availability shall be reduced to any amount equal to the Additional Availability then allocated for Pending Disbursements;
(g)as of the then current Stated Maturity Date, Borrowers shall have satisfied an Ongoing Debt Service Coverage Ratio of at least (i) with respect to the first such extension, 1.20:1.00 and (ii) with respect to the second such extension, 1.40:1.00, as evidenced by a compliance certificate delivered by Borrowers to Administrative Agent in accordance with Section 4.8(f);
(h)at the time of such extension and based on the most recent Acceptable Appraisals (as more particularly described in clause (c), above) obtained by Administrative Agent, the Properties then subject to the lien of a Security Instrument shall have a Loan-to-Value Ratio of less than or equal to (i) with respect to the first such extension, ninety-five percent (95%) and (i) with respect to the second such extension, seventy-five percent (75%);
(i)at least forty-five (45) days prior to the then current Stated Maturity Date, Borrowers shall deliver to Administrative Agent, for review and approval by Administrative Agent and the Required Lenders (such approval not to be unreasonably withheld, conditioned or delayed), a comprehensive financial model and cash flow projection of sources and uses (inclusive of all operating expenses, taxes, debt service payments, loan fees, capital expenditures (including for landlord’s work, tenant improvement allowances, other leasing inducement and leasing commissions) and all other costs projected to be incurred with respect to the Properties for the applicable extension term, in form and substance reasonably satisfactory to Administrative Agent and the Required Lenders in their reasonable discretion and in at least the same detail with respect to the Properties as the cash flow analysis and plan that was delivered by Borrowers to Administrative Agent on or about December 20, 2024, which financial model and projection shall identify whether or not the Dedicated Sources will be sufficient, after giving effect to sales of Properties (or liquidation of other assets (i) in which Administrative Agent, directly or indirectly, holds a perfected security interest as Collateral or (ii) in the case of any asset for which Administrative Agent does not hold a perfected security interest, for which a covenant accepted by Administrative Agent and the Required Lenders requires an Affiliate of Borrowers to apply the proceeds from the sale of such asset towards the uses projected in such model) that are projected in such model to occur during each such term and the application of the projected net sales proceeds therefrom in accordance with this Agreement or such accepted covenant, will be sufficient to fund all of the uses that are projected in such model;
(j)if sources in addition to the Dedicated Sources will be necessary to fund all of the uses that are projected in the financial model and projection described in clause (i) above, then Borrowers shall have delivered to Administrative Agent, for deposit in the Cash Sweep Collateral Account (or other controlled account if directed by Administrative Agent), an amount in cash sufficient to fund (together with the Dedicated Sources) the uses that are projected in such model;
(k)current financial statements regarding each Borrower and Guarantor as and when required under Section 4.8 shall have been submitted to Administrative Agent, and there shall not have occurred, in the reasonable opinion of Administrative Agent, any material adverse change in the business or financial condition of any Borrower, Guarantor, or in any Property or in any other
Amended and Restated Loan Agreement
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state of facts submitted to Administrative Agent in connection with the Loan Documents, from that which existed on the Eighth Modification Date;
(l)Borrowers shall have paid to Administrative Agent, for the Pro Rata benefit of the Lenders, an extension fee equal to twenty-five (25) basis points on the Aggregate Commitments as of the then current Stated Maturity Date (after giving effect to any reduction in the Aggregate Commitments pursuant to clause (e) above or otherwise); and
(m)whether or not the extension becomes effective, Borrowers shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent in connection with the proposed extension (pre- and post-closing), including appraisal fees and reasonable attorneys’ fees actually incurred by Administrative Agent; all such costs and expenses incurred up to the time of Administrative Agent’s written agreement to the extension shall be due and payable on or prior to Administrative Agent’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent), and any future failure to pay such amounts shall constitute a Default.
1.7Payments.
(a)All payments by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in U.S. Dollars and in immediately available funds not later than 12:00 p.m. (Administrative Agent’s Time) on the date specified herein. Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 12:00 p.m. (Administrative Agent’s Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)For the avoidance of doubt, Administrative Agent will distribute payments to each Lender, (i) on the date of receipt, if Administrative Agent receives such funds on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on the Business Day following the date of receipt, if Administrative Agent receives such funds after 12:00 p.m. (Administrative Agent’s Time). If Administrative Agent fails to timely pay any amount to any Lender in accordance with this Section 1.7, Administrative Agent shall pay to such Lender interest on such amount at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, for each day from the day such amount was to be paid until it is paid to such Lender. Unless Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. With respect to any payment
Amended and Restated Loan Agreement
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that Administrative Agent makes for the account of Lenders hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrowers have not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)A notice of Administrative Agent to any Lender or to any Borrower with respect to any amount owing under this Section 1.7 shall be conclusive, absent manifest error.
1.8Evidence of Debt. Amounts of the Loan funded by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive, in the absence of manifest error, of the amounts of the Loan funded by Lenders to Borrowers, the interest and payments thereon, and all other sums owing to Administrative Agent and each Lender from time to time under the Loan Documents. Any failure to so record such information or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Indebtedness or the obligations of any Property under the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Each Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto.
1.9Other Fees.
1.9.1Exit Fee. Borrowers shall pay Administrative Agent, for the ratable benefit of the Lenders, the Exit Fee as and when required under the Fee Letter, which Exit Fee is in the amount of $5,202,282.94 (which amount includes the deferred upfront fee set forth in the Fee Letter), is fully earned as of the Eighth Modification Date, and payable on the earliest of (a) the Maturity Date, (b) any earlier date on which the Commitments are cancelled and the entire outstanding amount of the Loan becomes due and payable, whether by acceleration (including upon a bankruptcy filing) or otherwise and (c) any earlier date on which the Loan is paid in full and terminated.
1.9.2Fee Letter. Without limiting the foregoing, Borrowers shall pay all fees payable by Borrowers under the Fee Letter, as and when required thereunder.
Amended and Restated Loan Agreement
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ARTICLE 2 – TAXES, YIELD PROTECTION, UNAVAILABILITY AND ILLEGALITY
2.1Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of Administrative Agent) require the deduction or withholding of any Tax from any such payment by Administrative Agent or any Borrower, then Administrative Agent or such Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 2.1(e).
(ii)If any Borrower or Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 2.1(e), (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Borrower, as applicable, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)If any Borrower or Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 2.1(e), (B) such Borrower or Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by Borrowers. Without limiting the provisions of Section 2.1(a) above, Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent or any Lender reimburse
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Administrative Agent or such Lender within fifteen (15) days after demand for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i)Each Borrower shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each Borrower shall, and does hereby indemnify Administrative Agent, and shall make payment in respect thereof within fifteen (15) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to Administrative Agent as required pursuant to Section 2.1(c)(ii).
(ii)Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within fifteen (15) days after demand therefor, (A) Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Borrower to do so), (B) Administrative Agent and each Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(d) relating to the maintenance of a Participant Register and (C) Administrative Agent and each Borrower against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or any Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender as the case may be, under this Agreement or any other Loan Document against any amount due to Administrative Agent under this Section 2.1(c)(ii).
(d)Evidence of Payments. Upon written request by any Borrower or Administrative Agent, as the case may be, after any payment of Taxes by any Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 2.1, such Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing
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such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrowers and Administrative Agent, at the time or times reasonably requested by any Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by any Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by any Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by any Borrower or Administrative Agent as will enable such Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A), (B) and (D) of Section 2.1(e)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to Borrowers and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of any Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of any Borrower or Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption
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from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit “K-1” to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS W-8BENE (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit “K-2” or Exhibit “K-3”, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit “K-4” on behalf of each such direct and indirect partner.
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of any Borrower or Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrowers or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or
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1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by any Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or Administrative Agent as may be necessary for any Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers and Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers with respect to which any Borrower has paid additional amounts pursuant to this Section 2.1, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Borrower under this Section 2.1 with respect to the Taxes giving right to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the written request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.1(f), in no event will the applicable Recipient be required to pay any amount to any Borrower pursuant to this Section 2.1(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.1(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(g)Intentionally Omitted.
(h)Survival. Each party’s obligations under this Section 2.1 shall survive the resignation or replacement of Administrative Agent, or the assignment of rights by, or the
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replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.
2.2Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loan advances whose interest is determined by reference to SOFR or Monthly SOFR, or to determine or charge interest rates based upon SOFR or Monthly SOFR, then, upon notice thereof by such Lender to Borrowers (through Administrative Agent), any obligation of such Lender to maintain Monthly SOFR Principal shall be suspended, in each case until such Lender notifies Administrative Agent and Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice and demand from such Lender (with a copy to Administrative Agent), Borrowers at their option shall either prepay or convert all Monthly SOFR Principal owed to such Lender to Base Rate Principal; provided, however, if and to the extent such Lender has determined that a Law has made it unlawful to convert all such Monthly SOFR Principal to Base Rate Principal, or any Governmental Authority has asserted that such a conversion is unlawful, Borrowers shall, upon demand from such Lender (with a copy to Administrative Agent), prepay all such Monthly SOFR Principal owed to such Lender. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts, if any, required pursuant to Section 2.6.
2.3Inability to Determine Rates. If (a) Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate for Monthly SOFR has been determined in accordance with Section 2.4, and the circumstances under Section 2.4(a) or the Scheduled Unavailability Date has occurred (as applicable) with respect to SOFR or Monthly SOFR, or (ii) adequate and reasonable means do not exist for determining SOFR or Monthly SOFR for any determination date(s) or requested payment period, as applicable, with respect to any proposed or existing advance of the Loan; or (b) Administrative Agent or Required Lenders determine that for any reason that Monthly SOFR for any determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding or maintaining any proposed or existing advance of the Loan, Administrative Agent will promptly so notify Borrowers and each Lender. Thereafter, the obligation of Lenders to maintain Monthly SOFR Principal shall be suspended, in each case until Administrative Agent, or, in the case of a determination by Required Lenders described in clause (b) above, until Administrative Agent, upon instruction of Required Lenders, revokes such notice. Upon receipt of such notice, (1) Borrowers may revoke any pending request for a borrowing at the Monthly SOFR Rate (to the extent of the affected Loan advances) or, failing that, will be deemed to have converted such request into a request to borrow at the Base Rate if no election is made by Borrowers by the date that is three (3) Business Days after receipt of such notice and (2) all amounts from day to day outstanding which are not past due shall bear interest at the Base Rate.
2.4Successor Rate.
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrowers or Required Lenders notify Administrative Agent (with, in the case of
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Required Lenders, a copy to Borrowers) that Borrowers or Required Lenders (as applicable) have determined, that:
(a)adequate and reasonable means do not exist for ascertaining Monthly SOFR, including, without limitation, because one (1) month interest periods of the Term SOFR Screen Rate are not available or published on a current basis and such circumstances are unlikely to be temporary; or
(b)the Applicable Authority has made a public statement identifying a specific date after which one (1) month interest periods of term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of U.S. Dollar-denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide such representative one (1) month interest periods of term SOFR after such specific date (the latest date on which one (1) month interest periods of term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by Administrative Agent (any such date, the “Monthly SOFR Replacement Date”), which date shall be on an Interest Rate Change Date or on the relevant interest payment date for interest calculated, as applicable, and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Monthly SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Monthly SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Successor Rate then in effect, then in each case, Administrative Agent and Borrowers may amend this Agreement and the other Loan Documents solely for the purpose of replacing Monthly SOFR or any then current Successor Rate in accordance with this Section 2.4 on an Interest Rate Change Date or on the relevant interest payment date for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. Dollar-denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. Administrative Agent’s Time on the fifth (5th) Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrowers unless, prior to such
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time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to such amendment.
Administrative Agent will promptly (in one or more notices) notify Borrowers and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0.00%), the Successor Rate will be deemed to be zero percent (0.00%) for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
2.5Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement );
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense affecting this Agreement or any Note or Monthly SOFR Advances made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan advance (or of maintaining its obligation to maintain any such Loan advance), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

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(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, any Note, the Commitments of such Lender or the advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.4(a) or Section 2.4(b) and delivered to Borrowers shall be conclusive absent manifest error. Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)Delay in Responses. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.4 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof). Subject to the foregoing, all of Borrowers’ obligations under this Section shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release, enforcement or termination of this Agreement or of any other Loan Documents.
2.6Compensation for Losses. Within ten (10) days of written demand by any Lender (with a copy to Administrative Agent) from time to time (and at the time of any prepayment), Borrowers shall compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it (collectively, “Consequential Losses”) as a result of:
(a)any continuation, conversion, payment or prepayment of any Principal Debt bearing interest at a Monthly SOFR Rate or, if applicable, a Successor Rate on a day other than the last day of the interest period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, including, but not limited to, acceleration upon any transfer or conveyance of any right, title or interest in the Property giving Administrative Agent on behalf of Lenders the right to accelerate the maturity of the Loan);
(b)any failure by Borrowers (for a reason other than the failure of such Lender to make an advance at a Monthly SOFR Rate or, if applicable, a Successor Rate) to prepay, continue or convert any Principal Debt bearing interest at a Monthly SOFR Rate or, if applicable, a Successor
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Rate on the date or in the amount notified by Borrowers in any rollover/conversion notice or otherwise; or
(c)any assignment of Principal Debt bearing interest at a Monthly SOFR Rate or, if applicable, a Successor Rate other than on the last day of the interest period therefor as a result of a request by Borrowers pursuant to Section 9.11;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Principal Debt bearing interest at a Monthly SOFR Rate or, if applicable, a Successor Rate or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
The amounts payable under this Section shall never be less than zero or greater than is permitted by applicable Law. For the avoidance of doubt, no amounts will be owing under this Section in connection with the prepayment of any Base Rate Principal, if applicable, or any Principal Debt bearing interest at a Daily Simple SOFR-related rate (if any).
2.7Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any advance to Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of Borrower to repay the advance in accordance with the terms of this Agreement. If any Lender requests compensation under Section 2.5, or requires Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.1, or if any Lender gives a notice pursuant to Section 2.2, then at the written request of Borrowers such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.1 or 2.5 in the future, or eliminate the need for the notice pursuant to Section 2.2, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be. Borrowers hereby agree to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment within ten (10) days of written demand of such Lender.
(b)Replacement of Lenders. If any Lender requests compensation under Section 2.5, or if Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.7(a), Borrowers may replace such Lender in accordance with Section 9.11.
2.8Survival. All of Borrowers’ obligations under this Article 2 shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations, and shall not be waived by
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any delay by Administrative Agent or Lenders in seeking payment and performance of such obligations of Borrower under this Article 2.
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ARTICLE 4 – AFFIRMATIVE COVENANTS
Each Borrower covenants as of the Closing Date and until such time as all Obligations shall be paid and performed in full, that:
4.1Compliance with Laws; Use of Proceeds. Each Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting such Borrower or the Property of such Borrower. Borrowers shall use all proceeds of the Loan for business purposes which are not in contravention of any Law or any Loan Document.
4.2Inspections; Cooperation. Each Borrower shall permit representatives of Administrative Agent to enter upon the Land of such Borrower, to inspect the Improvements of such Borrower and any and all materials to be used in connection with any construction at the Property of such Borrower, including any construction of tenant improvements, to examine all detailed plans and shop drawings and similar materials as well as all books and records of such Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements of such Borrower with representatives of such Borrower. Each Borrower shall at all times cooperate and use commercially reasonable efforts to cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Administrative Agent in connection with or in aid of the performance of Administrative Agent’s functions under this Agreement. Except in the event of an emergency, Administrative Agent shall give a Borrower at least twenty-four hours’ notice by telephone in each instance before entering upon the Land of such Borrower and/or exercising any other rights granted in this Section.
4.3Payment and Performance of Contractual Obligations. Subject to the terms of Section 5.1 of the Security Instruments, each Borrower shall perform in a timely manner all of its obligations under any and all contracts and agreements (in accordance with the terms thereof) related to any construction activities at the Property of such Borrower or the maintenance or operation of the Improvements of such Borrower, and such Borrower will pay before they become delinquent all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within thirty (30) days after the filing of any mechanic’s lien or other lien or encumbrance against the Property of any Borrower, such Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Administrative Agent’s and Lenders’ security has been protected by the filing of a bond or otherwise in a manner reasonably satisfactory to Administrative Agent in its reasonable discretion, each Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that such Borrower does so diligently and without prejudice to Administrative Agent or any Lender or delay in completing construction of any tenant improvements.
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4.4Insurance. Each Borrower shall maintain the following insurance at its sole cost and expense:
(a)Insurance against Casualty to the Property of such Borrower under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Administrative Agent as the mortgagee and loss payee. Unless otherwise agreed in writing by Administrative Agent, such insurance shall be for the full insurable value of such Property on a replacement cost basis, with a deductible amount, if any, reasonably satisfactory to Administrative Agent. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of such Property, including tenant improvements (excluding excavation costs and costs of underground flues, pipes, drains and other uninsurable items). For purposes of the foregoing requirements, the policy coverages and amounts existing at the closing of the Loan shall satisfy the property insurance requirements in effect as of the Closing Date.
(b)Commercial (also known as comprehensive) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Administrative Agent with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Administrative Agent as an additional insured.
(c)Workers’ compensation insurance for all employees of such Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Administrative Agent.
(d)During any period of construction of tenant improvements, each Borrower shall maintain, or cause others to maintain, such insurance as may be required by Administrative Agent of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of materials stored at or upon the Property of such Borrower. During any period of other construction upon such Property, such Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon such Property.
(e)If at any time any portion of any structure on the Property of a Borrower is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and any Borrower owned contents in form and amount acceptable to Administrative Agent but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.
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(f)Loss of rental value insurance or business interruption insurance in an amount equal to twelve (12) months of the projected gross income of the Property of such Borrower and an extended period of indemnity endorsement providing an additional twelve (12) months’ loss of rental value or business interruption insurance after such Property has been restored or until the projected gross income returns to the level that existed prior to the loss, whichever is first to occur.
(g)The Environmental Insurance Policy.
Such other and further insurance as may be required from time to time by Administrative Agent in order to comply with regular requirements and practices of Administrative Agent in similar transactions including, if required by Administrative Agent, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Administrative Agent from time to time.
Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Administrative Agent without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with the applicable Borrower, (iii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days’ prior written Notice to Administrative Agent, or for any other reason without at least thirty (30) days’ prior written Notice to Administrative Agent, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of any Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Each Borrower shall promptly pay all premiums prior to delinquency on such insurance and, not less than five (5) days prior to the expiration dates of each such policy, such Borrower will deliver to Administrative Agent evidence satisfactory to Administrative Agent of the renewal or replacement of such policy continuing insurance in the form required herein and payment of premiums for any such policies within ten (10) days of the availability of same. Each Borrower will immediately give Notice to Administrative Agent of any cancellation of, or change in, any insurance policy. If any Borrower fails to maintain any insurance and pay the premiums for such insurance as required by this Agreement, Administrative Agent may obtain such insurance or pay such premiums on behalf of such Borrower, provided that Administrative Agent has provided to such Borrower not less than two (2) Business Days’ prior Notice. Each Borrower will promptly pay to Administrative Agent all amounts paid by Administrative Agent for the foregoing. Such amounts shall be secured by the Security Instruments and Pledge Agreements. Administrative Agent shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Each Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Administrative Agent’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions (which approval shall not be unreasonably withheld). Any material waivers or reductions in the requirements of the insurance
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required under this Section 4.4 shall require the approval of the Required Lenders (which approval shall not be unreasonably withheld, conditioned or delayed). In no event shall any finance company (or finance companies) entering into any insurance premium financing arrangement applicable to any Borrower have any collateral from Borrowers for Borrowers’ obligations (or allocable share of the obligations) under such arrangement other than their respective interest in any unearned insurance premiums, and in no event shall any such arrangement limit the rights of Administrative Agent under the mortgagee endorsement applicable to the insurance policies maintained for the Properties or Borrowers or as loss payee or a named or additional insured thereunder or otherwise under the provisions of this Agreement or any other Loan Document.
4.5Adjustment of Condemnation and Insurance Claims. Each Borrower shall give prompt Notice to Administrative Agent of any Casualty or any Condemnation or threatened Condemnation with respect to the Property of such Borrower. Administrative Agent is authorized, at its sole and absolute option and upon prior written Notice to a Borrower, to commence, appear in and prosecute, in its own or such Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Administrative Agent shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom all of its expenses. However, so long as no Default has occurred and the applicable Borrower is diligently pursuing its rights and remedies with respect to a Claim, Administrative Agent will obtain such Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Each Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Administrative Agent’s approval, which approval shall not be unreasonably withheld or delayed; provided, however, that the approval of the Required Lenders shall also be required (which approval shall not be unreasonably withheld, conditioned or delayed) if the amount of the Claim is equal to or greater than Ten Million and No/100 Dollars ($10,000,000.00). If, prior to the receipt by Administrative Agent of any Condemnation Award or Insurance Proceeds, the subject Property shall have been sold pursuant to the provisions of the applicable Security Instrument, Administrative Agent shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on such Security Instrument shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Administrative Agent for its expenses. If any Condemnation Awards or Insurance Proceeds are paid to any Borrower, such Borrower shall receive the same in trust for Administrative Agent. Within ten (10) days after any Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, such Borrower shall deliver such awards or proceeds to Administrative Agent in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Administrative Agent. Each Borrower agrees to execute and deliver from time to time, upon the written request of Administrative Agent, such further instruments or documents as may be reasonably requested by Administrative Agent to confirm the grant and assignment to Administrative Agent of any Condemnation Awards or Insurance Proceeds.
4.6Utilization of Net Proceeds.

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(a)Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the applicable Property. Net Proceeds shall be utilized for the restoration of the applicable Property, but only if no Default shall exist and only if in the reasonable judgment of Administrative Agent (i) there has been no material adverse change in the financial viability of the applicable Improvements and (ii) the Net Proceeds, together with other funds deposited with Administrative Agent for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications reasonably approved by Administrative Agent. Otherwise, Net Proceeds shall be utilized for payment of the Obligations.
(b)If Net Proceeds are to be utilized for the restoration of a Property, the Net Proceeds, together with any other funds deposited with Administrative Agent for that purpose, must be deposited in a Borrowers’ Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of the applicable Borrower’s deposit. Each Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if such Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrowers’ Deposit Account for federal and applicable state and local tax purposes. Administrative Agent shall have the exclusive right to manage and control all funds in the Borrowers’ Deposit Account, but Administrative Agent shall have no fiduciary duty with respect to such funds. Administrative Agent will advance the deposited funds from time to time to the applicable Borrower for the payment of costs of restoration of the Property of such Borrower upon presentation of evidence acceptable to Administrative Agent that such restoration has been completed satisfactorily and lien-free. Any account fees and charges may be deducted from the balance, if any, in the Borrowers’ Deposit Account. Each Borrower grants to Administrative Agent a security interest in the Borrowers’ Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State of California, and Administrative Agent shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrowers’ Deposit Account may be established and held in such name or names as Administrative Agent shall deem appropriate, including in the name of Administrative Agent. Each Borrower hereby constitutes and appoints Administrative Agent and any officer or agent of Administrative Agent its true and lawful attorneys-in-fact with full power of substitution to open the Borrowers’ Deposit Account and to do any and every act that such Borrower might do on its own behalf to fulfill the terms of this Section 4.6. To the extent permitted by Law, each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.
4.7Management. Each Borrower at all times shall provide for the competent and responsible management and operation of the Property of such Borrower. At all times, each Borrower shall cause the Property of such Borrower to be managed by an Approved Manager. All management contracts affecting any Property shall be terminable upon thirty (30) days’ written Notice without penalty or charge (except for unpaid accrued management fees). All management contracts must be approved in writing by Administrative Agent prior to the execution of the same (which approval shall not be unreasonably withheld).
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4.8Books and Records; Financial Statements; Tax Returns. Each Borrower shall provide or cause to be provided to Administrative Agent all of the following:
(a)Unaudited Financial Statements of each Borrower, certified in writing as true and correct in all material respects by a representative of such Borrower reasonably satisfactory to Administrative Agent, (i) for each fiscal year, as soon as reasonably practicable and in any event within one hundred-twenty (120) days after the close of such fiscal year, and (ii) for each of the first three (3) calendar quarters, as soon as reasonably practicable and in any event within sixty (60) days after the close of such calendar quarters. Such unaudited Financial Statements of each Borrower shall be limited to only a balance sheet and income statement for each such Borrower.
(b)Unaudited Financial Statements of Guarantor (including, without limitation, a Guarantor’s Covenant Compliance Certificate): (i) for each fiscal year, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year, and (ii) for each of the first three (3) fiscal quarters in the fiscal year, as soon as reasonably practicable and in any event within sixty (60) days after the close of such fiscal quarters. In the event that KBS Real Estate Investment Trust III, Inc., shall no longer file with the Securities and Exchange Commission fiscal year-end audited consolidated financial statements which include the results of operation of Guarantor, either (i) the fiscal year-end financial statements of Guarantor to be delivered to Administrative Agent shall be audited by a third-party certified public accountant reasonably satisfactory to Administrative Agent, or (ii) Guarantor shall deliver to Administrative Agent audited consolidated fiscal year-end financial statements of KBS Real Estate Investment Trust III, Inc. which include the results of operation of Guarantor.
(c)(i) Prior to the beginning of each fiscal year of such Borrower, a capital and operating budget for the Property of such Borrower; and (ii) for each fiscal quarter (and for the fiscal year through the end of that fiscal quarter), (A) property operating statements which include all income and expenses in connection with the Property of such Borrower and a comparison to the budget, (B) rent rolls, and (C) a current leasing status report (including tenants’ names, occupied tenant space, lease terms, rents, vacant space and proposed rents), as soon as reasonably practicable but in any event within sixty (60) days after the end of each such fiscal quarter, certified in writing as true and correct by a representative of Borrower reasonably satisfactory to Administrative Agent. Items provided under this Section shall be in form and detail reasonably satisfactory to Administrative Agent.
(d)From time to time promptly after Administrative Agent’s or, subject to the provisions of Section 4.8(e), any Lender’s reasonable request, such additional information, reports and statements respecting the Property of such Borrower and the Improvements of such Borrower, or the business operations and financial condition of each reporting party, as Administrative Agent or any Lender, subject to the provisions of Section 4.8(e), may reasonably request.
Each Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property of such Borrower and the operation thereof. All Financial Statements shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative
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Agent to certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Administrative Agent and constitute, to the knowledge of such reporting party, a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Administrative Agent. All fiscal year‑end Financial Statements of each Borrower and Guarantor may be prepared by the reporting party. All Financial Statements may be prepared by the applicable reporting party and shall include a minimum of a balance sheet, income statement, and statement of cash flow. Each Borrower shall provide, upon Administrative Agent’s request, convenient facilities for the audit and verification of any such statement. Additionally, each Borrower will provide Administrative Agent at such Borrower’s expense with all evidence that Administrative Agent may from time to time reasonably request as to compliance with all provisions of the Loan Documents. Each Borrower shall promptly notify Administrative Agent of any event or condition that could reasonably be expected to have a material adverse change in the financial condition of such Borrower, of Guarantor (if known by such Borrower), or in the construction progress of the Improvements of such Borrower.
(e)Any request by any Lender to any Borrower or Guarantor pursuant to this Agreement or any other Loan Document must be made by such Lender first notifying Administrative Agent of such Lender’s request, and Administrative Agent then making such request (which Administrative Agent agrees to do promptly after receiving any request from a Lender) to such Borrower or Guarantor, as applicable, on behalf of such Lender; it being understood and agreed that no Lender shall directly contact any Borrower or Guarantor to make any request and that all such requests must be made through Administrative Agent.
(f)(i) Within sixty (60) days of March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2025, with respect to the minimum leasing requirements under Section 4.17(c) and, commencing March 31, 2027, with respect to the Ongoing Debt Service Coverage Ratio, (ii) as of the date of any disbursement, with respect to the Disbursement Debt Service Coverage Ratio, and (iii) as of the date of any extension of the Stated Maturity Date, with respect to the Ongoing Debt Service Coverage Ratio, Borrowers shall deliver to Administrative Agent a compliance certificate to report, as applicable, the results of the Ongoing Debt Service Coverage Ratio or the Disbursement Debt Service Coverage Ratio tests (in each case, when the applicable covenant is to required be tested hereunder) and commencing September 30, 2025, the satisfaction of the minimum leasing requirements under Section 4.17(c), in the form of Exhibit “P” attached hereto, together with any additional evidence Administrative Agent may reasonably require, as to Borrowers’ and Guarantor’s, if applicable, compliance with the requirements of Section 1.3.3(e), Section 1.6.3(g), Section 4.17(c), Section 4.22, and Section 4.25.3(e), and any other requirements under this Agreement or the other Loan Documents for which a compliance certificate is required hereunder or thereunder or is otherwise requested by Administrative Agent.
4.9Estoppel Certificates. Within ten (10) days after any request by Administrative Agent or a proposed assignee or purchaser of the Loan or any interest therein, each Borrower shall certify in writing to Administrative Agent, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether such Borrower, to such Borrower’s knowledge, claims any right of defense or setoff to the payment or performance of any of the Obligations, and if such
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Borrower claims any such right of defense or setoff, such Borrower shall give a detailed written description of such claimed right.
4.10Taxes; Tax Receipts. Each Borrower shall timely file (taking into account any effective extensions for filing) all federal, state and local income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Security Instrument delivered by such Borrower. If a Borrower fails, following demand, to provide Administrative Agent the tax receipts required under the Security Instrument delivered by such Borrower, without limiting any other remedies available to Administrative Agent, Administrative Agent may, at Borrowers’ sole expense, obtain and enter into a tax services contract with respect to the applicable Property with a tax reporting agency satisfactory to Administrative Agent.
4.11Administrative Agent’s Rights to Pay and Perform. If, after written Notice, any Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Administrative Agent, without further Notice to or demand upon any Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of such Borrower. Administrative Agent may enter upon any of the Properties for that purpose and take all action thereon as Administrative Agent considers necessary or appropriate.
4.12Reimbursement; Interest. If Administrative Agent shall incur any Expenses or pay any Claims after delivery of any Notice required by the terms of this Agreement or any other Loan Document by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by any Borrower against such Claims), Administrative Agent’s payment of such Expenses and Claims shall constitute advances to Borrowers which shall be paid by Borrowers to Administrative Agent on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of this Agreement. Each advance shall be secured by the Security Instruments, the Pledge Agreements and the other Loan Documents as fully as if made to a Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose any Security Instrument or Pledge Agreement, or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.
4.13Notification by Borrowers. Each Borrower will promptly give Notice to Administrative Agent of the occurrence of any Default or Potential Default hereunder or under any of the other Loan Documents. Each Borrower will also promptly give Notice to Administrative Agent of any claim of a default by such Borrower, or any claim by such Borrower of a default by any other party, under any property management contract or any Lease.
4.14Annual Budgets. Each Borrower shall deliver to the Administrative Agent, prior to the Eighth Modification Date and on or before December 31st of each calendar year, an annual operating budget and capital expenditures budget for each Property for the ensuing calendar year
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in substantially the same form and detail as the annual operating budgets and capital expenditures budgets delivered to Administrative Agent prior to the Eighth Modification Date pursuant to Section 4.8 and, promptly after preparation thereof, any subsequent revisions thereto (such budgets for any given year, collectively, an “Annual Budget”).
4.15Fees and Expenses. Each Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, each Borrower will pay, when due, and if paid by Administrative Agent will reimburse Administrative Agent on demand for, all reasonable and documented fees and expenses of any construction consultant (if any), the title insurer, environmental engineers, appraisers, surveyors and Administrative Agent’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Administrative Agent’s or any Lender’s rights and remedies under any of the Loan Documents. Notwithstanding any provision to the contrary set forth herein or in any other Loan Document, except in any instance where, due to a legal conflict of interest, a single counsel cannot represent Administrative Agent and Lenders in connection with the enforcement of Administrative Agent’s or Lenders’ rights and remedies under any of the Loan Documents (in which event Lenders may employ, at Borrowers’ expense, a single separate counsel to represent the interests of Lenders in connection with the enforcement of Lenders’ rights and remedies under any of the Loan Documents), Borrowers shall not be required to pay or reimburse any Lender for the costs and expenses of any counsel to any Lender.
4.16Appraisals.
(a)Administrative Agent may obtain from time to time an appraisal of all or any part of any of the Properties, prepared in accordance with written instructions from Administrative Agent, from a third-party appraiser satisfactory to, and engaged directly by, Administrative Agent at Administrative Agent’s cost and expense, except as provided below. The cost of any such appraisal, including any costs for internal review thereof, obtained by Administrative Agent in connection with any extension of the maturity of the Loan, the release or reconveyance of any Property, or any other time a calculation of Loan-to-Value Ratio is required under this Agreement or the Loan Documents, and the cost of each such appraisal obtained by Administrative Agent following the occurrence of a Default, shall by borne by Borrowers and shall be paid by Borrowers on written demand by Administrative Agent. Administrative Agent shall provide a copy of such appraisal to each Lender promptly after receipt. In addition, provided (a) no Default or Potential Default has occurred and is continuing, (b) Borrowers have delivered to Administrative Agent Administrative Agent’s standard disclosure and indemnification agreements regarding appraisals, and (c) Borrowers have reimbursed Administrative Agent for the cost of such appraisal, including any costs for internal review thereof, at Borrowers’ request Administrative Agent shall, at the request of the Borrower, provide a copy to Borrowers of any Acceptable Appraisal that is being relied upon by Administrative Agent in order to evaluate compliance with the conditions to the extension of the Maturity Date in Section 1.6.3(c) or of the proposed release of a Property with the requirements of Section 9.31 hereof. Borrowers may obtain, at Borrowers’ sole cost and expense, new appraisals of all or any of the Properties, provided that in no event shall such appraisals constitute Acceptable Appraisals or otherwise be used for any purpose under this Agreement or the other Loan Documents.
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(b)In the event Administrative Agent delivers any appraisals to Borrowers, Administrative Agent and Lenders do not (i) represent that the presumptions or opinions in any appraisal are relevant or accurate; (ii) represent that any appraisal has been or has not been approved by Administrative Agent or any Lender; or (iii) represent that Administrative Agent or any Lender endorses or does not endorse the opinions set forth in any appraisal. Each Borrower agrees that any transmittal by Administrative Agent of any appraisal of the Property to Borrowers is given without representation or warranty. Borrowers will hold any appraisal delivered by Administrative Agent to Borrowers in confidence and will not distribute it to any other person or entity, except Borrowers’ employees, agents, attorneys, consultants, or unless compelled by Law or judicial proceedings, without Administrative Agent’s prior written consent (which consent shall not be withheld, conditioned or delayed unreasonably). Each Borrower waives any and all present and future claims, actions, causes of action, defenses and/or counterclaims which it may now or hereafter assert against Administrative Agent and any Lender in connection with the content or accuracy of any such appraisal, Borrowers’ use of any such appraisal, and subsequent use of any such appraisal by any third party to whom any Borrower provides the appraisal.
(c)Borrowers and Administrative Agent shall cooperate in all reasonable respects at no cost or expense to Borrowers or Administrative Agent in connection with any Lender’s election to obtain its own separate appraisals of the Properties. Any such appraisals shall be obtained at the sole cost and expense of the applicable requesting Lender, and shall not be deemed to be “Acceptable Appraisals” or otherwise have any consequences under this Agreement. In connection with any such request, Administrative Agent shall have no obligation to grant any consent for an appraiser or appraisal firm that has prepared an Acceptable Appraisal or is in the process of preparing an appraisal that is intended, upon approval thereof by Administrative Agent, to be an Acceptable Appraisal to prepare the appraisal that such requesting Lender seeks to obtain.
4.17Leasing and Tenant Matters.
(a)Each Borrower shall comply with the terms and conditions of Exhibit “D” in connection with the leasing of space within the Improvements of such Borrower.
(b)In addition, each Borrower shall deposit with Administrative Agent on the date of Borrower’s receipt thereof any and all termination fees or other similar funds paid by a tenant in connection with such tenant’s election to exercise an early termination option contained in its respective Lease or otherwise (the “Termination Fee Deposit”). The Termination Fee Deposit shall be deposited into the Cash Sweep Collateral Account and thereafter be funds in the Cash Sweep Collateral Account and subject to all of the terms and conditions set forth in this Agreement and the other Loan Documents with respect thereto, including but not limited to those set forth in Section 4.25.3 for a Cash Sweep Disbursement from the Cash Sweep Collateral Account.
(c)As of each Test Date, commencing on September 30, 2025, Borrowers shall cause at least sixty-five percent (65%) of the aggregate rentable area of the Properties to be demised pursuant to Qualifying Leases during the calendar quarter ending on each such Test Date. As used herein, a “Qualifying Lease” means any Lease in effect as of the Eighth Modification Date (and identified on the rent roll most recently delivered to Administrative Agent prior to the Eighth Modification Date) or entered into in accordance with this Agreement and, in each case, with
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respect to which the applicable tenant (i) is paying rent (including Leases under free rent periods not to exceed one month per each year of lease term, unless such Lease was otherwise expressly approved in accordance with the terms of the Loan Documents by (i) the Required Lenders or (ii) if Required Lender approval is not required under the Loan Documents with respect to such Lease, Administrative Agent), (ii) is not in bankruptcy, (iii) is not in default under its Lease, (iv) has not vacated or ceased to operate its premises or given a notice that it intends to vacate or cease to operate within six (6) months of the applicable Test Date (other than tenants with investment grade credit ratings or credit otherwise reasonably acceptable to the Administrative Agent), and (v) has not given a notice that it intends to cease to pay rent or terminate within six (6) months of the applicable Test Date. Non-compliance with this clause (c) shall only constitute a default if such non-compliance continues for two successive and consecutive Test Dates as further set forth in Section 7.1(y).
4.18Preservation of Rights. Each Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property of such Borrower and the conduct of such Borrower’s business thereon or therefrom.
4.19Income from Property. Each Borrower shall pay all costs and expenses associated with the ownership, maintenance, operation and leasing of the Property of such Borrower, including all amounts then required to be paid under the Loan Documents, in accordance with the terms of this Agreement and the other Loan Documents. No income derived from any Property, including any income from the Leases, shall be distributed or paid to any member, partner, shareholder or, if a Borrower is a trust, to any beneficiary or trustee; Borrowers shall not be permitted to pay or reimburse any REIT-level general and administrative costs or expenses or any asset management fees other than, provided no Restricted Payment Event exists, Permitted REIT Expenses and Permitted Asset Management Fees; and Borrowers shall not be permitted to pay or reimburse any REIT-level general and administrative costs or expenses or any asset management fees (including but not limited to Permitted REIT Expenses and Permitted Asset Management Fees), following the occurrence and during the continuation of any Restricted Payment Event. If and only if no Restricted Payment Event has occurred and is continuing, Borrowers may pay Permitted REIT Expenses and Permitted Asset Management Fees.
4.20Capital Improvements and Tenant Improvements.
(a)Compliance with Laws; Plans and Specifications; Correction of Construction Work. Borrowers shall use commercially reasonable efforts to ensure that all of the Capital Improvements and Tenant Improvements, as applicable, are constructed in accordance with all applicable (whether present or future) Laws. Upon written request of Administrative Agent, Borrowers shall deliver to Administrative Agent copies of all plans and specifications for any Capital Improvements and Tenant Improvements, as applicable, to the extent available to Borrowers. Prior to commencing any construction of any Capital Improvements or Tenant Improvements, as applicable, the applicable plans and specifications shall be approved by all applicable Governmental Authorities and any tenant whose approval is required. Promptly following any written demand by Administrative Agent, Borrowers shall correct or cause the correction of any work that fails to comply with the requirements of this Section and any material
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departures or deviations from the applicable improvement plans and specifications not approved by Administrative Agent. Administrative Agent and its representatives shall have access to the Properties at all reasonable times and upon no less than twenty-four (24) hours prior notice, and shall have the right to enter the Properties and to conduct such inspections thereof at their sole cost and expense, and subject to the rights of tenants under their Leases, as they shall deem necessary or desirable for the protection of the interests of Administrative Agent and Lenders.
(b)Building Permits; Other Permits. All building, construction and other permits necessary or required in connection with the construction of any Tenant Improvements and Capital Improvements must be issued prior to the commencement of construction of any of the same. Borrowers shall pay, or cause to be paid, all required fees in connection with such permits.
4.21Intentionally Omitted.
4.22Debt Service Coverage Ratio. As of each Test Date, commencing on March 31, 2027, the Properties shall maintain an Ongoing Debt Service Coverage Ratio of not less than the Minimum Required Ongoing Debt Service Coverage Ratio, provided, however, that if the Properties fail to maintain an Ongoing Debt Service Coverage Ratio of not less than the Minimum Required Ongoing Debt Service Coverage Ratio for two successive and consecutive Test Dates occurring on or after March 31, 2027, Borrowers shall, within thirty (30) days following receipt of written demand from Administrative Agent, repay (without penalty or fee other than any Consequential Loss that may be payable in connection with such repayment) the Loan in an amount sufficient to cause the Ongoing Debt Service Coverage Ratio (calculated after giving effect to such repayment as if repaid on the applicable Test Date) to at least equal the Remargin Debt Service Coverage Ratio. For the avoidance of doubt, (x) until such repayment is received by Administrative Agent, the Administrative Agent, on behalf of the Lenders, may in its discretion suspend all disbursements of Additional Loan Proceeds, Subaccount Disbursements and Cash Sweep Disbursements (such period of suspension, a “DSCR Trigger Period”) and (y) once such repayment is received by Administrative Agent, such DSCR Trigger Period shall end and the Borrowers shall be deemed to be compliant with this Section 4.22.
4.23Anti-Corruption Laws. Each Borrower, Guarantor and their respective subsidiaries shall each conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and KBS Capital Advisors LLC, the investment advisor to each Borrower, on behalf of each Borrower, maintains policies and procedures designed to promote and achieve compliance with such Laws.
4.24Controlled Substances. Without limiting the provisions of Section 10, Borrowers shall not, and shall not knowingly suffer or knowingly permit any tenant leasing space in the Improvements to violate any Laws affecting the Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of a Default under Section 7.1(o), including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon learning of any conduct contrary to this Section, Borrower shall immediately take all actions reasonably expected under the circumstances to terminate any such use of the applicable Property, including: (a) to give timely notice to any appropriate law enforcement agency of information that
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led Borrowers to know such conduct had occurred, and (b) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the applicable Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent illegal use of the applicable Property.
4.25Cash Management.
4.25.1Property Accounts.
(a)Borrowers shall:
(i)cause all income from the ownership and operation of each Property from whatever source, including Rents, utility charges, escalations, service fees or charges, license fees, parking fees, other required pass-throughs to be deposited into one or more Controlled Accounts maintained with the Depository Bank in the name of the applicable Borrower or Borrowers (collectively, the “Property Accounts”);
(ii)immediately deposit or cause to be deposited into the applicable Property Accounts all funds held by or behalf of Borrowers as of the Eighth Modification Date;
(iii)deposit (and cause each Approved Manager to deposit) any revenues derived from the Properties that any Borrower (or Approved Manager) receives directly into the applicable Property Account;
(iv)on or before the Eighth Modification Date, deliver (or cause the applicable Approved Manager to deliver) a direction letter in the form attached hereto as Exhibit “S” (a “Tenant Direction Notice”) to each tenant under each Lease in effect as of the Eighth Modification Date, instructing each such tenants to deposit their remittances directly into the applicable Property Account, to the extent that any such tenant has not previously been instructed to do so on terms substantially similar to the terms set forth in such Tenant Direction Notice form or on other terms that are satisfactory to Administrative Agent;
(v)simultaneously with the execution of each Lease entered into on or after the Eighth Modification Date, furnish (or cause the applicable Approved Manager to furnish) the tenant under such Lease a Tenant Direction Notice; and
(vi)continue to send such Tenant Direction Notices until each addressee thereof complies with the terms thereof, and not deliver any inconsistent instructions to any tenant with respect to the manner in which or account to which the remittances due from such tenant shall be paid.
Notwithstanding the foregoing, nothing in this Section 4.25.1(a) shall prohibit the existence or use of the existing property account for the Legacy Town Center Property (in which Administrative Agent holds a security interest that has been perfected through the execution and delivery by the applicable depository bank of a deposit account control agreement) for the
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applicable time periods set forth in the post-closing conditions of the Eighth Modification Agreement.
(b)Other than such accounts are expressly permitted or required under the Loan Documents, Borrowers shall not maintain (or permit to be maintained on their behalf) any deposit accounts other than the Property Accounts and the Portfolio Account and no Borrower or any other Person shall open any other such account with respect to the direct deposit of income (or of funds initially deposited into the Property Accounts) in connection with the Properties. Borrowers shall maintain, or shall cause to be maintained, the Property Accounts at all times. Until deposited into the applicable Property Account, any Rents and other revenues from any Property held by any Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Administrative Agent pursuant to the Security Instruments and shall not be commingled with any other funds or property of Borrowers. Borrowers shall not rescind, withdraw or change any notices or instructions required to be sent pursuant to this Section 4.25.1 without Administrative Agent’s prior written consent.
(c)Borrowers hereby assign, pledge, and grant to Administrative Agent, for the ratable benefit of the Lenders, a first-priority security interest in and lien on the Property Accounts and all amounts from time to time held in or credited to the Property Accounts, and any proceeds thereof, as security for the Obligations. Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of California with respect to the Property Accounts and the funds from time to time held therein. Subject to the terms and conditions of this Section and the other provisions of the Loan Documents, upon any Default, the Property Accounts shall be subject to the sole dominion, control and discretion of Administrative Agent, but Administrative Agent shall have no fiduciary duty with respect to such account or any funds on deposit therein. The parties further acknowledge and agree that California constitutes the “Administrative Agent’s jurisdiction” with respect to the perfection, the effect of perfection or nonperfection, and the priority of a security interest in a deposit account maintained at a bank under Section 9304(b)(1) of the UCC. Upon any Default, Administrative Agent will at all times have “control” of the Property Accounts and all assets hereafter credited to any such account within the meaning of Section 9106 of the UCC or Section 9104(a) of the UCC for purposes of maintaining its first and prior perfected security interest in such accounts. Without limiting the foregoing, the Property Accounts are Controlled Accounts and shall be subject to the terms set forth in Section 4.31.
(d)Borrowers may cause the remittance of funds held in the Property Accounts to the Portfolio Account, and the remittance of funds held in the Portfolio Account to the Property Accounts, provided that the amounts held in the Portfolio Account shall not be expended for any cost or use unless such cost or use is one for which Borrowers would have had rights to expend sums on deposit in the Property Accounts in compliance with the terms of this Agreement.
4.25.2Portfolio Account; Cash Sweep Collateral Account; Subaccounts.
(a)Borrowers have caused, KBSIII Ten Almaden, LLC to establish the Portfolio Account with the Depository Bank into which sums initially deposited in the Property Accounts may be deposited. Borrowers shall cause KBSIII Ten Almaden, LLC to maintain the Portfolio
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Account at all times. All interest (if any) earned on sums on deposit in the Portfolio Account shall be credited to such account. Borrowers agree that KBSIII Ten Almaden, LLC shall include all interest and earnings on any such deposit as its respective income (and, if KBSIII Ten Almaden, LLC is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and it shall be the owner of all funds on deposit in the Portfolio Account for federal and applicable state and local tax purposes. Borrowers (including KBSIII Ten Almaden, LLC) hereby assign, pledge, and grant to Administrative Agent, for the ratable benefit of the Lenders, a first-priority security interest in and lien on the Portfolio Account and all amounts from time to time held in or credited to the Portfolio Account, and any proceeds thereof, as security for the Obligations. Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of California with respect to the Portfolio Account and the funds from time to time held therein. Subject to the terms and conditions of this Section and the other provisions of the Loan Documents, upon any Default, the Portfolio Account shall be subject to the sole dominion, control and discretion of Administrative Agent, but Administrative Agent shall have no fiduciary duty with respect to such account or any funds on deposit therein. The parties further acknowledge and agree that California constitutes the “Administrative Agent’s jurisdiction” with respect to the perfection, the effect of perfection or nonperfection, and the priority of a security interest in a deposit account maintained at a bank under Section 9304(b)(1) of the UCC. Upon any Default, Administrative Agent will at all times have “control” of the Portfolio Account and all assets now or hereafter credited to any such account within the meaning of Section 9106 of the UCC or Section 9104(a) of the UCC for purposes of maintaining its first and prior perfected security interest in such accounts. All funds in the Portfolio Account shall be used in compliance with the terms, covenants, conditions and provisions of this Agreement. Without limiting the foregoing, the Portfolio Account is a Controlled Account and shall be subject to the terms set forth in Section 4.31.
(b)Borrowers have caused KBSIII Towers at Emeryville, LLC to establish the Cash Sweep Collateral Account with the Depository Bank into which all Excess Cash Flow and other sums required to be deposited therein pursuant to this Agreement shall be deposited. Borrowers shall cause KBSIII Towers at Emeryville, LLC to maintain the Cash Sweep Collateral Account at all times. All interest (if any) earned on sums on deposit in the Cash Sweep Collateral Account shall be credited to such account. Borrowers agree that KBSIII Towers at Emeryville, LLC shall include all interest and earnings on any such deposit as its respective income (and, if KBSIII Towers at Emeryville, LLC is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and it shall be the owner of all funds on deposit in the Cash Sweep Collateral Account for federal and applicable state and local tax purposes. Borrowers (including KBSIII Towers at Emeryville, LLC) hereby assign, pledge, and grant to Administrative Agent, for the ratable benefit of the Lenders, a first-priority security interest in and lien on the Cash Sweep Collateral Account and all amounts from time to time held in or credited to the Cash Sweep Collateral Account, and any proceeds thereof, as security for the Obligations. Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of California with respect to the Cash Sweep Collateral Account and the funds from time to time held therein. Subject to the terms and conditions of this Section and the other provisions of the Loan Documents, the Cash Sweep Collateral Account shall be subject to the sole dominion, control and discretion of Administrative Agent, but Administrative Agent shall have no fiduciary duty with respect to such account or any funds on deposit therein. The parties further
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acknowledge and agree that California constitutes the “Administrative Agent’s jurisdiction” with respect to the perfection, the effect of perfection or nonperfection, and the priority of a security interest in a deposit account maintained at a bank under Section 9304(b)(1) of the UCC. Administrative Agent will at all times have “control” of the Cash Sweep Collateral Account and all assets now or hereafter credited to any such account within the meaning of Section 9106 of the UCC or Section 9104(a) of the UCC for purposes of maintaining its first and prior perfected security interest in such accounts. All funds in the Cash Sweep Collateral Account shall be used in compliance with the terms, covenants, conditions and provisions of this Agreement. Without limiting the foregoing, the Cash Sweep Collateral Account is a Controlled Account and shall be subject to the terms set forth in Section 4.31.
(c)Borrowers shall cause Guarantor to join with Administrative Agent in entering into an amendment of the assignment of the Pledged Swaps and instructions to the swap counterparty, concurrently with the Eighth Modification Date, in which Guarantor and Administrative Agent shall instruct such swap counterparty to deposit all net revenue recognized by Guarantor from such Pledged Swaps into the Portfolio Account.
(d)On the Eighth Modification Date or at such future date prior to any Real Property Taxes or Insurance Premiums becoming delinquent, Borrowers shall, with the proceeds of a Draw Request, deposit into a Subaccount of the Cash Sweep Collateral Account (such Subaccount, the “Tax and Insurance Reserve Account”) the amount that, when added to the required monthly deposits set forth in Section 4.25.2(e) (taking into account the commencement date of such deposits), would be sufficient to make payment of Real Property Taxes and Insurance Premiums (which may be, and shall include for the purposes of this Section 4.25, the Properties’ pro-rata share of the blanket policy Insurance Premiums) that will be payable during the first twelve (12) months following the Eighth Modification Date (or in the case of Insurance Premiums, for so long as any insurance premium financing arrangement is in effect with respect to the Properties, for such alternative period as may be satisfactory to Administrative Agent), in each case excluding any such amounts actually paid prior to such deposit. If the Draw Request that is funded on the Eighth Modification Date does not include amounts sufficient for the deposits that would be required under this Section 4.25.2(d), then, notwithstanding anything to the contrary in this Agreement, the amounts available to be disbursed from the Additional Availability pursuant to Section 1.3.3 shall be limited such that at all times, until the deposits that would be required under this Section 4.25.2(d) have been fully funded, whether from the proceeds of the Additional Availability or otherwise, (i) the Additional Availability (after giving effect to the holdback of sums for any Pending Disbursements) shall be not less than the amount of the deposits that would be required under this Section 4.25.2(d), and (ii) Borrowers’ rights to disbursements pursuant to Section 1.3.3 shall be restricted such that the minimum amount of such Additional Availability as described in clause (i) immediately above may not be disbursed for any purpose other than the funding of such deposits.
(e)Commencing October 1, 2025, on each date on which interest is due pursuant to Section 1.6.1 prior to the Maturity Date, Borrowers shall deposit into the Tax and Insurance Reserve Account (i) one-twelfth (1/12) of the amount (or, in the case of Insurance Premiums, for so long as any insurance premium financing arrangement is in effect with respect to the Properties, in such other proportions as are satisfactory to Administrative Agent and sufficient and timely for
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the annual payments that are due to the premium finance company) necessary (taking into account amounts on deposit in the Tax and Insurance Reserve Account) to pay the Real Property Taxes that will be payable during the next ensuing twelve (12) months or such higher amount reasonably necessary to accumulate with Administrative Agent sufficient funds to pay all such Real Property Taxes prior to the earlier of (A) the date that the same will become delinquent and (B) the date that additional charges or interest will accrue due to the non‑payment thereof, and (ii) one twelfth (1/12) of the Insurance Premiums that will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the insurance policies upon the expiration thereof or such higher amount necessary to accumulate with Administrative Agent sufficient funds to pay all such Insurance Premiums prior to the due date for such payments (amounts deposited in the Tax and Insurance Reserve Account, the “Tax and Insurance Reserve Funds”). If at any time Administrative Agent reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay such Real Property Taxes and Insurance Premiums by the dates set forth in clauses (i) and (ii) above, the Administrative Agent shall notify Borrowers of such determination in writing and Borrowers shall pay to Administrative Agent any amount reasonably necessary to make up the deficiency within ten (10) Business Days after receipt of written notice from the Administrative Agent to the Borrower requesting payment thereof.
(f)Upon a Borrower’s written request therefor, which written request shall (i) specify the Real Property Taxes and Insurance Premiums for which such withdrawal or transfer is requested, (ii) include a certification of the applicable Borrower that the applicable Real Property Taxes or Insurance Premiums have been incurred in accordance with the terms of the Loan Documents, (iii) include a copy of the applicable Real Property Tax or Insurance Premium bill or statement, Administrative Agent shall permit withdrawals or make transfers of funds for the payment of such Real Property Taxes or Insurance Premiums to either, at Administrative Agent’s option, (A) the Borrower, which funds the applicable Borrower shall only use for the purpose of making such payments, or (B) the applicable payee. In permitting any withdrawal or making any transfer from the Tax and Insurance Reserve Account, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Real Property Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. In the event any Borrower fails to pay or cause to be paid any Real Property Taxes or Insurance Premiums prior to delinquency, Administrative Agent may, but shall not be obligated to, pay such Real Property Taxes or Insurance Premiums (or, with respect to any blanket insurance policy, obtain replacement insurance policies for the applicable Property and pay the Insurance Premiums therefor) from the Tax and Insurance Reserve Funds.
(g)Administrative Agent may, in its discretion, transfer sums on deposit in the Cash Sweep Collateral Account to and between any number of subaccounts that are established for the special uses contemplated in this Agreement (collectively, the “Subaccounts”) which subaccounts shall be maintained on a ledger-entry basis and which Subaccounts may include, without limitation, the Tax and Insurance Reserve Account and Subaccounts for costs of Tenant Improvements, Leasing Commissions, Capital Improvements or costs for the restoration or repair of any Property following any Casualty or Condemnation. In determining the amount available for disbursements under this Agreement from the Cash Sweep Collateral Account for any uses
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(other than the uses for which such Subaccounts have been established), the balances credited to such Subaccounts will not be considered as available for such disbursements.
(h)On the twentieth (20th) day of each calendar month during the term of the Loan (or, if any such day is not a Business Day, the next Business Day thereafter), Borrowers shall (i) deliver to Administrative Agent a detailed calculation of (A) the amounts deposited in and remitted from the Property Accounts and the Portfolio Account during the preceding calendar month and (B) Excess Cash Flow for the preceding calendar month, in each case in a form reasonably satisfactory to Administrative Agent, together with an income statement, operating statement, rent roll, and such other supporting statements, information and documentation that Administrative Agent may reasonably request to verify Borrowers’ calculation of Excess Cash Flow and (ii) cause to be deposited into the Cash Flow Sweep Account the amount of Excess Cash Flow for such preceding month. In all cases, Excess Cash Flow shall be calculated on a basis that assumes that the balance in the Portfolio Account as of the end of each month for which Excess Cash Flow is being calculated would be zeroed out after giving effect to all contemplated cash activity. Without limitation of the provisions of Article 8, Administrative Agent may rely conclusively on Borrowers’ calculation of Excess Cash Flow, without further inquiry, and shall be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in relying thereon.
4.25.3Disbursements from Subaccounts and Cash Sweep Collateral Account. Subject to satisfaction of the following requirements, Borrowers will be permitted to withdraw funds from (A) a Subaccount, to pay for the expenses for which such funds were reserved (each, a “Subaccount Disbursement”) or (B) the Cash Sweep Collateral Account (each a “Cash Sweep Disbursement”) to pay or, provided such costs were not paid out of actual gross revenues of Borrowers attributable to the Properties, reimburse the applicable payor for (i) Approved TILC Costs, (ii) Approved Capex Costs, (iii) any Monthly Shortfall Amount, (iv) the costs for restoration or repair of any Property that has experienced a Condemnation or Casualty, using amounts of any Condemnation Awards or Insurance Proceeds which the applicable Borrower shall have delivered to the Administrative Agent, to the extent the applicable Borrower is proceeding with the restoration or repair of the applicable Property in accordance with the terms of the applicable Security Instrument, (v) loan fees, legal fees and financial advisor fees incurred by Administrative Agent in connection with this Agreement, the Loan Documents or the Loans, and (vi) without limiting the foregoing clause (iii), to the extent that the sums deposited in the Tax and Insurance Reserve Account are insufficient for the payment thereof, taxes and insurance attributable to the Properties, and in each case Administrative Agent shall release such funds within five (5) Business Days of Borrowers’ request thereof):
(a)all representations and warranties in the Loan Documents remain true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects, and excepting any changes in circumstances which would not constitute a Default);
(b)no (i) Material Potential Default or (ii) Default exists under the Loan Documents;
(c)Administrative Agent shall have approved a written draw request delivered by Borrowers to Administrative Agent for the requested Subaccount Disbursement or Cash Sweep
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Disbursement, which draw request shall specify the amount and purposes of such Subaccount Disbursement or Cash Sweep Disbursement requested, and may include requests for both Subaccount Disbursements and Cash Sweep Disbursements (which shall constitute one draw request). Such draw requests may not be delivered more than two times per month;
(d)no Cash Sweep Disbursement may be requested to pay expenses for which undisbursed funds in the Subaccounts were reserved unless and until all such undisbursed funds are first disbursed in accordance with this Section 4.25.3;
(e)a Cash Sweep Disbursement of Applicable Per Project Sale Proceeds Deposit Amounts may only be requested if (i) no other funds in the Cash Sweep Collateral Account remain unfunded and (ii) after giving effect to the requested Cash Sweep Disbursement, Borrowers shall have satisfied a Disbursement Debt Service Coverage Ratio of not less than the Minimum Required Disbursement Debt Service Coverage Ratio, as evidenced by a compliance certificate delivered by Borrowers to Administrative Agent in accordance with Section 4.8(f);
(f)each draw request for a Monthly Shortfall Amount shall include a calculation of the Monthly Shortfall Amount in detail reasonably acceptable to Administrative Agent and all amounts so drawn shall be used to reduce the amount by which Excess Cash Flow is negative;
(g)each draw request shall include Borrowers’ confirmation that (i) all representations and warranties in the Loan Documents remain true and correct in all material respects (except for these representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects, and excepting any changes in circumstances which would not constitute a Default), (ii) to Borrower’s actual knowledge, no Default exists under the Loan Documents, (iii) to Borrower’s actual knowledge, all conditions to the applicable Subaccount Disbursement or Cash Sweep Disbursement from the Portfolio Account, are satisfied, (iv) each Subaccount Disbursement will be applied for payment or reimbursement of the expenses for which such funds were reserved, and (v) each Cash Sweep Disbursement will be applied for payment of, or (provided such costs were not paid out of actual gross revenues of Borrowers attributable to the Properties) reimbursement for payment of, taxes and insurance attributable to the Properties of Borrowers for, the Approved TILC Costs, Approved Capex Costs and/or Monthly Shortfall Amount for which such Cash Sweep Disbursement has been requested;
(h)each draw request for Approved TILC Costs that are Leasing Commissions shall be accompanied by evidence reasonably satisfactory to Administrative Agent that such Leasing Commissions are then due and payable or have been properly paid, including, if required by Administrative Agent, receipts, lien waivers and/or releases from the party or parties entitled to all or any portion of such Leasing Commissions;
(i)each draw request for Approved TILC Costs that are Tenant Improvements or Capital Improvements shall, if required by Administrative Agent and to the extent applicable, be set forth on AIA Forms G702 and G703 or another form reasonably approved by Administrative Agent, and shall be accompanied by (A) invoices, receipts or other evidence reasonably satisfactory to Administrative Agent verifying the costs for which funds are being requested, and (B) if required by Administrative Agent, affidavits, lien waivers and/or releases from all parties who furnished materials and/or services in connection with the requested payment, provided that
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a Cash Sweep Disbursement for Approved TILC Costs under a specified Lease or for Capital Improvements may, at Borrower’s election, be made periodically as construction progresses;
(j)with respect to each draw request for Approved TILC Costs that are Tenant Improvements or Capital Improvements (or for each periodic payment thereof), Administrative Agent may require an inspection of the applicable Property in order to verify completion of Tenant Improvements or Capital Improvements as a condition to any such Cash Sweep Disbursement. Administrative Agent shall not be obligated to allow the final Cash Sweep Disbursement for Tenant Improvements under a given Lease or the final Cash Sweep Disbursement for any Capital Improvements unless the following conditions shall have been satisfied, to the extent required by Administrative Agent (or periodic payment thereof):
(i)Administrative Agent shall have received such evidence as Administrative Agent may reasonably require that construction has been completed in a good and workmanlike manner, in accordance with applicable requirements of all Governmental Authorities and substantially in accordance with plans and specifications reasonably satisfactory to Administrative Agent;
(ii)to the extent required by applicable Governmental Authorities for the use and occupancy of the applicable improvements, certificates of occupancy and other applicable permits and releases shall have been issued with respect thereto and copies thereof shall have been furnished to Administrative Agent to the extent requested by Administrative Agent;
(iii)A valid notice of completion shall have been recorded if required under the laws of the applicable jurisdiction; and
(iv)With respect to Tenant Improvements, if (A) required by the terms of the applicable Lease or (B) if requested by Administrative Agent, Administrative Agent shall have received, from the tenant accepting the work, a tenant estoppel certificate confirming acceptance of the work; provided, however, that Administrative Agent shall not withhold funding any Cash Sweep Disbursement for Tenant Improvements if Administrative Agent has requested a tenant estoppel certificate that is not required under the terms of the applicable Lease and the applicable Borrower uses its commercially reasonable efforts to obtain such tenant estoppel but the applicable tenant fails to execute and deliver the same within thirty (30) days following said Borrower’s written request.
All conditions precedent to the Subaccount Disbursements and Cash Sweep Disbursements are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that Administrative Agent will not permit Subaccount Disbursements or Cash Sweep Disbursements in the absence of strict compliance with such conditions precedent. No Subaccount Disbursements or Cash Sweep Disbursements shall constitute a waiver of any condition precedent to any further Subaccount Disbursement or Cash Sweep Disbursement. No waiver by Administrative Agent or Lenders of any condition precedent or obligation shall preclude Administrative Agent from
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requiring such condition or obligation to be met prior to any other Subaccount Disbursement or Cash Sweep Disbursement.
The unavailability of funds on deposit in any Property Account, the Portfolio Account or the Cash Sweep Collateral Account (or inability to draw thereon in accordance with the requirements of this Agreement) shall not relieve Borrowers from their obligations to pay any amounts for which Borrowers are otherwise obligated under the Loan Documents or Leases.
4.25.4Upon the full and final satisfaction of the Obligations, Administrative Agent shall release all funds then remaining on deposit in the Cash Sweep Collateral Account and promptly remit the same to Borrowers or such other party or parties legally entitled thereto.
4.26[Reserved].
4.27Collateral Matters.
(a)Borrowers shall cause all of the Property and Pledged Equity Interests to be subject at all times to first priority and perfected Liens in favor of Administrative Agent to secure the Obligations pursuant to the terms and conditions of the applicable Security Instrument or Pledge Agreement, subject in any case only to (i) with respect to the Property, Permitted Encumbrances (as defined in the applicable Security Instrument) and (ii) with respect to the Pledged Equity Interests, Permitted Liens (as defined in the applicable Pledge Agreement).
(b)Borrowers shall indemnify and/or reimburse (as applicable) Administrative Agent for any and all costs, expenses, losses, claims, fees or other amounts paid or incurred by Administrative Agent to the extent paid or incurred in connection with the filing or recording of any documents, agreement or instruments related to the Property or Pledged Equity Interests, the protection of any of the Property or Pledged Equity Interests, its rights and interests therein or any Borrower’s or Pledgor’s underlying rights and interests therein or the enforcement of any of its other rights with respect to the Property and Pledged Equity Interests; provided, that the reimbursement and indemnity obligations set forth in this clause (b) shall be in addition to and in furtherance of all other reimbursement or indemnity obligations of the Guarantor, Borrowers, or Pledgors referenced herein or in any other Loan Document.
(c)Borrowers shall pay, prior to delinquency, all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents.
4.28Sale of Counted Projects. Borrowers shall, and shall cause Guarantor to, cause the sale of Counted Projects from time to time such that Guarantor, its subsidiaries and their respective Affiliates do not own more than (a) five (5) Counted Projects as of December 31, 2025, (b) four (4) Counted Projects as of December 31, 2026, and (c) three (3) Counted Projects as of December 31, 2027.
4.29Principal Paydown and Counted Projects Milestones. Borrowers shall provide (which may be via email) to Administrative Agent for distribution to the Lenders plans identifying the sale and marketing efforts or other capital raising efforts that they will be making in order to
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make the Principal Debt paydowns required under Section 1.6.2 and dispose of the Counted Projects as required under Section 4.28 on or before (a) April 1, 2025, with respect to the December 31, 2025, paydown and disposition deadlines, (b) August 1, 2026, with respect to the December 31, 2026, paydown and disposition deadlines, and (c) August 1, 2027, with respect to the December 31, 2027, paydown and disposition deadlines.
4.30Limited Purpose Entities. Each Borrower and Structuring HoldCo shall, and Borrowers shall cause each Structuring HoldCo to, maintain its status as a Limited Purpose Entity.
4.31Controlled Accounts. As to each Controlled Account, Borrowers hereby agree as follows (and Borrowers hereby agree to cause any Account Party which is not a Borrower to take such actions as the Account Party is obligated to take under this Section 4.31 and to forbear from taking (and Borrowers shall not cause, permit or suffer any such Account Party to take) any action that the Account Party is prohibited from taking under this Section 4.31):
4.31.1Establishment and Maintenance of the Controlled Account.
(a)Each Controlled Account (A) shall be a separate and identifiable account from all other funds held by the Depository Bank and (B) shall contain only funds required to be deposited pursuant to this Agreement or any other Loan Document. Any interest which may accrue on the amounts on deposit in a Controlled Account shall be added to and shall become part of the balance of such Controlled Account. Upon Administrative Agent’s request, the applicable Account Party, Administrative Agent and the applicable Depository Bank shall enter into an agreement in form and substance reasonably acceptable to Administrative Agent, the applicable Account Party and the applicable Depository Bank (as the same may be amended, restated, reaffirmed, supplemented or modified from time to time, the “Controlled Account Agreement”), substantially consistent with the requirements of this Section 4.31 (with such changes thereto as may be required by the Depository Bank and are reasonably satisfactory to the Administrative Agent and the applicable Account Party, including, without limitation, revisions necessary to utilize a separate deposit account control agreement reasonably satisfactory to the Administrative Agent, the Depository Bank and the applicable Account Party) which shall govern the Controlled Account and the rights, duties and obligations of each party to the Controlled Account Agreement.
(b)With respect to each Controlled Account, Borrowers (and applicable Account Party) acknowledges and agrees, and the applicable Controlled Account Agreement (if any) shall provide, that (i) the Controlled Account shall be established in the name of the applicable Account Party, (ii) in the case of any Controlled Account which this Agreement or the applicable Loan Document expressly grants the applicable Account Party rights of withdrawal, the applicable Account Party shall have rights to withdraw sums from such Controlled Account so long as no Default exists, but while any Default exists, Administrative Agent shall have rights to deliver a written notice to the applicable Depository Bank (or, in the case where the Depository Bank for the applicable Controlled Account is the same financial institution as Administrative Agent, to implement internal directions or procedures) that such Depository Bank shall only honor directions from Administrative Agent with respect to application or disbursement of funds from such account, and shall not honor any directions from the Borrowers or applicable Account Party (and upon the delivery of such notice or implementation of such internal directions or procedures, the Borrowers and all other applicable Account Parties shall have no right or authority to withdraw amounts from or otherwise exercise control over such Controlled Account), and (iii) in the case of all other Controlled Accounts, neither the Borrowers nor any Account Party shall have rights to withdraw sums from or otherwise exercise control over such Controlled Account and such Controlled Account shall be subject to the sole
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dominion, control and discretion of Administrative Agent (provided that the applicable Account Party shall have rights to obtain the release of funds from such Controlled Account when no Default exists, pursuant to requests to the Administrative Agent for such sums to be released, in accordance with and subject to all other applicable terms and conditions set forth in this Agreement and the other Loan Documents).
(c)If, from time to time, any Depository Bank is a Lender, (i) Borrower and each applicable Account Party irrevocably authorizes and directs such Depository Bank to comply with any such instructions of Administrative Agent regarding the applicable Controlled Account (including with respect to the disposition of the funds therein) without any further consent from the Depository Bank, and such Lender as such Depository Bank agrees that it shall comply with such instructions without any further consent of Borrowers or any applicable Account Party, (ii) in the event of a conflict, between an instruction from Administrative Agent and an instruction from Borrowers (or applicable Account Party), such Depository Bank shall be fully entitled to rely upon such instructions from Administrative Agent even if such instructions are contrary to any instructions or demands that Borrowers (or applicable Account Party) may give to such Depository Bank, and (iii) such Depository Bank will not be liable to Borrowers or any applicable Account Party for complying with Administrative Agent’s instructions relating to the applicable Controlled Account.
(d)Promptly upon written request by Administrative Agent, Borrowers or other applicable Account Party shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the security interest in any such Controlled Account, (ii) perfect and maintain the validity, effectiveness and priority of such security interest, and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Administrative Agent for the benefit of the Lenders the rights granted or now or hereafter intended to be granted to Administrative Agent and the Lenders with respect to such Controlled Account.
4.31.2Deposits to and Disbursements from a Controlled Account. All deposits to and disbursements of all or any portion of the deposits to a Controlled Account shall be in accordance with this Agreement, any applicable Loan Document and the applicable Controlled Account Agreement (if any). Borrowers and the applicable Account Party shall pay any and all fees charged by any Depository Bank in connection with the maintenance of any Controlled Account required to be established by or for it hereunder, and the performance of such Depository Bank’s duties.
4.31.3Security Interest.
(a)Each Borrower hereby grants (and shall cause each applicable Account Party to grant) a perfected first priority security interest in favor of the Administrative Agent for the ratable benefit of the Lenders in each Controlled Account now or hereafter maintained by or on behalf of
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any Borrower or other Account Party and all financial assets and other property and sums at any time held, deposited or invested therein, and all security entitlements and investment property relating thereto, together with any interest or other earnings thereon, and all proceeds thereof, whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities (collectively, “Controlled Account Collateral”), together with all rights of a secured party with respect thereto (even if no further documentation is requested by Administrative Agent or the Lenders or executed by Borrowers).
(b)Each Borrower and Account Party covenants and agrees:
(i)to do all acts that may be reasonably necessary to maintain, preserve and protect the Controlled Account Collateral;
(ii)to pay prior to delinquency all material Taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Controlled Account Collateral;
(iii)to appear in and defend any action or proceeding which may materially and adversely affect any Borrower’s or other Account Party’s title to or Administrative Agent’s interest in the Controlled Account Collateral;
(iv)except as otherwise permitted by this Agreement or the other Loan Documents, following the creation of each Controlled Account established by or for any Borrower or other Account Party and the initial funding thereof, other than to Administrative Agent pursuant to this Agreement or a Controlled Account Agreement, not to transfer, assign, sell, surrender, encumber, mortgage, hypothecate, or otherwise dispose of any of the Controlled Account Collateral or rights or interests therein, and to keep the Controlled Account Collateral free of all levies and security interests or other Liens or charges except the security interest in favor of Administrative Agent granted hereunder;
(v)to account fully for and promptly deliver to the Administrative Agent, in the form received, all documents, chattel paper, instruments and agreements constituting the Controlled Account Collateral hereunder, endorsed to the Administrative Agent or in blank, as requested by the Administrative Agent in writing, and accompanied by such powers as appropriate and until so delivered all such documents, instruments, agreements and proceeds shall be held by each applicable Borrower and other Account Party in trust for the Administrative Agent, separate from all other property of such Borrowers and Account Parties; and
(vi)from time to time upon written request by Administrative Agent, to furnish such further assurances of each Borrower’s and other Account Party’s title with respect to the Controlled Account Collateral, execute such written agreements, or do such other acts, all as may be reasonably necessary to effectuate the purposes of this agreement or as may be required by law, or in order to perfect or continue the first-priority Lien and security interest of Administrative Agent in the Controlled Account Collateral.

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(c)All interest earned on a Controlled Account shall be retained in such Controlled Account subject to the applicable Account Party’s withdrawal rights set forth herein or in any other applicable Loan Document. The applicable Account Party (or if such Account Party is a disregarded entity for federal income tax purposes, its owner) shall treat all interest earned on a Controlled Account as its income for federal income tax purposes.
(d)Upon the occurrence and during the continuation of a Default, Administrative Agent may (but shall not be obligated to):
(i)without any advertisement or notice to or authorization from Borrowers or any other Account Party (all of which advertisements, notices and/or authorizations are hereby expressly waived), withdraw, sell or otherwise liquidate the funds deposited into any Controlled Account, and apply the proceeds thereof to the unpaid Obligations in such order as Administrative Agent may elect in its sole discretion, without liability for any loss, and Borrowers (for itself and on behalf of each other Account Party) hereby consent to any such withdrawal and application as a commercially reasonable disposition of such funds and agrees that such withdrawal shall not result in satisfaction of the Obligations except to the extent the proceeds are applied to such sums;
(ii)without any advertisement or notice to or authorization from any Borrower or other Account Party (all of which advertisements, notices and/or authorizations are hereby expressly waived), notify any account debtor on any Controlled Account Collateral pledged by any Borrower or other Account Party pursuant hereto or any other Loan Document to make payment directly to Administrative Agent;
(iii)foreclose upon all or any portion of the Controlled Account Collateral pledged by any Borrower or other Account Party or otherwise enforce Administrative Agent’s security interest in any manner permitted by Law or provided for in this Agreement;
(iv)sell or otherwise dispose of all or any portion of the Controlled Account Collateral pledged by any Borrower or other Account Party at one or more public or private sales, whether or not such Controlled Account Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Administrative Agent may determine;
(v)recover from Borrowers all costs and expenses, including without limitation reasonable attorneys’ fees, incurred or paid by Administrative Agent in exercising any right, power or remedy provided by this subsection (d);
(vi)block (or direct the Depository Bank to block) the Borrowers and all other Account Parties from having access to the Controlled Account Collateral; and
(vii)exercise any other right or remedy available to Administrative Agent or the Lenders at law or in equity.

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ARTICLE 5 – NEGATIVE COVENANTS
Each Borrower covenants as of the Closing Date and until such time as all Obligations shall be paid and performed in full, that:
5.1Conditional Sales. No Borrower shall incorporate in the Improvements of such Borrower any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Administrative Agent.
5.2Insurance Policies and Bonds. No Borrower shall do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with any construction at the Property of such Borrower, including any construction of tenant improvements.
5.3Commingling. Except as required (or permitted) under the Loan Documents, no Borrower shall commingle the funds and other assets of such Borrower with those of any Affiliate of such Borrower or any other Person.
5.4Additional Debt. No Borrower shall incur any debt for borrowed money, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, and (b) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Property of such Borrower. No other debt may be secured by a lien on, or security interest in, any Collateral, whether senior, subordinate or pari passu, other than a lien or security interest which constitutes (i) with respect to the Property, a Permitted Encumbrance (as defined in the applicable Security Instrument) or (ii) with respect to the Pledged Equity Interests, Permitted Liens (as defined in the applicable Pledge Agreement).
5.5Sanctions. Borrowers and Guarantor shall not, directly or indirectly, use any proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries or joint venture partners or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.
5.6Anti-Corruption Laws. No Borrower shall directly or indirectly use the proceeds of the Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions.
5.7Ownership; Merger; Consolidation; Purchase or Sale of Assets.
(a)No Borrower will Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories (as defined in the applicable Security Instrument) and other Transfers expressly permitted in the applicable Security Instrument). Except for Permitted Transfers, the Transfer of any direct or indirect Equity Interests in any Borrower shall be deemed to be a prohibited Transfer of the
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Property. Notwithstanding the foregoing, each Borrower is allowed to enter into a non-binding letter of intent or similar non-binding instrument for the sale of all or any part of the Property, which shall not be memorialized in a binding Contract of Sale without Administrative Agent’s prior consent; provided that no such consent shall be required if the expected net cash proceeds of such sale are reasonably expected to be in an amount sufficient to repay all outstanding Obligations or if such sale is permitted without Administrative Agent’s consent pursuant to Section 9.31.
(b)Notwithstanding anything stated to the contrary herein, the following Transfers shall not be prohibited (and shall be expressly permitted) (each a “Permitted Transfer”):
(i)any transfers of shares in KBS Real Estate Investment Trust III, Inc. (“KBS REIT”), provided that Advisor (or other advisor selected by the independent members of the board of directors of KBS REIT and reasonably approved by the Administrative Agent) continues to be the asset manager of KBS REIT and KBS REIT maintains its status as an entity registered with the Securities Exchange Commissions under the Securities Exchange Act of 1934.
(c)In no event shall Borrowers permit or suffer KBS REIT or Advisor to amend, supplement, restate or otherwise modify the Advisory Agreement in manner that would result in any increase in any asset management fees, disposition fees or other fees payable to Advisor thereunder that would be allocable to Borrowers or the Properties, in each case without the prior written consent of Administrative Agent.
5.8Distributions and Redemptions.
5.8.1Without limiting the terms of Section 4.19, no Borrower shall (a) declare or pay any dividends or distributions with respect to, or redeem or agree to redeem any, ownership interest in any Borrower, (b) pay any REIT-level general and administrative costs or expenses or any asset management fees other than Permitted REIT Expenses and Permitted Asset Management Fees when no Restricted Payment Event exists, (c) pay any Deferred Asset Management fees other than in accordance with Section 5.8.2, or (d) during the continuance of a Restricted Payment Event, pay any REIT-level general and administrative costs or expenses or any asset management fees (including but not limited to Permitted REIT Expenses and Permitted Asset Management Fees).
5.8.2Without limiting the terms of Section 4.19, no Borrower shall pay any Deferred Asset Management Fees (and such Deferred Asset Management Fees shall be subordinated to the Obligations) until after the payment in full of all Obligations and the termination of the Commitments, except that Borrowers shall be permitted to pay Deferred Asset Management Fees after the Initial Stated Maturity Date from available net cash flow at the Properties if the following conditions are satisfied:
(a)all interest and other Obligations then due and owing under this Agreement shall have been paid in full;
(b)no Restricted Payment Event is then continuing;

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(c)the amounts available in the Cash Flow Sweep Account (or in a separate pledged account) that have not been earmarked for other uses are sufficient for the funding of all Approved TILC Costs and Approved Capex Costs that have been contracted for in connection with leases or other capital commitments that have been entered into, and
(d)after giving effect to such payment, the Ongoing Debt Service Coverage Ratio shall be at least equal to 1.20:1.00.
5.8.3Without limiting the terms of Section 5.8.1, Borrowers shall not cause, permit or suffer any distributions or redemptions to be paid to the shareholders of KBS REIT other than, provided no Default has occurred and is continuing and such amounts are distributed by Guarantor (or by its direct or indirect equityholders) for such purpose and not by Borrowers, amounts required to be distributed for KBS REIT to maintain its status as a real estate investment trust for federal income tax purposes.
5.9Accenture Pledge.
(a)Except pursuant to or as otherwise expressly permitted under the Accenture Pledge Agreement, no Borrower shall cause, permit or suffer any Accenture Pledgor to (i) Transfer all or any portion of its Pledged Equity Interests in the Accenture Pledged Entities, or any legal or beneficial interest therein, (ii) pledge or suffer to exist any Lien on all or any portion of such Pledged Equity Interests (including rights to distributions or other economic interests) (other than Permitted Liens, as defined in the Accenture Pledge Agreement), or (iii) agree with any other Person not to pledge or suffer to exist any Lien on all or any portion of (x) such Pledged Equity Interests (including rights to distributions or other economic interests) or (y) Accenture Tower.
(b)It shall constitute a breach by Borrowers hereunder if any Accenture Pledged Entity grants or suffers to exist any mortgage or deed of trust or other Liens on any of the real property owned by such Accenture Pledged Entity without the prior written consent of Administrative Agent other than (i) Permitted Liens, as defined in the Accenture Pledge Agreement, (ii) those mortgages, deeds of trust and other Liens existing as of the Eighth Modification Date (and any Permitted Refinancing thereof, so long as the net proceeds of such refinancing, as reasonably calculated to the satisfaction of Administrative Agent without deduction for any fees payable to Affiliates of Borrowers), are applied to prepay the Loan on the date on which such refinancing closes (with the understanding that such prepayment shall first be treated as a distribution up to Guarantor and then a contribution down to Borrowers prior to the application of amounts to prepay the Loan), it being understood that any such Permitted Refinancing, or any prepayment of the Loan from the proceeds thereof, shall not extinguish or otherwise limits the rights of Administrative Agent and the Lenders under the Accenture Pledge Agreement or the covenants with respect to the Accenture Pledge Entity or Accenture Tower that are contained in this Agreement or in the Guaranty); (iii) Liens for taxes, assessments or governmental charges or levies on its property that are not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; (iv) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business that secure payment of obligations that are not more than 60 days past due or that are
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being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and (v) Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP.
(c)On the date of the sale of any real property owned by an Accenture Pledged Entity (or of any direct or indirect Equity Interests in an Accenture Pledged Entity), (i) Borrowers shall cause the applicable Pledgor to cause all Net Sale Proceeds (as calculated in accordance with the Accenture Pledge Agreement, including but not limited to permitted advisor and disposition fees, if any) to be distributed up to Guarantor and then contributed down to Borrowers or paid directly to Borrowers (with the understanding that such payment shall be treated as a distribution up to Guarantor and a contribution down to Borrowers), (ii) Borrowers shall deposit the first $10,000,000 of the Net Sale Proceeds in the Cash Sweep Collateral Account, which funds shall be deemed to be Applicable Per Project Sale Proceeds Deposit Amounts, and (iii) Borrowers shall prepay the Loan (without fee, premium or penalty) in an aggregate amount equal to 100% of the remainder of such Net Sale Proceeds (after depositing the first $10,000,000 thereof in the Cash Sweep Collateral Account pursuant to clause (ii) above).
(d)Borrowers shall not, and shall not cause, permit, or suffer the Accenture Pledged Entities to, amend or otherwise modify their respective operating agreements or limited partnership agreements in a manner that would reasonably be expected to result in a material adverse effect to the Administrative Agent and the Lenders or in a violation of any Pledge Agreement without the prior written consent of Administrative Agent, in its sole and absolute discretion.
5.10Prime Shares.
(a)No Borrower shall cause, permit or suffer Prime Pledgor to (i) Transfer all or any portion of the Prime Shares (or any of its security entitlements related thereto) (x) other than pursuant to an arm’s length sale to an unaffiliated third party purchaser for cash or (y) without causing the Net Sale Proceeds with respect thereto to be contributed down to Borrowers (or paid directly to Borrowers, with the understanding that such payment shall be treated as a distribution up to Guarantor and a contribution down to Borrower) as and to the extent required under this Section 5.10, (ii) Transfer all or any portion of the Prime Shares (or any of its security entitlements related thereto) during a Default without Administrative Agent’s prior written consent, (iii) pledge or suffer to exist any Lien on all or any portion of the Prime Shares (including rights to distributions or other economic interests), (iv) agree with any other Person not to pledge or suffer to exist any Lien on all or any portion of the Prime Shares (including rights to distributions or other economic interests), or (v) Transfer all or any portion of the Prime Shares constituting Collateral (or any of its security entitlements related thereto) until there are no Prime Shares other than the Prime Shares constituting Collateral and, provided the proceeds that would be derived from the sale of such Excluded Prime Shares are not then required for the distributions that are permitted to be made therefrom in accordance with Section 5.10(c), Excluded Prime Shares.
(b)On the date of the sale of any Prime Shares (other than Excluded Prime Shares), Borrowers shall cause Prime Pledgor to contribute all Net Sale Proceeds down to a Borrower or to
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have such Net Sale Proceeds paid directly to a Borrower (with the understanding that such payment shall be treated as a contribution down to such Borrower) for application as follows, in the following order of priority (on an aggregate basis with respect to all Net Sale Proceeds from any sale of Prime Shares from time to time):
(i)first, on a pari passu basis, such Borrower shall apply the first $30,000,000 in aggregate Net Sale Proceeds from Prime Shares (other than Excluded Prime Shares) as follows: (A) 50% to prepayment of the principal balance of the Loan (without fee, premium or penalty) and (B) 50% towards distributions to Guarantor to fund capital and other cash flow needs of its subsidiaries and their respective Affiliates;
(ii)second, on a pari passu basis, such Borrower shall apply all additional aggregate Net Sale Proceeds from Prime Shares (other than Excluded Prime Shares) as follows: (A) 50% to prepayment of the principal balance of the Loan (without fee, premium or penalty) and (B) 50% to fund deposits to the Cash Flow Sweep Account, which funds shall thereafter be funds in the Cash Sweep Collateral Account and subject to all of the terms and conditions set forth in this Agreement and the other Loan Documents with respect thereto, including but not limited to those set forth in Section 4.25.3 for a Cash Sweep Disbursement from the Cash Sweep Collateral Account.
(c)Provided no Default has occurred and is then continuing, Guarantor may from time to time sell Prime Shares in an aggregate amount not to exceed 40,000,000 units (collectively, “Excluded Prime Shares”), the Net Sale Proceeds from which, notwithstanding the foregoing clause (b), may be retained by Guarantor for distribution ultimately to the shareholders of KBS REIT in an amount that is certified by Guarantor to Administrative Agent to be necessary to distribute to such shareholders as a direct result of a tax gain on sale of one of the Properties in order for KBS REIT to maintain its status as a real estate investment trust for federal income tax purposes.
5.11Almaden Financial Plaza. No Borrower shall cause, permit or suffer Guarantor to cause, permit or suffer:
(a)any grant of, or the existence of, any mortgage or deed of trust or other Liens on Almaden Financial Plaza (or any pledge of, or the existence of any other Liens on, any direct or indirect Equity Interests in KBSIII Almaden Financial Plaza, LLC held by Guarantor) without the prior written consent of Administrative Agent other than (i) those mortgages, deeds of trust and other Liens existing as of the Eighth Modification Date (and any Permitted Refinancing thereof, so long as the net proceeds of such refinancing, as reasonably calculated to the satisfaction of Administrative Agent without deduction for any fees payable to Affiliates of Borrowers, are applied to prepay the Loan on the date on which such refinancing closes (with the understanding that such prepayment shall first be treated as a distribution up to Guarantor and then a contribution down to Borrowers prior to the application of amounts to prepay the Loan), it being understood that any such Permitted Refinancing, or any prepayment of the Loan from the proceeds thereof, shall not extinguish or otherwise limits the rights of Administrative Agent and the Lenders under
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the covenants with respect to Alameda Financial Plaza that are contained in this Agreement or in the Guaranty); (ii) Liens for taxes, assessments or governmental charges or levies on its property that are not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; (iii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business that secure payment of obligations that are not more than 60 days past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and (iv) Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP; or
(a)Except for restrictions provided in the mortgages, deeds of trust and other Liens existing as of the Eighth Modification Date (or in any refinancing thereof), any agreement with any other Person not to Transfer Almaden Financial Plaza (or any direct or indirect Equity Interests in KBSIII Almaden Financial Plaza, LLC held by Guarantor); or
(b)the Transfer of all or any portion of Almaden Financial Plaza (or of any direct or indirect Equity Interests in KBSIII Almaden Financial Plaza, LLC held by Guarantor) (x) other than pursuant to an arm’s length sale to an unaffiliated third party purchaser for cash or (y) without causing the Net Sale Proceeds with respect thereto to be distributed up to Guarantor and contributed down to Borrowers (or paid directly to Borrowers, with the understanding that such payment shall be treated as a distribution up to Guarantor and a contribution down to Borrower) for application as follows, in the following order of priority:
(i)first, Borrower shall prepay the Loan (without fee, premium or penalty) in an aggregate amount equal to the lesser of (i) $10,000,000 and (ii) all such Net Sale Proceeds;
(ii)second, Borrower shall prepay the Loan (without fee, premium or penalty) in an aggregate amount equal to 50% of the remainder of such Net Sale Proceeds (after applying the first $10,000,000 thereof to prepay the Loan pursuant to clause (a) above); and
(iii)finally, Borrowers shall deposit all remaining Net Sale Proceeds in the Cash Sweep Collateral Account, which funds shall thereafter be funds in the Cash Sweep Collateral Account and subject to all of the terms and conditions set forth in this Agreement and the other Loan Documents with respect thereto, including but not limited to those set forth in Section 4.25.3 for a Cash Sweep Disbursement from the Cash Sweep Collateral Account.
5.12Passive Holding Company. Borrowers shall not cause, permit or suffer any Structuring HoldCo to conduct, transact or otherwise engage in any active trade or business or operations or incur any indebtedness or other liability other than, directly or indirectly, through the applicable Borrower or Accenture Pledged Entity, nor own any assets other than direct or indirect Equity Interests in the applicable Borrower or Accenture Pledged Entity; provided that the
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foregoing will not prohibit any Pledgor from incurring its obligations under the applicable Pledge Agreement or taking any other action required under the Loan Documents or required for compliance with the requirements applicable to it as a Limited Purpose Entity.
5.13Swap Transactions. No Borrower shall enter into a Swap Transaction without the consent of the Administrative Agent.
ARTICLE 6 – REPRESENTATIONS AND WARRANTIES
Each Borrower, for and on behalf of such Borrower (and not for or on behalf of any other Borrower), makes the following representations and warranties to Administrative Agent and each Lender as of the Closing Date and as of the date of each advance hereunder as to itself and the Property it owns:
6.1Organization, Power and Authority of Borrowers; Loan Documents. Each Borrower (a) is a limited liability company duly organized, existing and in good standing under the laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land of such Borrower is located (if different from the state of its formation) and in any other state where the nature of such Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which each Borrower is a party have been duly executed and delivered by such Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of such Borrower. The Loan Documents to which each Borrower is a party constitute the valid and legally binding obligations of such Borrower and are fully enforceable against such Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors’ rights.
6.2Other Documents; Laws. The execution and performance of the Loan Documents to which each Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of such Borrower, or any contract, agreement, document or other instrument to which such Borrower is a party or by which such Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which such Borrower is subject.
6.3Taxes. For U.S. federal income tax purposes, each Borrower is and has at all times been treated as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(c). To each Borrower’s knowledge and belief, such Borrower has filed (or has obtained effective extensions for filing) all federal, state, county and municipal tax returns required to have been filed by such Borrower and has paid all Taxes which have become due whether or not shown on such returns or pursuant to any Tax assessments received by such Borrower, other than Taxes which are not yet delinquent. To each Borrower’s knowledge, such tax returns (if any) reflect (in all
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material respects) the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the IRS or other applicable tax authority upon audit.
6.4Legal Actions. There are no material Claims or investigations by or before any court or Governmental Authority, with respect to which any Borrower has been served, or to the best of such Borrower’s knowledge and belief, threatened in writing against or affecting such Borrower, such Borrower’s business or the Property of such Borrower. No Borrower is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting such Borrower or the Property of such Borrower.
6.5Nature of Loan. Each Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.
6.6Trade Names. Each Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Administrative Agent in writing.
6.7Financial Statements. The financial statements heretofore delivered by each Borrower and Guarantor to Administrative Agent are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.
6.8No Material Adverse Change. No material adverse change has occurred in the financial conditions reflected in the financial statements of any Borrower or Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by any Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Administrative Agent.
6.9ERISA and Prohibited Transactions. As of the Closing Date and throughout the term of the Loan: (a) no Borrower is and will be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of each Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with any Borrower are not and will not be subject to state statutes applicable to such Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) no Borrower will engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Administrative Agent of any of its rights under any of the Security Instruments, Pledge Agreements or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Each Borrower agrees to deliver to Administrative Agent and each Lender such certifications or other evidence of compliance with the provisions of this Section as Administrative Agent or, subject to the terms of Section 4.8(e), any Lender may from time to time request.

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6.10Compliance with Laws and Zoning and Other Requirements; Encroachments. To each Borrower’s knowledge and belief, such Borrower is in compliance with the requirements of all applicable Laws. To each Borrower’s knowledge and belief, the use of the Property of such Borrower complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land. To each Borrower’s knowledge and belief, all use and other requirements of any Governmental Authority having jurisdiction over the Property of such Borrower have been satisfied. To each Borrower’s knowledge and belief, no violation of any Law exists with respect to the Property of such Borrower. To each Borrower’s knowledge and belief, and except as may be disclosed in the Survey, the Improvements of such Borrower are constructed entirely on the Land of such Borrower and do not encroach upon any easement or right-of-way, or upon the land of others. To each Borrower’s knowledge and belief, (i) the Improvements of such Borrower comply with all applicable building restriction lines and set-backs, however established, and (ii) are in strict compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations.
6.11Certificates of Occupancy. To each Borrower’s knowledge and belief, all certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the Improvements of such Borrower have been validly issued.
6.12Utilities; Roads; Access. To each Borrower’s knowledge and belief, all utility services necessary for the operation of the Improvements of such Borrower for their intended purposes have been fully installed, including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication. To each Borrower’s knowledge and belief, all roads and other accesses necessary to serve the Land of such Borrower and Improvements of such Borrower have been completed, are serviceable in all weather, and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.
6.13Other Liens. Except for contracts for labor, materials and services furnished or to be furnished in connection with any construction at a Property, including any construction of tenant improvements, no Borrower has made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property of such Borrower.
6.14No Defaults. To each Borrower’s knowledge and belief, (i) there is no Default or Potential Default under any of the Loan Documents, and (ii) there is no default or event of default under any material contract, agreement or other document related to the construction or operation of the Improvements of such Borrower.
6.15No Broker. Except as disclosed to Administrative Agent, no financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by any Borrower, Guarantor or any Affiliate thereof in connection with the Loan.
6.16Not a Foreign Person. No Borrower is a “foreign person” within the meaning of Section 1445 or 7701 of the Code. Without limiting the foregoing, no Borrower is a foreign
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corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Code).
6.17OFAC. Neither any Borrower, nor any of their respective subsidiaries, nor, to the knowledge of each Borrower, any director, officer, employee, agent, Affiliate or representative of any Borrower or any of their subsidiaries, is a Prohibited Person.
6.18Anti-Corruption Laws. Each Borrower and its respective Affiliates have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and KBS Capital Advisors LLC, the investment advisor to each Borrower, has, on behalf of each Borrower, instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws.
6.19Affected Financial Institution. Neither any Borrower nor Guarantor is an Affected Financial Institution.
6.20Pledged Equity Interests. All of the Pledged Equity Interests are owned by the respective Pledgors, free and clear of all Liens other than Permitted Liens (as defined in the applicable Pledge Agreement).
6.21Deposit Accounts. Other than the Property Accounts and Portfolio Account (and any lease termination fee accounts which are being closed and the balances thereof deposited in the Cash Sweep Collateral Account promptly upon the Eighth Modification Date or legacy accounts (in which Administrative Agent holds a security interest that has been perfected through the execution and delivery by the applicable depository bank of a deposit account control agreement) permitted to remain open as a post-closing matter in accordance with the Eighth Modification Agreement), there are no deposit accounts maintained by or on behalf of Borrowers (other than such other accounts as are expressly permitted or required under the Loan Documents), and all revenues derived from the Properties from and after the Eighth Modification Date, have been deposited into Property Accounts.
ARTICLE 7 – DEFAULT AND REMEDIES
7.1Events of Default. The occurrence of any one of the following shall be a default under this Agreement (“Default”):
(a)Borrowers (or any of them) fail(s) to pay (i) any Obligation under this Agreement (other than sums payable upon the maturity of the Loan or in satisfaction of the requirements set forth in Section 1.6.2) or make any deposits into the Property Accounts or Cash Sweep Collateral Account required under this Agreement, in each case within five (5) business days after the same becomes due or are required, whether on the scheduled due date or upon acceleration or otherwise, or (ii) when due any Obligation under this Agreement payable upon maturity of the Loan or pursuant to Section 1.6.2.
(b)Other than as expressly described in other subsections of this Section 7.1, a Default or Event of Default (as defined therein) occurs under any Note or any Security Instrument or any
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Pledge Agreement or any other Loan Document, or any Borrower or Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents within any applicable grace or cure period, or, if no cure period is specified with respect to any such failure (that is not itself specifically identified as a Default or Event of Default therein), any such failure continues uncured for a period of thirty (30) days after Notice from Administrative Agent or any Lender to such Borrower, unless (i) such failure, by its nature, is not capable of being cured within such period, (ii) within such period, such Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (iii) such Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Administrative Agent or any Lender.
(c)Any information contained in any financial statement, schedule, report or any other document delivered by any Borrower or Guarantor to Administrative Agent or any Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or any Borrower or Guarantor shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Administrative Agent or any Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.
(d)Any Borrower fails to deposit funds into the Borrowers’ Deposit Account pursuant to and as required by the provisions of Section 4.6, within ten (10) Business Days from the effective date of a Notice from Administrative Agent requesting such deposit, or any Borrower fails to deliver to Administrative Agent any Condemnation Awards or Insurance Proceeds within ten (10) days after such Borrower’s receipt thereof.
(e)Any Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.4.
(f)Any Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other subsections of this Section 7.1), and such failure continues uncured for a period of thirty (30) days after Notice from Administrative Agent to such Borrower, unless (i) such failure, by its nature, is not capable of being cured within such period, and (ii) within such period, such Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (iii) such Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Administrative Agent.
(g)Any permit, license, certificate or approval that any Borrower is required to obtain with respect to any construction activities at the Property of such Borrower or the operation, leasing or maintenance of the Improvements of such Borrower or the Property of such Borrower lapses or ceases to be in full force and effect for a period of thirty (30) days, unless (i) the failure to maintain any such permit, license, certificate or approval, by its nature, is not capable of being cured within such period, (ii) within such period, such Borrower commences to cure such failure and thereafter
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diligently prosecutes the cure thereof, and (iii) such Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Administrative Agent.
(h)A lien for the performance of work or the supply of materials filed against any Property, or any stop notice served on any Borrower, any contractor of any Borrower, Administrative Agent or any Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service in violation of the terms of Section 4.3 above.
(i)Any Borrower, Guarantor or any Structuring Holdco files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against any Borrower, Guarantor or any Structuring Holdco and such involuntary bankruptcy petition continues undismissed for a period of ninety (90) days after the filing thereof.
(j)Any Borrower, Guarantor or any Structuring Holdco applies for or consents in writing to the appointment of a receiver, trustee or liquidator of such Borrower, Guarantor, Structuring Holdco, any Property, any Pledged Equity, or all or substantially all of the other assets of any Borrower, Guarantor or any Structuring Holdco, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of any Borrower, Guarantor, any Structuring Holdco, any Property, any Pledged Equity or all or substantially all of the other assets of any Borrower, Guarantor or any Structuring Holdco, but only if any of the foregoing is not dismissed within ninety (90) days after such appointment, judgment or decree.
(k)If elected by the Required Lenders, any Borrower, Guarantor or any Structuring Holdco admits in writing its inability or fails generally to pay its debts as they become due (other than principal of the Loan due at maturity).
(l)A final nonappealable judgment for the payment of money involving more than $1,000,000 is entered against any Borrower, Guarantor or any Structuring Holdco, and such Borrower, Guarantor or Structuring Holdco, as applicable, fails to discharge the same, or fails to cause it to be discharged or bonded off to Administrative Agent’s satisfaction, within thirty (30) days from the date of the entry of such judgment.
(m)Unless the written consent of Administrative Agent is previously obtained, all or substantially all of the business assets of any Borrower, Guarantor or any Structuring Holdco are sold, any Borrower, Guarantor or any Structuring Holdco is dissolved, or there occurs any change in the form of business entity through which any Borrower, Guarantor or any Structuring Holdco presently conducts its business or any merger or consolidation involving any Borrower, Guarantor or any Structuring Holdco.
(n)[Reserved]
(o)A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to any Property, Pledged Equity Interest or any part of any of the foregoing, on the grounds that such Property, Pledged Equity Interest or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person, including any tenant, pursuant to any Law, including the Controlled
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Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not such Property or Pledged Equity Interest, or the applicable Security Instrument or Pledge Agreement, shall become subject to forfeiture or seizure in connection therewith; provided, however, that no Default shall occur under this clause (o) unless Borrower fails to have the enforcement action stayed (so long as such stay is not lifted) or dismissed within ninety (90) days after the commencement of such proceedings.
(p)Any Borrower, Guarantor or any Structuring Holdco (i) is liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, pursuant to a Delaware LLC Division), (ii) divides into two or more Persons, including becoming a Delaware Divided LLC (whether or not the original Person survives such division), or (iii) creates, or reorganizes into, one or more series pursuant to a Delaware LLC Division or otherwise.
(q)Any Borrower violates or suffers the violation of any of the terms of Article V (other than those expressly described in other subsections of this Section 7.1), and such failure continues uncured for a period of ten (10) Business Days after the earlier of (x) Notice from Administrative Agent to such Borrower or (y) the earliest date on which any Borrower first becomes aware of such violation.
(r)Any Borrower violates or suffers the violation of the (i) terms of the second sentence of Section 4.19, or (ii) the terms of Section 4.28, Section 5.7, Section 5.8, Section 5.9, Section 5.10, Section 5.11, or Section 9.31.
(s)If elected by the Required Lenders, a written demand for payment following default is delivered to Guarantor by U.S. Bank National Association, a national banking association (“U.S. Bank”) under the terms and conditions of (i) that certain Credit Agreement, dated as of July 30, 2021 (as amended), by and among Guarantor, U.S. Bank, as administrative agent, the lenders party there to, and Bank of America, N.A., a national banking association, as joint lead arranger and syndication agent, (ii) that certain Payment Guaranty Agreement, dated as of October 17, 2018 (as amended), executed by Guarantor for the benefit of U.S. Bank, as administrative agent for itself and as a “Lender” or (iii) any other indebtedness of Guarantor where the demand made or amount guarantied is greater than $5,000,000.
(t)[reserved]
(u)If elected by the Required Lenders, a written demand for payment following default is delivered to Guarantor by Equitable Financial Life Insurance Company (“Almaden Plaza Lender”) under the terms and conditions of that certain Note, dated as of November 18, 2020, executed by KBSIII Almaden Financial Plaza, LLC for the benefit of the Almaden Plaza Lender, as amended, restated, supplemented or otherwise modified from time to time, where the demand made or amount guarantied is greater than $5,000,000.
(v)If elected by the Required Lenders, a written demand for payment following default is delivered to Guarantor by Fifth Third Bank, National Association (“Fifth Third”) under the terms and conditions of that certain Loan Agreement, dated as of September 1, 2022, by and among KBSIII Park Place Village, LLC, the lenders party thereto from time to time and Fifth Third, as
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agent for the lenders, as amended, restated, supplemented or otherwise modified from time to time, where the demand made or amount guarantied is greater than $5,000,000.
(w)[reserved]
(x)Any Borrower or Structuring HoldCo fails to be a Limited Purpose Entity.
(y)Any failure of the Properties to satisfy the requirements of Section 4.17(c) for any two successive and consecutive Test Dates occurring on or after September 30, 2025.
7.2Remedies. Upon the occurrence and during the continuance of a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable (provided that, without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, any obligation of Lenders to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent or Lenders); (b) reducing any claim to judgment; (c) obtaining appointment of a receiver (to which each Borrower hereby consents) and/or judicial or nonjudicial foreclosure under any of the Security Instruments or Pledge Agreements; (d) terminating Lenders’ Commitments; (e) in its own name on behalf of the Lenders or in the name of any of the Borrowers, entering into possession of any of the Properties, leasing and operating any of the Properties, performing all work and constructing Improvements; and (f) exercising the rights provided for in Section 4.31 and otherwise setting-off and applying, to the extent thereof and to the maximum extent permitted by Law, sums in the Cash Sweep Collateral Account (including all Subaccounts), Portfolio Account, Property Accounts, any other Controlled Accounts, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness.
Each Borrower hereby appoints Administrative Agent as such Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in such Borrower’s name upon the occurrence and during the continuance of a Default: (i) endorse the name of such Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to such Borrower with respect to the Property of such Borrower; (ii) prosecute or defend any action or proceeding incident to the Property of such Borrower; (iii) pay, settle, or compromise all bills and claims regarding the Property of such Borrower; (iv) perform the obligations and exercise the rights of such Borrower under all Leases, guaranties and other agreements to which it is a party or by which the Property of such Borrower is bound, enter into Leases, guaranties and other agreements regarding the Property of such Borrower and pay all leasing, operating and capital expenses of the Property of such Borrower; and (v) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of such Borrower, whether or not previously incorporated into the Improvements of the Property of such
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Borrower. Neither Administrative Agent nor any Lender shall have any liability to any Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.
ARTICLE 8 – ADMINISTRATIVE AGENT
8.1Appointment and Authorization of Administrative Agent.
(a)Each Lender hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Borrowers, without further inquiry or investigation, shall, and are hereby authorized by Lenders to, assume that all actions taken by Administrative Agent hereunder and in connection with or under the Loan Documents are duly authorized by Lenders and Borrowers shall be entitled to rely on Administrative Agent’s acknowledgment of consent and approvals when required under the Loan Documents. The term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, and its duties and responsibilities shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and no implied covenants, functions, responsibilities, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent or its Related Parties;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
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(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, Guarantor or any of their Related Parties that is communicated to or obtained by the Person serving as Administrative Agent or any of its Related Parties in any capacity.
(c)No individual Lender or group of Lenders shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of any Borrower or any other party pursuant to the Loan Documents, or otherwise. All such rights, on behalf of Administrative Agent or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of the Lenders. Such rights, however, are subject to the rights of a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including (i) the determination if and to what extent matters or items subject to Administrative Agent’s satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 7 or pursuant to any other Loan Document and any action so taken or not taken shall be deemed consented to by Lenders.
(d)In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, Guarantor or any other Person liable for any part of the Indebtedness, no individual Lender or group of Lenders shall have the right, and Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Borrower or any other Person) shall be exclusively entitled and empowered on behalf of itself and the Lenders, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 4.15 allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar
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official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 4.15.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of Lenders except as approved by the Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by the Required Lenders in any such proceeding.
8.2Delegation of Duties; Advice.
(a)Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loan as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(b)Administrative Agent shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel or other consultant experts.
8.3Liability of Administrative Agent. Neither Administrative Agent nor any Related Party of Administrative Agent shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as Administrative Agent shall believe in good faith shall be necessary or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Borrower, Guarantor, any subsidiary or Affiliate of any Borrower or Guarantor, or any other Person, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or
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thereunder. Neither Administrative Agent nor any Related Party of Administrative Agent shall be under any obligation to any Lender or participant or any other Person to inspect the properties, books or records of any Borrower, Guarantor, any of their Related Parties or any other Person, or to ascertain or inquire into (u) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (v) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (w) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (x) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (y) the value or the sufficiency of any Collateral, or (z) the satisfaction of any condition set forth herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
8.4Reliance by Administrative Agent. Administrative Agent is authorized to rely upon the continuing authority of the Authorized Persons, Authorized Signers, and designated Authorized Portal Users to bind any Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of Draw Requests and the selection of interest rates. Such authorization may be changed only upon written notice addressed to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent. Without limitation of the foregoing, Administrative Agent shall be entitled to rely, and shall be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, telephone message, email or other electronic (including any Internet or intranet website posting or other distribution) communication, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. In determining compliance with any condition hereunder to the making of the Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of the Loan. For purposes of determining compliance with the conditions specified in Exhibit “C”, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such
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greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders. Notwithstanding anything to the contrary herein, in no event shall Administrative Agent be required to take any action that it determines may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and Administrative Agent shall be indemnified by Lenders pursuant to Section 8.7 with respect to such determination.
8.5Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Potential Default unless Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement and describing such Default or Potential Default, and Administrative Agent determines that such Default or such Potential Default (if it were to become a Default) will have a Material Adverse Effect. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Default as may be requested by the Required Lenders in accordance with Article 7; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.
8.6Credit Decision; Disclosure of Information by Administrative Agent.
(a)Each Lender acknowledges that neither Administrative Agent nor any Related Party of Administrative Agent has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower and Guarantor, shall be deemed to constitute any representation or warranty by Administrative Agent or any Related Party of Administrative Agent to any Lenders as to any matter, including whether Administrative Agent or any Related Party of Administrative Agent have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any Related Party of Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and Guarantor, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers and Guarantor hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent or any Related Party of Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such
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investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower and Guarantor.
(b)Administrative Agent promptly after its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide each Lender and/or make available for such Lender’s inspection during reasonable business hours and at such Lender’s expense, promptly after such Lender’s written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent’s possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of any Borrower, Guarantor or other Person liable for payment or performance by Borrowers of any obligations under the Loan Documents, then in Administrative Agent’s possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent’s possession with respect to the Loan and bearing on the continuing creditworthiness of Borrowers or Guarantor, or any of their respective Affiliates; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent’s part; and provided, further, that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or Guarantor or any of their respective Affiliates which may come into the possession of Administrative Agent or any Related Party of Administrative Agent.
8.7Indemnification of Administrative Agent. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, LENDERS HEREBY INDEMNIFY ADMINISTRATIVE AGENT AND EACH RELATED PARTY OF ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF ANY BORROWER AND WITHOUT LIMITING THE OBLIGATION OF ANY BORROWER TO DO SO), PRO RATA, AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH RELATED PARTY OF ADMINISTRATIVE AGENT FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT, INCLUDING BEFORE, DURING AND AFTER ANY FORECLOSURE OF ANY SECURITY INSTRUMENT OR PLEDGE AGREEMENT, OTHER EXERCISE OF RIGHTS AND REMEDIES OR SALE OF ANY PROPERTY, INCLUDING THOSE IN WHOLE OR PART ARISING FROM ADMINISTRATIVE AGENT’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; provided, however, that no Lender shall be liable for the payment to Administrative Agent or any Related Party of Administrative Agent of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s own gross negligence or willful
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misconduct; provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.7. All payments on account of the foregoing shall be due and payable ten (10) days after demand by Administrative Agent therefor. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of any Borrower, each Lender shall reimburse Administrative Agent within ten (10) days after demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by Administrative Agent as described in Section 4.15. The undertaking in this Section 8.7 shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all Obligations.
8.8Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any party to the Loan Documents and their respective subsidiaries and other Affiliates as though Administrative Agent was not Administrative Agent hereunder, without notice to or consent of Lenders and without any duty to account therefor to Lenders. Lenders acknowledge that one or more Borrowers and Bank of America or its Affiliate have entered or may enter into Swap Transactions. Lenders shall have no right to share in any portion of any payments made by any Borrower under the terms of such Swap Transactions (except and to the extent Lenders shall have participated with Bank of America or such Affiliate in such Swap Transactions). Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties’ Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Pro Rata Share of the Loan, Bank of America shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent or party to Swap Transactions, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.
8.9Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to Lenders and Borrowers. Additionally, if the Person serving as Administrative Agent is a Defaulting Lender, commits gross negligence or willful misconduct in exercising its rights and obligations hereunder or under any of the other Loan Documents, or is no longer an Arranger hereunder, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrowers and such Person, remove such Person as Administrative Agent. If Administrative Agent resigns or is so removed by the Required Lenders under this Agreement, the Required Lenders shall, (i) within thirty (30) days after receipt of Administrative Agent’s notice of resignation or (ii) within five Business Days of the removal of Administrative Agent, as applicable, appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by Borrowers at all times other than during the existence of a Default (which consent of Borrowers shall not be unreasonably withheld or delayed). Upon the acceptance by the successor administrative agent of
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its appointment as successor administrative agent hereunder, the retiring Administrative Agent’s resignation or removal, as applicable, shall be effective, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, or on or before the removal day specified by Required Lenders in their removal notice to Administrative Agent and Borrowers, whichever applies, then the Lender other than the retiring Administrative Agent holding the largest Commitment shall automatically become the successor administrative agent; it being understood and agreed that the retiring Administrative Agent’s resignation or removal, as applicable, shall in all instances become effective upon such thirtieth (30th) day, or upon the removal day set forth in Required Lenders’ removal notice, whichever applies. After the effective date any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
8.10Releases; Acquisition and Transfers of Collateral.
(a)Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Collateral (i) upon the termination of the Commitments, the termination of all obligations of each Swap Counterparty to advance any funds under any Swap Contract, and payment and satisfaction in full of all Indebtedness; (ii) constituting a release, transfer or sale of a lien or Collateral if Borrowers will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title (1) in the discretion of Administrative Agent if a purchase price of at least ninety percent (90%)) of the value indicated in the most recent Acceptable Appraisal of the collateral obtained by Administrative Agent and made in accordance with regulations governing Administrative Agent, less any reduction indicated in the appraised value estimated by any experts in the applicable areas engaged by Administrative Agent; or (2) if approved by the Required Lenders.
(b)If all or any portion of the Collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the Collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the “Acquisition Date”). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any Collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, the “OREO Property Manager”) experienced in the management, leasing, sale and/or disposition of similar properties.
(c)After consulting with the OREO Property Manager, Administrative Agent shall prepare a written plan for operation, management, improvement, maintenance, repair, sale and
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disposition of the Collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the OREO Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent, any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to Section 8.10(a), have the right but not the obligation to take any action in connection with the Collateral (including those with respect to all Real Property Taxes, Insurance Premiums, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.
(d)Upon written request by Administrative Agent or any Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Collateral pursuant to this Section 8.10; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of any Borrower other than those expressly being released.
(e)If only two (2) Lenders exist at the time Administrative Agent receives a purchase offer for Collateral, the consent of the Required Lenders is required pursuant to Section 8.10(a), and one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may, in writing to the other Lender, offer (“Purchase Offer”) to purchase all of the non-consenting Lender’s right, title and interest in such Collateral for a purchase price equal to the non-consenting Lender’s Pro Rata Share of the net proceeds anticipated from such sale of such Collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) (“Lender Net Sale Proceeds”). Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender’s right, title and interest in such Collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender’s Pro Rata Share of the Lender Net Sale Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of such Collateral or ninety (90) days after receipt by the non-consenting Lender of the Purchase Offer, regardless of whether such Collateral is sold.

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8.11Application of Payments. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities and/or foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, costs, expenses (including those in Section 8.7) and reimbursements then due to Administrative Agent from Borrowers (including any of the foregoing constituting Administrative Agent Advances, together with interest thereon); second, to pay any fees, costs, expenses and reimbursements then due to Lenders from Borrowers (including any of the foregoing constituting Administrative Agent Advances, together with interest thereon, reimbursed by Lenders); third, to pay (on a pari passu basis) pro rata interest and late charges due in respect of the Indebtedness and regularly occurring payments under any Swap Contract; fourth, to pay (on a pari passu basis) or prepay pro rata principal of the Indebtedness and “Settlement Amounts” or “Close-Out Amounts”, and similar payments, as applicable, payable by any Borrower under Swap Transactions; and last, to Borrowers, if required by Law, or Lenders in Pro Rata Share percentages equal to their percentages at the termination of the Aggregate Commitments.
Notwithstanding anything to the contrary in this Agreement, obligations arising under Swap Contracts shall be excluded from the application described above in this Section 8.11 if Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank. Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of this Article VIII for itself and its Affiliates as if a “Lender” party hereto.
8.12Administrative Agent Advances.
(a)Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to make, authorize or determine other advances, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any costs, fees and expenses as described in Section 4.15, (ii) when the applicable conditions precedent set forth in Exhibit “C” have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Collateral or any portion thereof (including those with respect to Real Property Taxes, Insurance Premiums, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 8.5, after the occurrence of a Default, and (B) subject to Section 8.10, after acquisition of all or a portion of the Collateral by foreclosure or otherwise; provided, however, that any Administrative Agent Advance under this clause (iii) in excess of Two Million and No/100 Dollars ($2,000,000.00), other than an Administrative Agent Advance to pay Real Property Taxes or Insurance Premiums, shall require the consent of the Required Lenders.
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(b)Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable on demand and secured by the Collateral, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s Time).
8.13Defaulting Lender.
8.13.1Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(a)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.9.
(b)Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrowers may request (so long as no Default or Potential Default exists), to the funding of any advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Potential Default exists, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any advances in respect of which such Defaulting Lender has not fully funded its appropriate share,
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and (y) such advances were made at a time when the conditions for same, if any, were satisfied or waived, such payment shall be applied solely to pay the advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any advances of such Defaulting Lender until such time as all advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
8.13.2Defaulting Lender Cure. If Borrowers and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding advances of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Commitments (and outstanding principal balance of all advances) to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
8.14Lender ERISA Representation and Warranty. Each Lender represents and warrants as of the Closing Date to Administrative Agent and Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of Borrower or any Guarantor, that (a) such Lender is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of such Lender do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA; (c) such Lender is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (d) transactions by or with such Lender are not and will not be subject to federal, state or local statutes applicable to such Lender regulating investments of fiduciaries with respect to governmental plans.
8.15Benefit. The terms and conditions of this Article VIII are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part. The provisions of this Article VIII are solely among and for the benefit of Administrative Agent and the Lenders, and in no event shall any of the Borrowers be considered a party thereto or a beneficiary thereof (unless specifically provided otherwise herein) or have any additional obligations arising solely out of the provisions contained in this Article VIII.
8.16Co-Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “joint book runner”, “lead manager,” “arranger,” “joint lead
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arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a “syndication agent,” “documentation agent,” “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
8.17Lender Participation in Swap Transactions. If any Borrower enters into any Swap Transaction and Swap Contract with one or more Lenders, such Lender(s) shall notify each other then-existing Lender of the terms of each such Swap Transaction and each then-existing Lender (other than a Defaulting Lender) shall have the right in its sole discretion to participate in each such Swap Transaction pro rata according to such Lender’s Pro Rata Share of the amount of the applicable Swap Transaction. All such participation interests shall be governed pursuant to separate documentation.
8.18Swap Contracts. Except as otherwise expressly set forth herein, no Hedge Bank that obtains the benefit of the provisions of Section 8.11 or any Collateral by virtue of the provisions hereof or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or any Loan Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts except to the extent expressly provided herein and unless Administrative Agent has received a Secured Party Designation Notice with respect to the related Swap Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts.
8.19Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender (the “Credit Party”), whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative
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Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
8.20Borrowers Not a Party. Except as expressly otherwise provided herein, the provisions of this Article 8 are solely among and for the benefit of Administrative Agent and the Lenders, and except as expressly otherwise provided herein, in no event shall Borrower be considered a party thereto or a beneficiary thereof or have any additional obligations arising solely out of the provisions contained in this Article 8.
ARTICLE 9 – GENERAL TERMS AND CONDITIONS
9.1Consents; Borrowers’ Indemnity. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or Lenders’ judgment is required under any Loan Document, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or, to the extent applicable, Lenders; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of any appraisal, environmental, engineering, property condition or other inspection, audit, report or assessment, any contract, any change order, any lease, or any other matter incident to any Property. Any appraisal, inspection, audit, report or assessment of any Property or the books and records of any Borrower or Guarantor, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to any Borrower or anyone else with regard to the condition, value, construction, maintenance or operation of any Property, or relieve any Borrower or Guarantor of any of its obligations. NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER SHALL BE LIABLE OR RESPONSIBLE FOR, AND BORROWERS SHALL INDEMNIFY ADMINISTRATIVE AGENT, EACH LENDER, AND EACH RELATED PARTY OF ADMINISTRATIVE AGENT AND EACH LENDER (COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST: (A) ANY CLAIM, ACTION, LOSS OR COST (INCLUDING ATTORNEYS’ FEES AND COSTS OF ADMINISTRATIVE AGENT AND, TO THE EXTENT PROVIDED UNDER SECTION 4.15, LENDERS) ARISING FROM, RELATING TO OR OTHERWISE IN CONNECTION WITH (I) THE LEASES, THE PROPERTIES, THE IMPROVEMENTS AND THE OTHER COLLATERAL, INCLUDING ANY DEFECT THEREIN, (II) THE PROTECTION, PRESERVATION, OPERATION, MANAGEMENT, IMPROVEMENT, MAINTENANCE, REPAIR, SALE AND DISPOSITION OF ANY PROPERTY AND OTHER COLLATERAL (INCLUDING THOSE WITH RESPECT TO REAL PROPERTY TAXES, INSURANCE PREMIUMS, AND LEASING COSTS AND BROKER FEES) OR (III) THE PERFORMANCE OF ANY OBLIGATION OF ANY BORROWER WHATSOEVER; (B) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF ADMINISTRATIVE AGENT AND, TO THE
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EXTENT PROVIDED UNDER SECTION 4.15, LENDERS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (I) ANY OF THE MATTERS DESCRIBED IN THE FOREGOING CLAUSE (A), (II) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (III) ANY COMMITMENT OR THE LOAN, INCLUDING ALL CLAIMS BY ANY ACTUAL OR ALLEGED BROKER FOR ANY BORROWER OR ANY RELATED PARTY OF ANY BORROWER FOR BROKERAGE FEES IN CONNECTION WITH THE LOAN, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, INCLUDING ALL COSTS AND EXPENSES INCURRED BY ANY INDEMNITEE IN CONNECTION WITH ANY SUBPOENA, DEPOSITION OR OTHERWISE ACTING AS A WITNESS; (C) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THE USE OF INFORMATION (AS DEFINED IN SECTION 9.5) OR OTHER MATERIALS OBTAINED THROUGH INTERNET, INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT; AND (D) ANY AND ALL LIABILITIES, LOSSES, COSTS OR EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF ADMINISTRATIVE AGENT AND, TO THE EXTENT PROVIDED UNDER SECTION 4.15, LENDERS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF THE ASSERTION OF ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, OR AS A RESULT OF THE PREPARATION OF ANY DEFENSE IN CONNECTION WITH ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, IN ALL CASES, WHETHER OR NOT AN INDEMNITEE IS A PARTY TO SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING AND WHETHER IT IS DEFEATED, SUCCESSFUL OR WITHDRAWN, (ALL OF THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCLUDING IN WHOLE OR PART ANY LOSS ARISING OUT OF AN INDEMNITEES’ STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. All payments on account of the Indemnified Liabilities shall be due and payable ten (10) Business Days after demand by Administrative Agent therefor. Subject to the provisions of
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Section 9.29, the indemnities in this Section 9.1 shall not terminate upon the release, foreclosure or other termination of the Security Instruments or Pledge Agreements but will survive the release, foreclosure of the Security Instruments and Pledge Agreements, or conveyance in lieu of foreclosure, the repayment of the Indebtedness, the discharge and release of the Security Instruments and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.
9.2Miscellaneous.
9.2.1Counterparts. This Agreement may be executed in several counterparts (and by different parties hereto in different counterparts), all of which are identical, and all of which counterparts together shall constitute one and the same instrument.
9.2.2Effectiveness; Signature Copies. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
9.2.3Electronic Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed to by Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section may include use or acceptance by Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature
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purportedly given by or on behalf of Borrower or any Guarantor without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of Administrative Agent or any Lender, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Notwithstanding the foregoing, Borrower, Administrative Agent and each Lender agree that all Loan Documents shall be manually executed subject to conversion into an electronic form pursuant to the provisions set forth in this Section 9.2.3.
9.2.4Severability. A determination that any provision of this Agreement or any other Loan Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. The parties shall endeavor in good faith negotiations to replace the unenforceable or invalid provisions with valid provisions the economic effect of which comes as close as possible to that of the unenforceable or invalid provisions. The unenforceability or invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.2.4, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
9.2.5Time of the Essence. Time shall be of the essence with respect to Borrowers’ obligations under the Loan Documents.
9.2.6Governing Law. This Agreement and each other Loan Document (except to the extent expressly set forth therein), and their respective validity, enforcement and interpretation, shall be governed by the Laws of the State of California (without regard to any conflict of Laws principles) and applicable United States federal Law.
9.2.7Electronic Delivery.
(a)Documents required to be delivered pursuant to Sections 4.8 and Section 4.22 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including by use of the Platform, the Online Banking Portal, or such other delivery method that is commercially reasonable for the Borrower provided such delivery method has been reasonably approved by Administrative Agent) and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, uploads such documents on the Platform, the Online Banking Portal, or such other delivery method as may be approved by Administrative Agent; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (A) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to Borrower to deliver such paper copies
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until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (B) Borrower shall notify Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and (to the extent possible) provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
(b)Borrower hereby acknowledges that (i) Administrative Agent and/or Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. Borrower hereby agrees that so long as Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (A) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, Arranger and Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.5); (B) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (C) Administrative Agent and Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
9.2.8Notices; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)to the address, facsimile number, electronic mail address or telephone number specified for notices as follows (unless changed by similar notice in writing given by the particular party whose address is to be changed):
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(1)if to any Borrower, to it at c/o KBS Capital Advisors LLC, 800 Newport Center Drive, Suite 700, Newport Beach, California 92660, Attention: Robert Durand (Phone: (949) 417-6530; Email: rdurand@kbs.com); Jeff Waldvogel (Phone (949) 797-0327; Email jwaldvogel@kbs.com); Todd Smith (Phone (949) 797-0338; Email tsmith@kbs.com); Marc DeLuca (Phone (202) 552-7559; Email mdeluca@kbs.com); and Gio Cordoves (Phone (949) 797-0324; Email gcordoves@kbs.com), with a copy to DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York, 10020-1104, Attention: Kira Mineroff (Phone: (212) 335-4932; Email: kira.mineroff@us.dlapiper.com); Shmuel Klahr (Phone: (212) 335-4721; Email: shmuel.klahr@us.dlapiper.com),
(2)if to any Guarantor at the addresses set forth on the signature page of the Guaranty,
(3)or if to Administrative Agent to the addresses set forth on the Schedule of Lenders;
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower);
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notices and other communications delivered through electronic communications to the extent provided in sub clause (b) below, shall be effective as provided in such clause (b).
(b)Electronic Communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail, and Internet or intranet websites) pursuant to procedures approved by Administrative Agent. Administrative Agent or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or
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communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, any Guarantor’s or Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of Borrower or Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Borrower and Administrative Agent. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic notices, any notices received by Administrative Agent given through the Online Banking Portal, and Draw Requests) purportedly given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the
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reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of, or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.
9.3Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises any right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their Affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
9.4Successors and Assigns.
(a)Successors and Assigns Generally. Subject to Section 8.13, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.4(b), (ii) by way of participation in accordance with the provisions of Section 9.4(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.4(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent permitted in Section 9.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its
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Commitment and Pro Rata Share of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Pro Rata Share of the Loan at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 9.4(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in Section 9.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes the Pro Rata Share of the Loan outstanding) or, if the Commitment is not then in effect, the principal outstanding Pro Rata Share of the Loan that is subject to each such assignment, determined as of the date the “Effective Date” specified in the Assignment and Assumption, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed), and, with respect to the consent of Borrowers, shall be deemed given if Administrative Agent does not receive a written disapproval from Borrowers within five (5) Business Days after delivery of any request for consent.
Borrowers shall not be required to (a) execute any documents in connection with any such assignment that expand any of the obligations of Borrowers hereunder or under any of the other Loan Documents or create any additional covenants, representations or warranties of any Borrower hereunder or thereunder, or (b) provide any representations or warranties confirming the accuracy of any information or otherwise.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.4(b)(i)(B) and, in addition:
(A)so long as no Default has occurred and is continuing, the consent of Borrowers shall be required (such consent not to be unreasonably withheld or delayed; it being understood and agreed that it shall be reasonable for Borrowers to withhold their consent if, as a result of such assignment (X) Borrowers will be required to make additional payments in respect of Indemnified Taxes as provided in Section 2.1, (Y) Borrowers demonstrate to Administrative Agent’s reasonable satisfaction that, in the future, Borrowers will likely be required to make additional payments in
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respect of Indemnified Taxes as provided in Section 2.1, or (Z) any such assignment would result in a termination of any Swap Contract that Borrower is a party to; provided that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower, Guarantor or any other Person liable for any part of the Obligations or any of Affiliate or subsidiary of the foregoing, (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable Pro Rata Share of the Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of the Loan. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 9.4(b), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 9.4(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrowers’ obligations surviving termination of this Agreement); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request by Administrative Agent, each Borrower (at its expense to the extent that the expenses of Borrowers do not exceed $10,000) shall execute and deliver substitute Note(s) to Administrative Agent for the assignee, and, for partial assignments, the assignor in replacement of the assignor’s then-existing Note (each, a “Replacement Note”). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.4(d). For purposes of clarification and notwithstanding any provision to the contrary, if Borrowers’ expenses relating to a Replacement Note exceed $10,000, such expenses exceeding $10,000 shall be borne by the Lender or Lenders receiving replacement notes pro rata in accordance with such Lenders’ Pro Rata Shares.
(c)Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and the principal amount (and stated interest) of each Lender’s Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, any Borrower, Guarantor or any Affiliate or subsidiary of any Borrower or Guarantor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.7 without regard to the existence of any participation.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso of Section 9.9 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.1, 2.5 and 2.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b) (it being understood that the documentation required under Section 2.1(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 2.7 and 9.11 as if it were an assignee under Section 9.4(b) and (B) shall not be entitled to receive any greater payment under Section 2.1 or 2.5, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrowers’ written request, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 2.7 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 9.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
9.5Treatment of Certain Information; Confidentiality. Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and
Amended and Restated Loan Agreement
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instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.5, to (i) any assignee of or participant in, pledgee of or assignee of a security interest in, or any prospective assignee of or participant in, or pledgee of or assignee of a security interest in, any of its rights or obligations under this Agreement, or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any Swap Transaction or credit derivative transaction relating to obligations of any Borrower or Guarantor; (g) with the consent of Borrowers; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.5 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower; or (i) on a confidential basis to (i) any rating agency in connection with rating any Borrower or any Guarantor or the Loan provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Loan provided hereunder. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For the purposes of this Section 9.5, “Information” means all information received from any Borrower or Guarantor relating to any Borrower or Guarantor or their business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Borrower or Guarantor; provided that in the case of information received from any Borrower or Guarantor after the Closing Date, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.5 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Administrative Agent and Lenders may disclose the existence of this Agreement and the other Loan Documents and information about this Agreement and the other Loan Documents to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders in connection with the administration and management of this Agreement, the Loan and Loan Documents.
Each of Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning Borrower or a Guarantor, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
9.6Set-off. In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Default, Administrative
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Agent and, with the prior written consent of Administrative Agent, each Lender, is authorized at any time and from time to time, without prior written notice to Borrowers, any such notice being waived by each Borrower, to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or Lenders hereunder or under any other Loan Document to or for the credit or the account of such parties to the Loan Documents against any and all Indebtedness, irrespective of whether or not Administrative Agent or Lenders shall have made demand under this Agreement or any other Loan Document and although such Indebtedness may be contingent or unmatured or denominated in a currency different from that of the applicable depositor indebtedness. Each Lender agrees promptly to notify any applicable Borrower and Administrative Agent after any such set off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. Notwithstanding the foregoing, so long as any Property is located in California, neither Administrative Agent nor any Lender nor any assignee, Participant or Affiliate thereof (each, a “Lender Party”) shall proceed directly, by right of set-off, banker’s lien, counterclaim or otherwise, against any assets of any Borrower or Guarantor (including any general or special, time or demand, provisional or other deposits or other indebtedness owing by such Lender Party to or for the credit or the account of any Borrower or Guarantor) for the purpose of applying such assets against the Indebtedness, without the prior written consent of all Lenders.
9.7Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off), but subject to Section 9.7 with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 9.7 and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 9.7 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Amended and Restated Loan Agreement
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9.8Amendments; Survival. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 8 or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of any Borrower or any other Person or the execution by any Borrower or any other Person of any such amendment or intercreditor agreement. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent’s discretion or determination, or does not relate to a monetary or material non-monetary provision or term of the Loan Documents); provided, however, that otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and any applicable Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender’s Commitment);
(b)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;
(c)reduce the principal of, or the rate of interest specified herein on, any portion of the Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that Administrative Agent may waive any obligation of Borrowers to pay interest at the Default Rate and/or late charges for periods of up to thirty (30) days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Default Rate or late charges thereafter, or to amend the definition of “Default Rate” or “late charges”;
(d)change the percentage of the combined Commitments or of the aggregate unpaid principal amount of the Loan which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender;
(e)change the definition of “Pro Rata Share” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(f)amend this Section 9.8, or Section 9.7, without the written consent of each Lender;
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(g)permit the sale, transfer, pledge, mortgage or assignment of any Collateral or any direct or indirect interest in any Borrower, except as expressly permitted under the Loan Documents, without the written consent of each Lender;
(h)except for releases of the Collateral granted under the Pledge Agreements in accordance with their respective terms or releases of the Security Instruments pursuant to Section 9.31, transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Collateral except as permitted in Section 8.10, without the prior written consent of each Lender;
(i)release the liability of any Borrower or any existing Guarantor without the written consent of each Lender, except as expressly provided for herein;
(j)subordinate the Liens on the Collateral securing any of the Obligations (other than to Permitted Encumbrances (as defined in the applicable Security Instrument)) or subordinate the right of payment of the Obligations to any financial indebtedness without the written consent of each Lender directly and adversely affected thereby (it being understood that a Lender shall not be deemed to be directly and adversely affected thereby if both (1) all fees or other consideration offered to any Lender (including the ability to receive backstop, structuring or other similar fees) by or on behalf of any Borrower or Guarantor or any of their respective Affiliates to obtain an amendment, modification, waiver or consent in respect of the subordination of the Liens on the Collateral securing the Obligations (other than to Permitted Encumbrances (as defined in the applicable Security Instrument)) or the subordination of all or any portion of the Obligations in right of payment to any other financial indebtedness (including, for the avoidance of doubt, any debtor-in-possession financing) and (2) the right to provide any such financial indebtedness, are offered to such Lender on a pro rata basis on the same terms offered to all Lenders); or
(k)amend the proviso in Section 8.12(a)(iii) to increase (or modify the exceptions to) the cap on Administrative Agent Advances made in accordance with such Section 8.12(a)(iii), without the written consent of each Lender, except in each case with respect to Real Property Taxes, Insurance Premiums, expenses necessary for the operation of any Property (e.g., payment of utility bills to avoid shutting off the utilities), fees and costs incurred by Administrative Agent in connection with exercising remedies hereunder or under any other Loan Document, or incurred in connection with the operation, management, improvement, maintenance, repair, sale and disposition of the Collateral following the acquisition thereof pursuant to Section 8.10 and the Business Plan approved by the Required Lenders;
and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or
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each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent’s and Lenders’ obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive the resignation or removal of Administrative Agent, any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.
9.9Several Obligations; No Liability; No Release. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (a) the obligations of Lenders hereunder to make Loan advances and to make payments pursuant to Sections 8.7 and 8.12 are several and not joint and (b) such obligations are and shall remain the several, and not joint, obligations of Lenders despite that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders. The failure of any Lender to make any Loan advance or to make any payment under Section 8.7 or 8.12 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan advance or to make its payment under Section 8.7 or 8.12. Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to any Borrower or any other Person to take any action on behalf of another Lender hereunder or in connection with the financing contemplated herein. In furtherance of the foregoing, Lenders shall comply with their obligations under the Loan Documents, including the obligations to make payments pursuant to Sections 8.7 and 8.12 regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (iii) any bankruptcy, insolvency or other like event with regard to any Borrower or Guarantor. Such obligations of Lenders are in all regards independent of any claims between Administrative Agent and any Lender.
9.10Intentionally Omitted.
9.11Replacement of Lenders. If Borrowers are entitled to replace a Lender pursuant to the provisions of Section 2.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrowers may, so long as no Default has occurred and is continuing, at their sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.4), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.1 and 2.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

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(a)Borrowers shall have paid to Administrative Agent the assignment fee (if any) specified in Section 9.4(b) and the other conditions set forth in Section 9.4(b) shall have been satisfied;
(b)such Lender shall have received payment of an amount equal to the Principal Debt owing to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.6) from the assignee (to the extent of such Principal Debt and accrued interest and fees) or Borrowers (in case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 2.5 or payments required to be made pursuant to Section 2.1, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.
9.12Further Assurances. Each Borrower will, upon Administrative Agent’s request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent deems reasonably necessary, reasonably desirable or reasonably proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to any Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent deems reasonably necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed reasonably necessary, reasonably desirable or reasonably proper by Administrative Agent or any Lender to comply with the requirements of any Governmental Authority having jurisdiction over Administrative Agent or such Lender. In addition, at any time, and from time to time, upon written request by Administrative Agent or, subject to the provisions of Section 4.8(e), any Lender, each Borrower will, at Borrowers’ expense, provide any and all further instruments, certificates and other documents as may, in the reasonable opinion of Administrative Agent or such Lender, be reasonably necessary or reasonably desirable in order to verify any Borrower’s identity and background in a manner reasonably satisfactory to Administrative Agent or such Lender.
9.13Inducement to Lenders. The representations, warranties, covenants, and agreements contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to
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make the Loan and extend any other credit to or for the account of Borrowers pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any foreclosure, any conveyance in lieu of foreclosure, or any proceedings under any Debtor Relief Law involving any Borrower, Guarantor or any Property.
9.14Forum. Each Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 9.2 of this Agreement and to the non-exclusive jurisdiction of any state court or any United States federal court, sitting in the state in which any Property is located, over any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the Obligations. Each Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in Section 9.2 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from Borrowers in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.
9.15Interpretation. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references (a) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, and (b) to any Land, any Improvements or any Property shall mean all or any portion of each of the foregoing, respectively. References to “Dollars,” “$,” “money,” “payments” or other similar financial or monetary terms are references to lawful money of the United States of America. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to any Borrower or Guarantor shall mean, each Person comprising same, jointly and severally. The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Agreement (including the attached exhibits) and not to any particular Article, Section, paragraph or provision. The terms “agree” and “agreements” mean and include “covenant” and “covenants”. The words “include” and “including” shall be interpreted as if followed by the words “without limitation”.
9.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each Guarantor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, Arranger, and the Lenders are arm’s-length commercial transactions between Borrower, each
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Guarantor and their respective Affiliates, on the one hand, and Administrative Agent, Arranger, and the Lenders, on the other hand, (B) each of Borrower and Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Administrative Agent, Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, any Guarantor or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, Arranger nor any Lender has any obligation to Borrowers, any Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers, the Guarantor and their respective Affiliates, and neither Administrative Agent, Arranger, nor any Lender has any obligation to disclose any of such interests to any Borrower, any Guarantor or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each Guarantor hereby waive and release any claims that they may have against Administrative Agent, Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association or special relationship between any Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with any Borrower with reference to the Property or otherwise. In no event shall Administrative Agent’s or Lenders’ rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of any Borrower.
9.17Commercial Purpose. Each Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Each Borrower further warrants that all of the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.
9.18Usury. It is expressly stipulated and agreed to be the intent of each Borrower, Administrative Agent and Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section 9.18 shall control every other covenant and agreement in this Agreement, the Notes and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under any of the Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrowers results in Borrowers’ having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore
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collected by Administrative Agent or any Lender shall be credited on the Principal Debt and all other Indebtedness and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
9.19WAIVER OF JURY TRIAL.
9.19.1EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE DEED OF TRUST, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS; (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE; (d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; (e) AGREES THAT BORROWER, ADMINISTRATIVE AGENT AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND (f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
9.19.2If any controversy or claim, whether arising in contract or tort or by statute, that arises out of or relates to this Agreement or any other Loan Documents, including any
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modifications hereof or thereof (collectively, “Disputes”), regardless of whether based on federal, state, or local law, statute, ordinance, regulation, contract, common law, or any other source, and regardless of whether foreseen or unforeseen, suspected or unsuspected, or fixed or contingent at the time of this Agreement, including but not limited to Disputes that arise out of or relate to: (a) this Agreement (including any renewals, extensions, or modifications); or (b) any document related to this Agreement or the other Loan Documents, is brought, moved or remanded in or to a California state court proceeding, then such Dispute shall be resolved by a general reference to a single referee as provided in California Code of Civil Procedure Section 638. The referee shall be a retired Judge or Justice of the California state court system. The referee shall be selected by mutual written agreement of the parties to such Dispute (collectively, the “Dispute Parties”). If the Dispute Parties do not agree, the referee shall be selected by the Presiding Judge of the Superior Court of Orange County, California (or his or her representative) as provided in California Code of Civil Procedure Section 640. The referee shall hear and determine all issues relating to the Dispute, whether of fact or of law, and shall do so in accordance with the laws of the State of Delaware, and shall report a statement of decision. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable and legal orders that will be binding on the Dispute Parties, and rule on any motion which would be authorized in court litigation, including motions to dismiss, for summary judgment, or for summary adjudication. For the avoidance of doubt, (i) the proceeding before the referee shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings, (ii) the Dispute Parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings, and (iii) the referee shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The referee shall award legal fees and costs (including the fees of the referee) relating to the judicial reference proceeding, and to any related litigation or arbitration, in accordance with the terms of this Agreement. The award that results from the decision of the referee shall be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644(a). Pursuant to California Code of Civil Procedure Sections 645, the Dispute Parties reserve the right to seek appellate review of any judgment or order, including but not limited to, orders pertaining to class certification, to the same extent permitted in a court of law.
9.20Service of Process. Each Borrower hereby irrevocably designates and appoints Todd Smith as such Borrower’s authorized agent to accept and acknowledge on such Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with the Loan in any state or federal court sitting in the State of California. If such agent shall cease so to act, each Borrower shall irrevocably designate and appoint without delay another such agent reasonably satisfactory to Administrative Agent and shall promptly deliver to Administrative Agent evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.
Each Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to such Borrower and (b) serving a copy thereof upon the agent hereinabove designated and appointed by each Borrower as such Borrower’s agent for service of
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process. Each Borrower irrevocably agrees that such service shall be deemed to be service of process upon such Borrower in any such suit, action, or proceeding. Nothing herein or in any other Loan Document shall (i) affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law or (b) limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions.
9.21No Delays; Defaults. No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of any Security Instrument or Pledge Agreement following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Obligations, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against any Borrower, Guarantor, any other Person liable for any part of the Obligations, any Property, or any other Collateral, and every right, power and remedy given by this Agreement, any Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders. No application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.
9.22USA PATRIOT Act; Beneficial Ownership Regulation. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower, a Beneficial Ownership Certification, and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
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9.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable;
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
9.24Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guaranty, mortgage, or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might
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otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
9.25Online Banking Portal. Each Borrower hereby represents and warrants to Administrative Agent and each Lender that each individual identified as an Authorized Signer in the Borrower’s Instruction Certificate has the power and authority to delegate, to one or more Authorized Portal Users, the power and authority to utilize and perform any and all Online Facility Transactions available to Borrowers from time to time under any Online Banking Portal based on the terms of this Agreement and the Online Portal Agreements, and to bind Borrower with respect to any and all Online Facility Transactions performed on behalf of Borrowers on such Online Banking Portal by such Authorized Portal Users. Administrative Agent may rely, without further investigation, upon the foregoing representation and warranty by Borrowers, and Administrative Agent shall not be responsible for any Online Facility Transactions or other actions taken by any Authorized Portal Users in connection with the Online Banking Portal. Additionally, Administrative Agent shall not be responsible to any Borrower, any Lender or any other Person for any loss, claim, liability, damage, cost or expense resulting from, related to, arising from or caused by any Online Facility Transactions or other actions by any Authorized Portal Users on the Online Banking Portal. Any Online Portal Agreements delivered to Administrative Agent that are signed by an Authorized Signer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrowers, and each Authorized Portal User shall be conclusively presumed to have acted on behalf of such Borrower. In the event of any conflict between the Online Portal Agreements and this Agreement, the terms of this Agreement shall control.
9.26Entire Agreement. The Loan Documents constitute the entire understanding and agreement between and among Borrowers, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between and among Borrowers, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide any Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
EACH BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR
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LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT SUCH BORROWER MAY HAVE TO (X) INJUNCTIVE RELIEF, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.
9.27Limitation on Liability. To the fullest extent permitted by applicable Law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
9.28Third Parties; Benefit. All conditions to the obligation of Lenders or Administrative Agent to make advances hereunder are imposed solely and exclusively for the benefit of Lenders, Administrative Agent and their assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders or Administrative Agent will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders or Administrative Agent at any time in the sole and absolute exercise of their discretion. Subject to Section 8.14, the provisions of this Agreement and, except to the extent expressly set forth therein, each other Loan Document, are for the sole benefit of Administrative Agent, Lenders and each Borrower, and no other Person shall have any right or cause of action on account thereof or interest therein.
9.29Other Transactions. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges Guarantor’s and each Borrower’s other Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, and the Lenders are arm’s-length commercial transactions between Borrowers, Guarantor and their respective Affiliates, on the one hand, and Administrative Agent, the Arranger, and the Lenders, on the other hand, (ii) each Borrower and Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower and
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Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, Guarantor or any of their respective Affiliates, or any other Person and (ii) neither Administrative Agent, the Arranger, nor any Lender has any obligation to any Borrower, Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers, Guarantor and their respective Affiliates, and neither Administrative Agent, the Arranger, nor any Lender has any obligation to disclose any of such interests to any Borrower, Guarantor or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and Guarantor hereby waives and releases any claims that it may have against Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
9.30Limited Recourse Provision. Neither Administrative Agent nor any Lender shall have any recourse against, nor shall there be any personal liability to, the members of any Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of any Borrower with respect to the obligations of any Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower's liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or the obligations or liability of any Pledgor under any Pledge Agreement or of any party under any confirmation or acknowledgment delivered pursuant to a Pledge Agreement, or Administrative Agent’s and each Lender’s right to exercise any rights or remedies against any collateral securing the Loan.
9.31Releases and Reconveyances of Properties. Notwithstanding anything to the contrary in the Loan Documents, no release or reconveyance of any Property shall be permitted on or prior to the Maturity Date, except in accordance with the provisions of this Section 9.31 or unless otherwise approved in writing by all Lenders, in each Lender’s sole and absolute discretion, subject (as among the Lenders) to Section 8.10.
(a)At the request of a Borrower, which request shall be delivered to Administrative Agent in writing not less than thirty (30) days prior to the date of any proposed release or reconveyance, Administrative Agent shall promptly issue a release or reconveyance (as applicable) from the lien of a Security Instrument of the entirety of the Property encumbered thereby (subject to Section 9.31(d)) so long as all of the following conditions are satisfied at the time of, and with respect to, the release or reconveyance:
(i)No Default or Potential Default shall have occurred and be continuing; and
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(ii)Administrative Agent shall have been paid, in immediately available funds, the cost of preparing and delivering the release or reconveyance and of any title insurance endorsements reasonably required by Administrative Agent (to the extent available);
(iii)such release or reconveyance is in connection with an all-cash, arm’s length sale of such Property to an unaffiliated third party resulting in Net Sale Proceeds at least equal to, unless otherwise approved by the Required Lenders, (x) in the case of the Sterling Plaza Property, the Net Sale Proceeds that would result from a gross sale price at least equal to 103% of the “As-Is” Appraised Value for such Property or (y) in the case of any other Property, the greater of (A) 90% of the “As-Is” Appraised Value for such Property and (B) an amount sufficient, when the portions thereof to be applied to the Principal Debt and deposited into the Cash Sweep Collateral Account in accordance with this Section 9.31(a) are so applied and deposited, to cause the Loan-to-Value Ratio of the remaining Properties after such release or reconveyance to be no greater than ninety percent (90%), in each case with respect to clauses (x), (y)(A) and (y)(B) above, based upon the most recent Acceptable Appraisal of the applicable Property or Properties dated no earlier than twelve (12) months prior to the date of the proposed release or reconveyance;
(iv)the applicable Borrower shall deposit (each such deposit, an “Applicable Per Project Sale Proceeds Deposit Amount”) into the Cash Sweep Collateral Account a portion of the Net Sale Proceeds from such sale in an amount equal to the lesser of (A) (i) $30,000,000 with respect to the first sale of a Property after the Eighth Modification Date and (ii) $15,000,000 with respect to each subsequent sale of a Property and (B) all of such Net Sale Proceeds, provided that in no event shall Borrowers be permitted (or required) to deposit, in the aggregate, Applicable Per Project Sale Proceeds Deposit Amounts pursuant to this clause (iv) in excess of $45,000,000 (provided further that funds deemed to be Applicable Per Project Sale Proceeds Deposit Amounts pursuant to Section 5.9(c) shall not contribute to such $45,000,000 cap); and
(v)Administrative Agent shall have been paid, in immediately available funds, for the ratable benefit of Lenders and application to the Obligations in accordance with Section 9.31(a), all Net Sale Proceeds from such sale not deposited into the Cash Sweep Collateral Account in accordance with clause (iv) above.
(b)Any Net Sale Proceeds received by Administrative Agent under Section 9.31(a)(v) shall be applied first to reduce the outstanding principal balance of the Loan in accordance with Section 1.5 and thereafter to repay all other remaining Obligations of Borrowers. If Administrative Agent accepts any payment or issues any release or reconveyance, that shall not affect Borrowers’ obligation to repay all amounts which are owing under the Loan Documents or secured by a Security Instrument or Pledge Agreement on the remaining Property or other Collateral which is not released or reconveyed. If Administrative Agent and the Lenders do not require satisfaction of all of the conditions described above before releasing any Property from the lien of a Security
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Instrument, that alone shall not be a waiver of such conditions with respect to the release of any additional Property, and Administrative Agent and the Lenders reserves the right to require their satisfaction in full before releasing any additional Property from the lien of a Security Instrument.
(c)In the event of any default by the prospective purchaser of a Property that Borrowers have proposed for release or reconveyance pursuant to Section 9.31(a) under the applicable purchase agreement (or any other circumstance thereunder) with respect to which the applicable Borrower is entitled to receive the good faith deposit made by such purchaser thereunder, the applicable Borrower hereby assigns its rights thereto to Administrative Agent; agrees that such amount, less any reasonable, ordinary and customary out-of-pocket costs and expenses incurred by Borrower in connection with the proposed sale and release, shall be paid by the escrow agent directly to Administrative Agent, for remittance to the Lenders for application to the principal balance of the Loan; and shall deliver instructions to the escrow agent consistent herewith. Each Borrower agrees to (i) perform all material covenants, representations, terms, undertakings, obligations, warranties, and agreements as seller under any such purchase agreement so as to prevent a default by such Borrower thereunder, except to the extent Administrative Agent or Lender consent is required in connection with the performance thereof pursuant to this Agreement and no such consent is given; (ii) use commercially reasonable efforts to enforce, or secure the performance by the such purchaser of, the material covenants, representations, warranties, terms, obligations and agreements of such purchaser contained in such purchase agreement; (iii) enforce and secure all remedies available to such Borrower under such purchase agreement upon any material default by such purchaser thereunder; (iv) give prompt notice to Administrative Agent and deliver to Administrative Agent complete copies of any notice of default delivered or received by such Borrower under such purchase agreement; and (v) execute such additional instruments or assignments of such Borrower’s rights under such purchase agreement (including, without limitation, instructions to the escrow agent with respect to the assignment of such Borrower’s rights thereunder in favor of Administrative Agent), in form and substance reasonably acceptable to Administrative Agent, as Administrative Agent may reasonably request in writing. Each Borrower further agrees, except with Administrative Agent’s prior written consent, not to create, suffer or permit any release, abatement or reduction of the material obligations and duties of any such purchaser or any material right of any Borrower under any such purchase agreement, or excuse any material delay or failure of performance of any of the material obligations, terms, covenants, agreements, undertakings, representations, or warranties of such purchaser; or terminate, modify or amend such purchase agreement or in any manner release or discharge such purchaser from any material obligations, covenants, conditions, terms, undertakings, representations, warranties or agreements to be performed by such party under such purchase agreement.
(d)Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, no Property released in accordance with this Section 9.31 shall include the rights of the applicable Borrower under or referred to in the applicable purchase agreement that survive the closing of such sale, including the rights of such Borrower with respect to (i) rents that are uncollected and attributable to the period prior to the close of escrow thereunder, (ii) any tax protest and tax refunds, (iii) any funds to which such Borrower is entitled on account of the release of bonds, deposits, letters of credit, set aside letters or similar items, and (iv) any sums to which such Borrower is entitled on account of any post-closing proration true-up adjustments, and the Lien
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and rights of Administrative Agent upon and with respect to such rents, tax protest, tax refunds, funds and other sums shall continue in effect notwithstanding any release of the Security Instrument encumbering such Property. All of the foregoing sums, immediately upon receipt, shall be deposited into the Cash Sweep Collateral Account. Without limiting the foregoing, the provisions of this Section 9.31(d) shall apply, inter alia, to the Preston Commons Borrower following the release of the property previously encumbered by it, and released as collateral for the Loan, prior to the Eighth Modification Date.
(e)Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, upon repayment, in full, of the outstanding principal balance of the Loan, all accrued and unpaid interest thereon, and all other amounts then due and payable under the terms of this Agreement, the Fee Letter (including the Exit Fee) or any of the other Loan Documents (the “Payoff”), then Borrowers shall be unconditionally and automatically released from any and all further liability under this Agreement or the other Loan Documents (other than the obligation, if any, under Section 9.1 to indemnify Administrative Agent and Lenders with respect to any action, cause of action or other claim for any Indemnified Liability asserted against any Borrower in writing on or prior to the date of the Payoff), and Administrative Agent agrees to provide Borrowers, upon request, written evidence of such release concurrently with the Payoff; provided, however, the release of each Borrower’s obligations under the Environmental Agreement executed by such Borrower shall be subject to the provisions of Section 7 of such Environmental Agreement.
(f)The parties to this Agreement acknowledge and agree that, for purposes of all calculations of Ongoing Debt Service Coverage Ratio or Disbursement Debt Service Coverage Ratio for any purpose hereunder, including any calculations required to made on a pro forma basis, for any period of calculation during which any Property has been released or reconveyed from the lien of the applicable Security Instrument, items used in the calculation of Ongoing Debt Service Coverage Ratio or Disbursement Debt Service Coverage Ratio (in each case, whether income or expense) and capital expenditures attributable to such Property shall, to the extent not otherwise excluded in such items used in the calculation of Ongoing Debt Service Coverage Ratio or Disbursement Debt Service Coverage Ratio in accordance with GAAP or in accordance with any defined terms set forth in Exhibit “D”, be excluded as of the first day of the applicable period of calculation.
9.32Intentionally Omitted.
9.33Additional Representations.
(a)On each date on which a Swap Transaction is entered into, each Borrower will be deemed to represent to Administrative Agent and Lenders that such Borrower is a Qualified ECP Borrower (or if any Affiliate of any Borrower entered into such Swap Transaction, that each such Affiliate is a Qualified ECP Borrower (assuming for this purpose only that such Affiliate was a “Borrower” hereunder).
(b)On each date on which a Swap Transaction is entered into, each guarantor, if any, of any such Borrower’s (or any such Affiliate’s) Swap Obligations that are included as part of the indebtedness and/or obligations the payment and/or performance of which are guaranteed by such
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guarantor is an “eligible contract participant,” as such term is defined in the Commodity Exchange Act.
9.34Co-Borrowers.
(a)Each Borrower agrees that it is jointly and severally liable to Administrative Agent and Lenders for the payment or performance of all Obligations, and that such liability is independent of the obligations of the other Borrowers and shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any similar federal or state law. Administrative Agent and Lenders may bring an action against any Borrower, whether an action is brought against the other Borrowers.
(b)Each Borrower agrees that any release which may be given by Administrative Agent or any Lender to any other Borrower will not release such Borrower from its obligations under this Agreement or any of the other Loan Documents.
(c)Each Borrower waives any right to assert against Administrative Agent or any Lender any defense, setoff, counterclaim or claim that such Borrower may have against any other Borrower or any other party liable to Administrative Agent or any Lender for the obligations of the Borrowers under this Agreement or any of the other Loan Documents.
(d)Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require Administrative Agent or any Lender to disclose to such Borrower any information that Administrative Agent or any Lender may now or hereafter acquire concerning the financial condition of the other Borrowers.
(e)Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Agreement and the other Loan Documents. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower.
(f)Regardless of whether Administrative Agent or any Lender may have recovered any amounts owing under any of the Loan Documents against a Borrower, each hereby waives, to the extent permitted by applicable law: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement or contribution from any other Borrower or any other party for any recovery by Administrative Agent against such Borrower, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise (collectively, “Reimbursement Rights”), (ii) all rights to enforce any remedy that Administrative Agent or any Lender may have against any other Borrower, and (iii) all rights to participate in any security now or later to be held by Administrative Agent for the Obligations. To the extent a Borrower’s waiver of Reimbursement Rights is found by a court of competent jurisdiction to be void or voidable for any reason, any Reimbursement Rights such Borrower may have against any other Borrower or any collateral or security shall be junior and subordinate to any rights Administrative Agent may have against such Borrower and to all right, title and interest Administrative Agent may have in any such collateral or security. If any amount
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should be paid to a Borrower on account of any Reimbursement Rights at any time when any the Obligations have not been paid in full, such amount shall be held in trust for Administrative Agent and shall immediately be paid over to Administrative Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement. The covenants and waivers of each Borrower set forth in this Section 9.33(f) shall be effective until all of the Obligations have been paid and performed in full and are made solely for the benefit of Administrative Agent and Lenders.
(g)Each Borrower waives any rights and defenses described in Section 2856(a) of the California Civil Code that are or may become available to such Borrower, including, without limitation, any rights and defenses by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.
(h)Each Borrower waives all rights and defenses that such Borrower may have because any of the Obligations may be secured by real property other than the Property of such Borrower. This means, among other things:
(i)Administrative Agent or any Lender may collect from such Borrower (including enforcing against such Borrower the Security Instrument delivered by such Borrower) without first foreclosing on any real or personal property collateral pledged by any other Borrower;
(ii)If Administrative Agent forecloses on any real property collateral pledged by any Borrower:
(A)The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
(B)Administrative Agent or any Lender may collect from such Borrower (including enforcing against such Borrower the Security Instrument delivered by such Borrower) even if Administrative Agent or any Lender, by foreclosing on the real property collateral pledged by any other Borrower, has destroyed any right a Borrower may have to collect from another Borrower.
This Section 9.33(h) is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because any of the Obligations may be secured by real property other than the Property hereby encumbered. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
(i)Without limiting the generality of the foregoing Section 9.33(h), each Borrower understands and acknowledges that if Administrative Agent or any Lender forecloses judicially or nonjudicially against any real property securing any of the Obligations other than the Property of such Borrower, that foreclosure could impair or destroy any ability that such Borrower may have to seek reimbursement, contribution or indemnification from any other Borrower or others based
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on any Reimbursement Right such Borrower may have for any recovery by Administrative Agent under the Security Instrument encumbering the Property of such Borrower. Each Borrower further understands and acknowledges that in the absence of this Section 9.33, such potential impairment or destruction of such Borrower’s rights, if any, may entitle such Borrower to assert a defense to such Borrower’s obligations under the Loan Documents to which such Borrower is a party based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968). By executing this Agreement, each Borrower freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that such Borrower will be fully liable under this Agreement and the other Loan Documents to which such Borrower is a party even though Administrative Agent or any Lender may foreclose judicially or nonjudicially against any real property security for the Obligations other than the Property of such Borrower; (ii) agrees that such Borrower will not assert that defense in any action or proceeding which Administrative Agent or any Lender may commence to enforce the Security Instrument encumbering the Property of such Borrower; (iii) acknowledges and agrees that the rights and defenses waived by such Borrower under this Agreement include any right or defense that such Borrower may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Administrative Agent and each Lender is relying on this waiver in extending credit to Borrowers, and that this waiver is a material part of the consideration which Administrative Agent and each Lender is receiving for extending such credit to Borrowers.
(j)Each Borrower waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure of any property other than the Property of such Borrower.
(k)Until all obligations of Borrowers under this Agreement and the other Loan Documents have been paid or otherwise performed in full, each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, that such Borrower may now or hereafter have against any other Borrower with respect to the Obligations. Each Borrower waives any right to enforce any remedy which Administrative Agent or any Lender now has or may hereafter have against any other Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Administrative Agent or Lenders.
(l)Each Borrower hereby waives any election of remedies by Administrative Agent or any Lender that impairs any subrogation or other right of such Borrower to proceed against any other Borrower or other person, including any loss of rights resulting from any applicable anti deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
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THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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IN WITNESS WHEREOF, THIS LOAN AGREEMENT IS DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.
KBSIII 60 SOUTH SIXTH STREET, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION VII, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    ___________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer
Organizational Identification Number: DE 5271236
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KBSIII PRESTON COMMONS, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION IX, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    ___________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer
Organizational Identification Number: DE 5335558
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KBSIII STERLING PLAZA, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION VIII, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    ___________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer
Organizational Identification Number: DE 5335562
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KBSIII TOWERS AT EMERYVILLE, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION XXI, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    ___________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer
Organizational Identification Number: DE 5641776
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KBSIII TEN ALMADEN, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION XIX, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    ___________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer
Organizational Identification Number: DE 5637828
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KBSIII LEGACY TOWN CENTER, LLC,
a Delaware limited liability company,
By:    KBSIII REIT ACQUISITION III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    ___________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer
Organizational Identification Number: DE 5092307
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BANK OF AMERICA, N.A.,
a national banking association, individually as
Administrative Agent, and a Lender
By:    __________________________
Name:    __________________________
Title:    __________________________
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WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, as a Lender
By:    __________________________
Name:    __________________________
Title:    __________________________
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U.S. BANK NATIONAL ASSOCIATION,
a national banking association, as a Lender
By:    __________________________
Name:    __________________________
Title:    __________________________
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CAPITAL ONE, NATIONAL ASSOCIATION,
a national banking association, as a Lender
By:    __________________________
Name:    __________________________
Title:    __________________________
Signature Page to
Amended and Restated Loan Agreement
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ZIONS BANCORPORATION, N.A. (FKA ZB, N.A.)
DBA CALIFORNIA BANK & TRUST, as a Lender
By:    __________________________
Name:    __________________________
Title:    __________________________
Signature Page to
Amended and Restated Loan Agreement
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PNC BANK, NATIONAL ASSOCIATION,
a national banking association, as a Lender
By:    __________________________
Name:    __________________________
Title:    __________________________
Signature Page to
Amended and Restated Loan Agreement
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REGIONS BANK,
an Alabama banking corporation, as a Lender
By:    __________________________
Name:    __________________________
Title:    __________________________

Signature Page to
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EXHIBIT “B”
DEFINITIONS
DEFINITIONS: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:
“Accenture Pledge Agreement” means the Pledge Agreement dated as of the Eighth Modification Date between the Accenture Pledgors, as pledgors, and Administrative Agent, as secured party, as the same may be amended, supplemented, restated and otherwise modified from time to time.
“Accenture Pledged Entities” means KBSIII REIT Acquisition XI, LLC, a Delaware limited liability company, and KBSIII 500 West Madison, LLC, a Delaware limited liability company.
“Accenture Pledgors” means KBS REIT Properties III, LLC, a Delaware limited liability company, and KBSIII REIT Acquisition XI, LLC, a Delaware limited liability company.
“Accenture Tower” means the real property owned directly and indirectly by the Accenture Pledged Entities, located at 500 West Madison Street in Chicago, Illinois, and commonly referred to as Accenture Tower.
“Acceptable Appraisal” means, with respect to any Property, an Administrative Agent commissioned FIRREA-compliant as-is appraisal for such Property prepared in accordance with written instructions from Administrative Agent by a third-party MAI appraiser satisfactory to and engaged directly by Administrative Agent, taking into account then-current market conditions, in form and substance acceptable to the Administrative Agent and otherwise satisfying all applicable regulatory requirements.
“Account Party” means any Borrower, Guarantor, any Guarantor subsidiary or any Affiliate of any of the foregoing which is obligated to deposit funds (or which Borrowers are obligated to cause to deposit funds) into a Controlled Account established by such Person in accordance with this Agreement or any other Loan Document.
“Actual Operating Revenue” means, with respect to any period of time, all income, computed on an annualized basis in accordance with GAAP, from the ownership and operation of the Properties from whatever source (other than any source affiliated with a Borrower or Guarantor), including Rents, utility charges, escalations, service fees or charges, license fees, parking fees, and other required pass-throughs, but excluding (i) sales, use and occupancy and other taxes on receipts required to be accounted for by any of the Borrowers to any Governmental Authority, (ii) refunds from tenants, (iii) uncollectible accounts, (iv) proceeds from sales of furniture, fixtures and equipment, (v) interest income, (vi) Condemnation Awards (other than awards for temporary takings), (vii) Insurance Proceeds (other than business interruption or other loss of income insurance), (viii) unforfeited security deposits, (ix) utility and other similar deposits, (x) income from tenants not paying rent, (xi) income from tenants in bankruptcy, and (xii) non-recurring or extraordinary income, such as (without limitation) lease termination or
Amended and Restated Loan Agreement
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similar payments. Actual Operating Revenue shall be net of rent concessions and credits, except as provided in clause (A) and clause (D) of the immediately succeeding sentence. In addition, Actual Operating Revenue shall (A) exclude revenues for such period from existing tenants who have signed new leases or unconditional renewals of existing leases for which revenues are included pursuant to clause (D) below, (B) exclude revenues from tenants that have, prior to the expiration of the applicable Calculation Period, (x) exercised any termination options under their respective leases or (y) provided written notice of their intent to exercise any such termination options or to cease paying rent under their respective leases, unless in each case such lease termination or cessation of payment of rent is expressly scheduled to occur more than six (6) months after the expiration of the applicable Calculation Period, (C) exclude revenues from tenants (other than tenants with investment grade credit ratings or credit otherwise reasonably acceptable to the Administrative Agent) who have vacated or otherwise ceased to operate within their leased space, (D) to the extent such leases and renewals comply with the terms and conditions of Exhibit “D”, include deemed revenue from tenants under signed leases (or signed unconditional renewals of leases) so long as the rent commencement date thereunder is not later than six (6) months after the expiration of the applicable Calculation Period, which deemed revenue shall be equal to twelve (12) months of the contractual revenue for such premises that is payable commencing upon the date on which payment of rent actually commences (without deduction for free rent or straight-lining of such contractual rent) without further annualization, and (E) provided that no monetary or material non-monetary event of default (in each case, following the expiration of any applicable grace or notice and cure period) exists under the Fredrikson Lease, include imputed rent under the Fredrikson Lease during the free rent period thereunder, which imputed rent shall be equal to the contractual rent due under the Fredrikson Lease when full rent under the Fredrikson Lease is scheduled to commence regardless of whether such full rent commences to be payable within six (6) months after the expiration of the applicable Calculation Period.
“Additional Availability” means, from time to time from and after the Eighth Modification Date, (a) Fifteen Million and No/100 Dollars ($15,000,000.00), minus (b) the aggregate amount of all Loans made on or subsequent to the Eighth Modification Date, minus (c) any undisbursed Loan proceeds, if any, that have been cancelled after the Eighth Modification Date in connection with the extension of the Stated Maturity Date under Section 1.6.3 or by Borrower in writing in accordance with the following sentence. Notwithstanding anything to the contrary contained herein, Borrowers shall have the right, at any time, to permanently reduce the Additional Availability by written notice to Administrative Agent.
“Additional Loan Proceeds” means proceeds of the Loan disbursed to Borrowers by the Lenders on or after the Eighth Modification Date in accordance with Sections 1.3.3 and 1.3.4 of this Agreement.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent Advances” has the meaning set forth in Section 8.12(a).
“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as
Exhibit B to
Amended and Restated Loan Agreement
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Administrative Agent hereafter may from time to time notify Borrowers and Lenders.
“Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s Office is located, provided that so long as Bank of America shall serve as Administrative Agent, “Administrative Agent’s Time” shall mean Pacific time.
“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by Administrative Agent.
“Advance Amount” has the meaning set forth in Section 1.3.4(a).
“Advisor” means KBS Capital Advisors LLC, a Delaware limited liability company.
“Advisory Agreement” means that certain Advisory Agreement dated as of September 27, 2024 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), by and between the Advisor and KBS Real Estate Investment Trust III, Inc.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning set forth in Section 9.2.8(b).
“Aggregate Commitments” means the Commitments of all Lenders. As of the Eighth Modification Date, the Aggregate Commitments are $480,913,173.94.
“Agreement” has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1.
“Almaden Financial Plaza” means the project commonly known as Almaden Financial Plaza in San Jose, California, which project is owned in fee by an Affiliate of Borrowers, KBSIII Almaden Financial Plaza, LLC, as of the Eighth Modification Date.
“Annual Budget” has the meaning set forth in Section 4.14.
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case, acting in such capacity and (b) with respect to Monthly SOFR, CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent or such administrator with respect to its publication of Monthly SOFR, in each case, acting in such capacity.

Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Applicable Law” means, as to any Person, all applicable Laws and Requirements binding upon such Person or to which such Person is subject.
“Applicable Per Project Sale Proceeds Deposit Amount” has the meaning set forth in Section 9.31.
“Appraised Value” means, with respect to any Property, the as-is market value of such Property as determined by an Acceptable Appraisal which appraises such Property on an “as-is value” basis.
“Approved Capex Costs” means (a) costs for Capital Improvements which are required under any Leases expressly approved in accordance with the terms of the Loan Documents by (i) the Required Lenders or (ii) if Required Lender approval is not required under the Loan Documents with respect to such Leases, Administrative Agent, (b) costs for Capital Improvements which are required under Leases that (x) are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and (y) do not provide for Capital Improvements in excess of the thresholds set forth in Section 3(g)(iv) and (v) of Exhibit “D”, (c) costs for Capital Improvements reasonably approved by Administrative Agent which are required under Leases that (x) are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and (y) provide for Capital Improvements in excess of the thresholds set forth in Section 3(g)(iv) and (v) of Exhibit “D”, and (d) costs for Capital Improvements approved by Administrative Agent, in its sole and absolute discretion; provided, however, that Administrative Agent shall not withhold its consent unreasonably with respect to any costs for Capital Improvements referenced in this clause (d) if such Capital Improvements are required under applicable Law or are reasonably required for health or safety purposes, and (e) costs for Specified Capital Improvements.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender (it being understood that, for the avoidance of doubt, a servicer engaged by a Lender with respect to the Loan shall not be deemed to administer such Lender).
“Approved Manager” means each Borrower, and with respect to any Property, CBRE, Inc., a Delaware corporation, Sterling Bay, Transwestern, Hines, Cushman & Wakefield, Jones Lang LaSalle, Cassidy Turley, PM Realty, L.P., NorthMarq, or any other reputable and creditworthy property manager, subject to the prior approval of Administrative Agent, not to be unreasonably withheld, with a portfolio of properties comparable to the applicable Property under active management.
“Approved TILC Costs” means (a) Tenant Improvements and Leasing Commissions which are required under Leases in effect as of the Eighth Modification Date (and identified on the rent roll most recently delivered to Administrative Agent prior to the Eighth Modification Date) and Leases expressly approved in accordance with the terms of the Loan Documents by (i) the Required Lenders or (ii) if Required Lender approval is not required under the Loan Documents with respect to such Leases, Administrative Agent, (b) Tenant Improvements and Leasing Commissions which are required under the Specified Leases; provided that (i) the applicable
Exhibit B to
Amended and Restated Loan Agreement
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Borrower enters into such Specified Lease and (ii) upon execution thereof, the terms of such Specified Lease are consistent with the terms identified in Exhibit “Q” unless otherwise expressly approved in accordance with the terms of the Loan Documents by (i) the Required Lenders or (ii) if Required Lender approval is not required under the Loan Documents with respect to such Lease, Administrative Agent, (c) Tenant Improvements and Leasing Commissions which are required under Leases that (x) are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and (y) do not provide for Tenant Improvements or Leasing Commissions in excess of the thresholds set forth in Section 3(g)(iv) and (v) of Exhibit “D”, and (d) Tenant Improvements and Leasing Commissions reasonably approved by Administrative Agent which are required under Leases that (x) are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and (y) provide for Tenant Improvements or Leasing Commissions in excess of the thresholds set forth in Section 3(g)(iv) and (v) of Exhibit “D”.
“Arranger” means, collectively, BOFA Securities, Inc., Wells Fargo Securities, LLC, and Capital One, National Association, in their capacity as joint lead arrangers, provided, however, that each of the foregoing entities shall only be deemed an “Arranger” for so long as such entity, together with such entity’s Affiliates, holds a Commitment amount in an aggregate amount equal to or greater than ten percent (10%) of the Aggregate Commitments.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit “E”.
“Assumed Interest Rate” means the annual yield payable on the date of calculation on ten (10) year United States Treasury obligations in amounts approximating the outstanding principal balance of the Loan on the date of calculation (after giving effect to any Additional Loan Proceeds requested to be disbursed on such calculation date, if applicable), plus two hundred fifty (250) basis points per annum; provided, however, that the Assumed Interest Rate shall be not less than (i) for purposes of calculating Ongoing Debt Service Coverage Ratio under Section 1.6.3 only, the greater of six hundred seventy-five (675) basis points per annum and the actual rate per annum at which interest on the principal balance of the Loan accrues hereunder as of the date of calculation or (ii) for all other purposes, six hundred seventy-five (675) basis points per annum.
“Authorized Person” means any representative of Borrowers duly designated by Borrowers in the Borrower’s Instruction Certificate, authorized in accordance with the governing documents of Borrower and all Laws applicable to Borrowers, to bind Borrower in providing Draw Requests and requesting disbursements of Loan proceeds. An Authorized Person may also have the authority to perform Online Facility Transactions that may be granted to an Authorized Portal User under any Online Banking Portal if designated as such by an Authorized Signer in the Online Portal Agreements. Authorized Person also includes any individual who is an Authorized Person of a Controlling Entity of Borrowers.
“Authorized Portal User” means any and all individuals to whom access to an Online Banking Portal is granted, whether (a) by such individual being designated as an authorized user (or other applicable designation) of such Online Banking Portal as set forth in the Online Portal Agreements, or (b) by such individual utilizing log-in credentials of an authorized user (or other
Exhibit B to
Amended and Restated Loan Agreement
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applicable designation) of such Online Banking Portal, or (c) in any other manner pursuant to the terms of the Online Portal Agreements.
“Authorized Signer” means any representative of Borrowers duly designated by Borrowers as such in the Borrower’s Instruction Certificate, authorized in accordance with the governing documents of Borrowers and all applicable Laws to: (a) bind Borrowers and to act for Borrowers for all purposes in connection with the Loan, including but not limited to, requesting disbursements of Loan proceeds, requesting interest rate changes, obtaining information pertaining to the Loan, requesting any action under the Loan Documents, providing any certificates, and appointing and changing any Authorized Persons; and (b) delegate his/her authority to any Authorized Portal User solely to allow such Authorized Portal Users to perform Online Facility Transactions on any Online Banking Portal in accordance with the terms of this Agreement and the Online Portal Agreements. Authorized Signer includes, as to any Borrower, any individual who is an Authorized Signer of a Controlling Entity of such Borrower.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time.
“Base Rate” means, on any day, a fluctuating rate per annum equal to the Base Rate Margin plus the highest of: (a) the Federal Funds Rate for that day plus ½ of 1% or (b) one percent (1.00%).
“Base Rate Advance” means an advance of the Loan by a Lender to Borrowers or any portion of the Loan held by a Lender which bears interest at an applicable Base Rate at the time in question.
“Base Rate Margin” means three hundred (300) basis points per annum.
“Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is Monthly SOFR Principal.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Beneficial Ownership Regulation” has the meaning set forth in Section 9.22.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bloomberg” means Bloomberg Index Services Limited.
“Borrower” and “Borrowers” have the meaning set forth in the introductory paragraph of this Agreement.
“Borrowers’ Deposit Account” means an account established with Administrative Agent pursuant to the terms of Section 4.6.
“Borrower Materials” has the meaning set forth in Section 9.2.7(b).
“Borrowers’ Instruction Certificate” means a certificate provided by or on behalf of Borrowers in the form attached hereto as Exhibit “O”, designating certain Authorized Persons and Authorized Signers as set forth therein.
“Borrowers’ Remittance Instructions” means Borrowers’ remittance instructions provided in the form attached hereto as Exhibit “N”.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located.
“Business Plan” has the meaning set forth in Section 8.10(c).
“Calculation Period” means, as of any date, (a) for any calculation made as of a Test Date and reported pursuant to Section 4.8(f)(i), the two (2) fiscal quarters ending on such Test Date, and (b) for all other calculations, the two (2) fiscal quarters immediately ending on or preceding such date, as applicable, provided that for purposes of this clause (b), if such date occurs during the first sixty (60) days of a fiscal quarter and prior to the delivery of quarterly financial statements for the immediately preceding fiscal quarter pursuant to Section 4.8(c)(ii), the Calculation Period shall be the two (2) fiscal quarters ending on the Test Date preceding the most recent Test Date.
“Capital Improvements” means improvements undertaken by a Borrower with respect to a Property that are required to be capitalized under GAAP and do not constitute Tenant Improvements.
“Cash Sweep Collateral Account” means a Controlled Account maintained with the
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Depository Bank into which all Excess Cash Flow and the other sums required to be deposited therein is deposited pursuant to Section 4.25.2 and from which Cash Sweep Disbursements and Subaccount Disbursements are made in accordance with Section 4.25.3.
“Cash Sweep Disbursement” has the meaning set forth in Section 4.25.3.
“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to any Property.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or the implementation thereof and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor thereto.
“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.
“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the modification of the Loan and recording the amendment to the Security Instruments.
“Closing Date” means November 4, 2021.
“CME” means CME Group Benchmark Administration Limited.
“Collateral” means any property of any Borrower or Pledgor, that is subject to a lien or security interest securing any of the Obligations pursuant to any Security Instrument, any Pledge Agreement or any other Loan Document.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, as to each Lender, its obligation to advance its Pro Rata Share of the Loan in an aggregate principal amount not exceeding at any one time outstanding (a) the amount set forth opposite such Lender’s name on the Schedule of Lenders as of the Eighth
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Modification Date, as such amount may be further reduced (with respect to undisbursed Additional Loan Proceeds) from time to time in accordance with this Agreement, minus (b) its Pro Rata Share of any prepayment of the outstanding principal balance of the Loan from and after the Eighth Modification Date.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” has the meaning set forth in Section 9.2.3(a).
“Condemnation” means any taking of title to, use of, or any other interest in any Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.
“Condemnation Awards” means any all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, or Monthly SOFR, as applicable, any conforming changes to the definitions of “Monthly SOFR”, “SOFR,” or “Interest Rate Change Date,” the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption and implementation of such applicable rate(s), and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consequential Loss” has the meaning set forth in Section 2.5.
“Contract of Sale” means any contract for the sale of all or any part of any Property or any interest therein, executed by any Borrower.
“Control” means the possession, directly or indirectly, of the power to direct or cause the
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” means each deposit account that is established and maintained in accordance with this Agreement or any other Loan Document, including but not limited to each Property Account, the Portfolio Account and the Cash Sweep Collateral Account, including without limitation the accounts identified on Exhibit H.
“Controlled Account Agreement” has the meaning set forth in Section 4.31.1.
“Controlled Account Collateral” has the meaning set forth in Section 4.31.3.
“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.
“Controlling Entity” means any entity having the power and authority to control the business and activities and otherwise bind Borrower, pursuant to the governing documents of Borrower and applicable Law, such as a general partner of a partnership or a manager or managing member of a limited liability company.
“Counted Projects” means, collectively, each Property and Accenture Tower, each being a “Counted Project”.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 9.24.
“CPI” means the United States Department of Labor, Bureau of Labor Statistics, All Cities Average Consumer Price Index, or if such index is no longer published, a successor or substitute index designated by Administrative Agent, that shows changes in consumer prices in the locale of each Property.
“Credit Party” has the meaning set forth in Section 8.19.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such date on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such determination date is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate that applied on the first (1st) U.S. Government Securities Business Day immediately prior thereto.
“Debtor Relief Law(s)” means the Bankruptcy Code of the United States, and all other
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Debt Service” means the annual payments of principal and interest that would be payable under a hypothetical loan assuming (i) an initial loan balance in an amount equal to (A) the Principal Debt as of the date of calculation plus (B) for purposes of calculating Ongoing Debt Service Coverage Ratio under Section 1.6.3 only, all Pending Disbursements of Additional Availability as of the date of calculation, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) level “mortgage-style” principal and interest payments over a thirty (30) year amortization period.
“Dedicated Sources” means, with respect to each 12-month extension term under Section 1.6.3, (i) the Additional Availability (if any) that is projected to be available to be disbursed in accordance with this Agreement during each such extension term, (ii) the retained funds (if any) projected to be available in the Cash Sweep Collateral Account for disbursement in accordance with this Agreement during each such extension term, and (iii) without duplication, the funds that are projected to be generated from projected cash operating revenues derived from the Properties during each such extension term.
“Default” has the meaning set forth in Section 7.1.
“Default Rate” shall have the meaning set forth in Section 1.4.5.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 8.13.2, any Lender that (a) has failed to (i) fund all or any portion of its advances within two (2) Business Days of the date such advances were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to advances (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrowers or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrowers to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 8.13.2) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrowers and each Lender promptly following such determination.
“Deferred Asset Management Fees” has the meaning set forth in the definition of Permitted Asset Management Fees.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.
“Deposit Account Control Agreements” means, collectively, (i) those certain Deposit Account Control Agreements, dated as of November 3, 2017, by and among Administrative Agent, Wells Fargo Bank, National Association, as the depository bank, and the applicable Borrower, with respect to the One Legacy Town Center Property, as applicable, and] (ii) those certain Deposit Account Control Agreements, dated as of November 3, 2017, by and among Administrative Agent, Bank of America, N.A., as the depository bank, and the applicable Borrower, with respect to the RBC Plaza Property, the Sterling Plaza Property, the Ten Almaden Property, and the Towers at Emeryville Property, as applicable, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Depository Bank” means, at any time, Bank of America, N.A., in its capacity as the depository bank at which a Controlled Account is established and maintained (other than any legacy account permitted to remain open as a post-closing matter, provided that Administrative Agent holds a security interest in such account that has been perfected through the execution and delivery by the applicable depository bank of a deposit account control agreement).

Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disbursement” means the disbursement of Additional Loan Proceeds or any portion of a Cash Sweep Disbursement funded from Applicable Per Project Sale Proceeds Deposit Amounts.
“Disbursement Debt Service” means the annual payments of principal and interest that would be payable under a hypothetical loan, assuming (i) an initial loan balance in an amount equal to (A) principal outstanding under the Loan as of the date of calculation, plus (B) any undisbursed Additional Loan Proceeds requested on or before the date of calculation, including the Additional Loan Proceeds requested in the applicable Draw Request, plus (C) if the requested Disbursement will fund Approved TILC Costs or Approved Capex Costs under any Leases (or if any previous Disbursements funded Approved TILC Costs or Approved Capex Costs under any Leases and such Approved TILC Costs or Approved Capex Costs have not been fully funded), the maximum amount of such Approved TILC Costs and Approved Capex Costs projected to be funded from subsequent Disbursements of Additional Loan Proceeds after the date of calculation, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) level “mortgage-style” principal and interest payments over a thirty (30) year amortization period.
“Disbursement Debt Service Coverage Ratio” means, as of the date of the Draw Request for a Disbursement, the ratio, as determined by Administrative Agent, of (a) Net Operating Income for the applicable Calculation Period, provided that rent which is deemed to be included in Actual Operating Revenue pursuant to clause (D) of the definition of “Actual Operating Revenue” with respect to any Lease under which the rent commencement date has not yet occurred shall include (without duplication and notwithstanding anything to the contrary in such clause (D)) the imputed rent and other income under the following Leases or renewals: (i) Leases that are expressly approved in accordance with the terms of the Loan Documents by (x) the Required Lenders or (y) if Required Lender approval is not required under the Loan Documents with respect to such Leases, Administrative Agent, (ii) Specified Leases, (iii) Leases that (x) are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and (y) do not provide for Tenant Improvements or Leasing Commissions in excess of the thresholds set forth in Section 3(g)(iv) and (v) of Exhibit “D”, and (iv) Leases that are deemed approved (or did not require approval) in accordance with the terms of the Loan Documents and (y) provide for Tenant Improvements or Leasing Commissions in excess of the thresholds set forth in Section 3(g)(iv) and (v) of Exhibit “D”, which imputed rent shall be equal to the contractual rent due under such Leases when full rent under such Leases is scheduled to commence, to (b) an amount equal to (i) Disbursement Debt Service as of such date minus (ii) the product of (x) net revenue recognized from each Pledged Swap during the applicable Calculation Period and (y) two.
“Disposition Fees” shall mean the disposition fees payable to the Advisor pursuant to Section 8.04 of the Advisory Agreement.
“Dispute Parties” has the meaning set forth in Section 9.19.2.
“Disputes” has the meaning set forth in Section 9.19.2.

Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Draw Request” means a properly completed and executed written request by Borrowers to Administrative Agent in the form of Exhibit “J” or in another form reasonably satisfactory to Administrative Agent (including, but not limited to, on an electronic transmission system, or by submission through the Online Banking Portal) setting forth the amount of Additional Loan Proceeds, Subaccount Disbursement or Cash Sweep Disbursement desired.
“DSCR Trigger Period” has the meaning set forth in Section 4.22.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eighth Modification Agreement” means the Eighth Loan Modification Agreement dated as of the Eighth Modification Date, between the Borrowers, Guarantor, Administrative Agent and the Lenders.
“Eighth Modification Date” means February 6, 2025.
“Electronic Copy” has the meaning set forth in Section 9.2.3(a).
“Electronic Record” has the meaning set forth in Section 9.2.3(a).
“Electronic Signature” has the meaning set forth in Section 9.2.3(a).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 9.4(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 9.4(b)(iii)).
“Eligible Entity” means a single purpose entity approved by Administrative Agent in its reasonable discretion, the ownership interests in which are owned entirely, directly or indirectly, by Guarantor.
“Environmental Agreements” means, collectively, the RBC Plaza Environmental Agreement, the Preston Commons Environmental Agreement, the Sterling Plaza Environmental Agreement, the Towers at Emeryville Environmental Agreement, the Ten Almaden Environmental Agreement and the Legacy Town Center Environmental Agreement.
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Environmental Insurance Policy” means, individually or collectively, each environmental insurance policy covering a Property substantially and materially in the form existing as of the Closing Date, naming Administrative Agent as an additional insured issued by an insurance company which has an A.M. Best Company financial and performance rating of A-IX or better and is qualified or authorized by the Laws of the applicable State to assume the risks covered by such policy.
“Equity Interests” means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, as amended, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excess Cash Flow” means, for any calendar month, an amount equal to: (a) actual gross revenues received by or on behalf of Borrowers for such calendar month attributable to the Properties (including, without limitation, all rentals, service and other fees or charges, license fees, parking fees and other revenues and cash payments of any kind received by the Borrowers, but specifically excluding proceeds from any sale of such Property), plus (b) all amounts paid by the applicable counterparty bank to KBS REIT Properties III, LLC, a Delaware limited liability company under the Pledged Swaps, less (c) an amount equal to (i) actual operating expenses paid by Borrowers during such calendar month and attributable to the Properties, as reasonably approved by Administrative Agent (provided, that such calculation shall exclude depreciation, amortization, other non-cash items, any amounts payable to affiliates of Borrowers (other than any Permitted REIT Expenses and Permitted Asset Management Fees when permitted to be paid by Borrowers hereunder), and any such expenses paid from Additional Loan Proceeds), plus (ii) principal and interest paid with respect to the Loan for such calendar month (excluding principal and interest paid from proceeds from the sale of any Collateral, any Prime Shares, the Accenture Tower or Almaden Financial Plaza), plus (iii) so long as no Restricted Payment Event shall have occurred which is continuing, Permitted REIT Expenses, plus (iv) so long as no Restricted Payment Event shall have occurred which is continuing, Permitted Asset Management Fees.
“Excluded Prime Shares” has the meaning set forth in Section 5.10.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

the account of such Lender with respect to an applicable interest in an advance of the Loan or a Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such advance of the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 2.7) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.1(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exit Fee” means the “Exit Fee” as defined in the Fee Letter.
“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after a Default) by Administrative Agent or any Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in any Security Instrument, any Pledge Agreement, or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, any Property.
“Existing Term Loan” has the meaning set forth in Section 1.3.2.
“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the Amended and Restated Fee Letter dated as of the Eighth Modification Date from Administrative Agent and BOFA Securities, Inc. and accepted and agreed to by Borrowers and Guarantor.
“FEMA” means the Federal Emergency Management Agency or any successor agency.
“Financial Statements” means for each reporting party, a balance sheet, income statement, statements of cash flow, cash flow projections (cash flow projections to be provided only at fiscal year-end and upon Administrative Agent’s request), real estate schedules providing details on each individual real property in the reporting party’s portfolio, including, but not limited to raw land, land under development, construction in process and stabilized properties and unless
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period.”
“First Extended Stated Maturity Date” means January 21, 2028.
“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, and (c) the National Flood Insurance Reform Act of 1994, and any regulation promulgated thereto, and any regulation promulgated thereto, each as amended and together with any successor Law of such type.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fourth Modification” means the Fourth Loan Modification and Extension Agreement, dated February 6, 2024, by and among Borrowers, Guarantor, Administrative Agent and Lenders.
“Fredrikson Lease” means that certain Office Lease dated December 16, 2020, by and between RBC Plaza Borrower and Fredrikson Tenant, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Fredrikson Tenant” means Fredrikson & Byron, P.A.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Date” means the date on which the applicable advance of Additional Loan Proceeds shall occur.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” or “Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means KBS REIT Properties III, LLC, a Delaware limited liability company.

Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Guarantor’s Covenant Compliance Certificate” has the meaning set forth in the Guaranty.
“Guaranty” means the Amended and Restated Guaranty Agreement dated as of the Closing Date, executed by Guarantor in favor of Administrative Agent for the ratable benefit of Lenders, as the same may from time to time be extended, amended, restated, reaffirmed, supplemented or otherwise modified.
“Hedge Bank” means any Person in its capacity as a Swap Counterparty.
“Improvements” means the RBC Plaza Improvements, the Sterling Plaza Improvements, the Towers at Emeryville Improvements, the Ten Almaden Improvements, and the Legacy Town Center Improvements.
“Indebtedness” means any and all obligations, indebtedness and liabilities of any Borrower that constitute Obligations.
“Indemnified Liabilities” has the meaning set forth in Section 9.1.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Initial Stated Maturity Date” means January 22, 2027.
“Insurance Premiums” means those premiums due in connection with any insurance policies required to be maintained by any Borrower pursuant to any Loan Document. The term “Insurance Premiums” shall also include any amounts required to be paid by Borrowers under any insurance premium financing arrangement (or allocable to Borrowers under a blanket such arrangement) with respect to the insurance policies (or blanket policies) that are required or permitted to be maintained for the Properties under the Loan Documents.
“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering any Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.
“Interest Rate Change Date” means the first (1st) Business Day of each month.
“IRS” means the United States Internal Revenue Service.
“KYC Equity Ownership Percentage” means the percentage of direct or indirect ownership interests in the Borrower owned by a Person following a transfer which results in Administrative Agent’s or any Lender’s internal policies reasonably requiring a description of such transfer, the interest transferred and the identity of the transferor and transferee, including, without limitation, all documentation and other information that Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations (as determined by Administrative Agent
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

or such Lender) under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), provided, however, that any change in the KYC Equity Ownership Percentage shall not be effective until Administrative Agent or the applicable Lender has notified Borrower in writing of such change.
“Land” means the RBC Plaza Land, the Sterling Plaza Land, the Towers at Emeryville Land, the Ten Almaden Land, and the Legacy Town Center Land.
“Law” or “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. With respect to any Borrower and any Property, “Law” or “Laws” includes all Laws pertaining to the construction, sale, leasing or use of the Improvements and to access and facilities for handicapped or disabled persons, including and to the extent applicable, any building codes, the Controlled Substances Act, the Flood Insurance Laws, the Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), the Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. § 794), each as amended to date and further amended from time to time.
“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to any Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.
“Leasing Commissions” means reasonable and customary commissions paid in connection with a Lease to a real estate broker licensed in the state where the applicable Property is located, under commission agreements containing such terms and provisions as are then prevailing between third party, unaffiliated owners and brokers for comparable leases of space at properties similar to such Property in the market area in which such Property is located.
“Legacy Town Center Environmental Agreement” means the Environmental Indemnity Agreement, dated as of November 3, 2017, by Legacy Town Center Borrower in favor of Administrative Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Legacy Town Center Improvements” means all on-site and off-site improvements to the Legacy Town Center Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on or in the Legacy Town Center Land and/or in such improvements.

Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Legacy Town Center Land” means the real property of Legacy Town Center Borrower described in Exhibit “A-6”.
“Legacy Town Center Manager Subordination Agreement” means the Assignment and Subordination of Property Management Agreement dated as of November 3, 2017, by and among Administrative Agent, Legacy Town Center Borrower and the Approved Manager for the Legacy Town Center Property, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Legacy Town Center Property” means the real and personal property conveyed and encumbered by the Legacy Town Center Security Instrument.
“Legacy Town Center Security Instrument” means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 3, 2017, by Legacy Town Center Borrower in favor of Administrative Agent, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Lender” or “Lenders” means, singly or collectively, each lender from time to time party to this Agreement.
“Lender Net Sale Proceeds” has the meaning set forth in Section 8.10(e).
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify Borrowers and Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Purpose Entity” shall mean a Delaware limited liability company, the sole member and manager of which is Guarantor or a subsidiary of Guarantor which is a Limited Purpose Entity, which at all times, unless otherwise approved in writing by Administrative Agent, in each case except as otherwise expressly permitted or required under the Loan Documents:
(a)is not engaged and will not engage in any business unrelated to the purpose of (i) acquiring, developing, owning, holding, leasing, managing and operating a Property; entering into the Loan Documents to which it is a party; selling, transferring or refinancing such Property in connection with a permitted removal of such Property pursuant hereto; and transacting any and all lawful business that is incidental, necessary and appropriate to accomplish the foregoing; or (ii) acquiring, owning and holding direct or indirect Equity Interests in a Borrower or Accenture Pledged Entity; entering into the Loan Documents to
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

which it is a party, if any; and transacting any and all lawful business that is incidental, necessary and appropriate to accomplish the foregoing;
(b)does not have and will not have any assets other than the applicable Property or Equity Interests (and assets related to such Property or Equity Interests that are consistent with the purpose such Limited Purpose Entity is organized for pursuant to clause (a) above);
(c)has not incurred and does not incur any indebtedness or other debt other than its obligations under the Loan Documents to which it is a party, if any, and, in the case of Borrowers, (i) non-delinquent trade and operational debt which is (x) incurred in the ordinary course of business, and (y) not evidenced by a note, (ii) non-delinquent operating and equipment leases entered into in the ordinary course, (iii) tenant security deposits, (iv) non‑delinquent, accrued but unpaid real estate taxes and insurance premiums, (v) other trade payables, other than tenant improvements, in respect of operating expenses which are (x) incurred in the ordinary course of business, (y) not evidenced by a note and (z) not more than 60 days delinquent, (vi) obligations in connection with posting a bond required by a Governmental Authority or a utility company and in connection with providing indemnities to title companies, in each case, in connection with the operation of any of the Properties, and (vii) owners’ affidavits and indemnities and similar agreements in connection with the issuance of a title insurance policy or related endorsements requested by Administrative Agent;
(d)has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for its obligations under the Loan Documents to which it is a party, if any;
(e)has not and will not acquire obligations or securities of its members or shareholders or any other Affiliate, except for its obligations under the Loan Documents to which it is a party, if any;
(f)except for its obligations under the Loan Documents to which it is a party, if any, has not pledged and will not pledge its assets for the benefit of any other Person;
(g)will maintain all of its books, records, financial statements and, except as required under the Loan Documents, bank accounts separate from those of any other Person (including, without limitation, any Affiliates), provided, however that the assets of a Limited Purpose Entity may be included in a consolidated financial statement of its Affiliate, provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of such Limited Purpose Entity from such Affiliate and to indicate that such Limited Purpose Entity’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets will also be listed on such Limited Purpose Entity’s own separate balance sheet, which may or may not be part of the consolidated financial statements;
(h)except as required or permitted under the Loan Documents, will not commingle its
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

funds or assets with the funds or assets of any other Person;
(i)will observe all organizational formalities, and preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its organization or formation, and will not amend, modify, terminate or fail to comply with the provisions of its organizational documents;
(j)(i) holds itself out to the public and identifies itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (ii) conducts its business solely in its own name, (iii) hold its assets in its own name and (iv) corrects any known misunderstanding regarding its separate identity; and
(k)has not and will not merge into or consolidate with any Person, divide or, to the fullest extent permitted by law, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure from that in effect on the Eighth Modification Date.
“Loan” means the loan by Lenders to Borrowers, in the maximum principal amount, as of the Eighth Modification Date, of Four Hundred Eighty Million Nine Hundred Thirteen Thousand One Hundred Seventy-Three and 94/100 Dollars ($480,913,173.94) (as such amount may further be reduced, adjusted or increased in accordance with the terms of this Agreement), comprised of the Existing Term Loan and all funded Additional Loan Proceeds.
“Loan Documents” means this Agreement (including all exhibits), the Security Instruments, the Pledge Agreements, any Note, the Environmental Agreements, the Manager Subordination Agreements, any Swap Contract, the Guaranty, the Deposit Account Control Agreements, financing statements, and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by any Borrower, Guarantor or any other Person to Administrative Agent or any Lender pursuant to this Agreement, as they may be amended, modified, restated, replaced and supplemented from time to time, provided, however, that any agreements relating to any Swap Transaction which are entered into by Guarantor and are not secured by any Property shall not be considered Loan Documents.
“Loan-to-Value Ratio” means, as of any date of determination, (i) the amount of the Principal Debt (together with any Additional Availability allocated to Pending Disbursements), divided by (ii) the sum of (A) the aggregate appraised “As-Is” Appraised Value of each of the Properties subject to a Security Instrument (inclusive of any tenant improvements and capital expenditures the costs for which constitute Approved TILC Costs or Approved Capex Costs) set forth in then-current Acceptable Appraisals of each of the Properties obtained by Administrative Agent as of any calculation of the Loan-to-Value Ratio and (B) for purposes of calculating Loan-to-Value Ratio under Section 9.31 in connection with the release of a Property only, any undisbursed Applicable Per Project Sale Proceeds Deposit Amounts in the Cash Sweep Collateral Account, including Applicable Per Project Sale Proceed Deposit Amounts to be funded from the sale of such Property, that have not been allocated to Pending Disbursements.
“Manager Subordination Agreements” means, collectively, the RBC Plaza Manager
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Subordination Agreement, the Sterling Plaza Manager Subordination Agreement, the Towers at Emeryville Manager Subordination Agreement, the Ten Almaden Manager Subordination Agreement and the Legacy Town Center Manager Subordination Agreement.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract” set forth in this Exhibit “B”.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, each of the Properties, or the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrowers, taken as a whole, or Guarantor; (b) a material impairment of the ability of any party to the Loan Documents to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party.
“Material Potential Default” means (a) a Potential Default relating to a monetary or bankruptcy Default or (b) a Potential Default as to which Administrative Agent has given written notice to Borrowers.
“Maturity Date” means the Stated Maturity Date (or such earlier date to which the Obligations may be accelerated in accordance with the terms of this Agreement).
“Maximum Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loan and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Minimum Required Disbursement Debt Service Coverage Ratio” means (i) with respect to any Disbursement occurring prior to the first anniversary of the Eighth Modification Date, 1.00:1.00, (ii) with respect to any Disbursement occurring on or after the first anniversary of the Eighth Modification Date but prior to Initial Stated Maturity Date, 1.05:1.00, (iii) with respect to any Disbursement occurring on or after the Initial Stated Maturity Date but prior to the First Extended Stated Maturity Date, 1.10:1.00, and (iv) thereafter, 1.15:1.00.
“Minimum Required Ongoing Debt Service Coverage Ratio” means (i) as of any Test Date occurring on or after March 31, 2027, through and including the Test Date occurring on March 31, 2028, an Ongoing Debt Service Coverage Ratio of 1.05:1.00, and (ii) as of any Test Date occurring on or after March 31, 2028, an Ongoing Debt Service Coverage Ratio of 1.15:1.00, provided that March 31, 2028 shall be tested under clause (i) for the two successive and consecutive Test Dates ending on March 31, 2028, and under clause (ii) for the two successive and consecutive Test Dates commencing on March 31, 2028.
“Monthly Shortfall Amount” means, for any applicable month, the amount, if any, by which Excess Cash Flow is negative, including but not limited to with respect to property tax and insurance premiums paid by Borrowers during such calendar month and attributable to the
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Properties.
“Monthly SOFR” means, for any day, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the most recent Interest Rate Change Date for a term equivalent to one (1) month commencing on such Interest Rate Change Date; provided that if the rate is not published prior to 11:00 a.m. Eastern Time on such determination date then Monthly SOFR means such Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto; provided, further, if Monthly SOFR shall be less than zero percent (0.00%), such rate shall be deemed to equal zero percent (0.00%) for purposes of this Agreement.
“Monthly SOFR Advance” means an advance of the Loan by Lenders to Borrower or any portion of the Loan held by a Lender which bears interest at an applicable Monthly SOFR Rate at the time in question.
“Monthly SOFR Principal” means any portion of the Principal Debt which bears interest at an applicable Monthly SOFR Rate at the time in question.
“Monthly SOFR Rate” means a simple rate per annum equal to the sum of the SOFR Margin plus Monthly SOFR.
“Monthly SOFR Replacement Date” has the meaning set forth in Section 2.4.
“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses from Actual Operating Revenue.
“Net Proceeds” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.
“Net Sale Proceeds” means:
(a)with respect to the sale of any real property of an Accenture Pledged Entity (or of any direct Equity Interests in such Accenture Pledged Entity), the “Approved Net Sale Proceeds” as defined in the Accenture Pledge Agreement;
(b)with respect to the sale of any Prime Shares, 100% of the proceeds from the sale of such Prime Shares, as adjusted by (i) normal and customary closing costs and expenses actually charged to Prime Pledgor in accordance with the custody agreement and other documentation under which Prime Pledgor is entitled to exercise certain rights and has certain interests and other entitlements related the Prime Shares and (ii) without duplication of any adjustments made under clause (i), normal and customary closing costs and expenses actually charged to Prime Pledgor, including but not limited to underwriting fees (and related incentive fees), underwriter expenses, taxes, legal fees, clearing fees and brokerage commissions; and
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

(c)with respect to the sale of the Almaden Financial Plaza or any other real property (or of any direct or indirect Equity Interests held by Guarantor in the fee owner thereof) that constitutes Collateral, 100% of the proceeds from the sale of such real property or Equity Interests, as adjusted (in the case of this clause (c)) by (i) normal and customary closing costs and expenses to be charged to the seller, including but not limited to all principal, interest (including default interest), breakage costs, hedging breakage costs, and fees payable by the seller under its mortgage loan, if any, as necessary to entitle such seller to the release of the Lien encumbering such real property or Equity Interests that secures such obligations, brokerage commissions and transfer taxes, and (ii) all other normal and customary debits and charges to such seller, as offset by any customary credits for items such as prorations of taxes, operating expenses, prepaid rents, security deposits and capital costs associated with executed leases and any other debits, credits and charges required by the applicable purchase agreement, in each case as determined in accordance with the applicable purchase agreement, provided that in no event shall such adjustments include (i) fees payable to Moelis & Co. or any other advisor or counsel to such seller, the Borrowers or any of their respective Affiliates (other than legal counsel representing such seller in connection with the negotiation and consummation of the sale and the repayment of the applicable mortgage loan), (ii) any disposition fees or other fees payable to Advisor other than Permitted Disposition Fees, (iii) any escrow amounts for indemnities or representations and warranties, provided that such amounts shall constitute “Net Sale Proceeds” when released from such escrow arrangements or (iii) any other fees approved by the Administrative Agent; provided that amounts that are received subsequent to the closing of the sale that are comparable to the amounts to which a Borrower may be entitled after the closing of the sale of a Property as described in clauses (i) through (iv) of Section 31(d) shall also be deemed to be “Net Sale Proceeds.”
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.9 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means, collectively, the Promissory Note(s), initially dated as of the Closing Date, executed by Borrowers and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan substantially in the form of Exhibit “F”, together with all replacements and substitutes thereof, in each case, as amended, modified, replaced, restated, extended or renewed from time to time.
“Obligations” means all liabilities, obligations, covenants and duties of, any Borrower arising under or otherwise with respect to any Loan Document or any Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any other party to a Loan Document of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding,
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

regardless of whether such interest and fees are allowed claims in such proceedings.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Ongoing Debt Service Coverage Ratio” means, as of any date of calculation, the ratio, as determined by Administrative Agent, of (a) Net Operating Income for the applicable Calculation Period to (b) an amount equal to (i) Debt Service as of such date minus (ii) the product of (x) net revenue recognized from each Pledged Swap during the applicable Calculation Period and (y) two.
“Online Banking Portal” means any online banking portal and/or electronic transmission system as shall be made available by Administrative Agent for use by Borrower to conduct Online Facility Transactions in connection with the terms of this Agreement and the applicable Online Portal Agreements.
“Online Facility Transactions” means any transactions that Authorized Portal Users may execute on the Online Banking Portal, including but not limited to: (a) electronically view Borrower’s Loan information, (b) to upload documentation; and (c) to take any actions allowed under the Online Banking Portal based on the terms of the Online Portal Agreements, which may include, but not be limited to, making payments on the Loan, submitting Draw Requests, submitting rollover notices (if applicable), and any other actions which may be allowed under the Online Banking Portal at any time in the future, all in accordance with the terms of this Agreement and the Online Portal Agreements executed by Borrower.
“Online Portal Agreements” means all applicable treasury services agreements, terms and conditions (including any booklet with respect thereto), acceptance of services, cash management agreements and terms and conditions (including any booklet with respect thereto), supplements, addenda, amendments, setup and authorization forms, and/or any other documentation which Borrower is required to execute or agree to with respect to the use of, and conducting of any Online Facility Transactions on, the Online Banking Portal from time to time (including any of the foregoing agreed to or accepted by an Authorized Portal User in a “clickwrap” or “clickthrough” agreement on any such Online Banking Portal), and any and all amendments, restatements and modifications thereto.
“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with GAAP, of whatever kind relating to the ownership, operation, maintenance or management of the Properties, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any approved management agreements, and operational equipment or other lease payments as approved by Administrative Agent, but specifically excluding depreciation and amortization, impairments, income taxes, debt service on the Loan, any expenses in connection with the sale of a Property which are paid from the proceeds of such sale, and any item of expense that would otherwise be covered as an Operating Expense by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such payment by tenant is not included as an
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

income item in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments which are either (i) recommended by Borrowers and approved by Administrative Agent in Administrative Agent’s reasonable discretion, or (ii) otherwise made by Administrative Agent in Administrative Agent’s reasonable discretion.
“OREO Property Manager” has the meaning specified in Section 8.10(b).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.6).
“Participant” has the meaning specified in Section 9.4(d).
“Patriot Act” has the meaning specified in Section 9.22.
“Payment Amount” means an advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, or any other amount that a Lender is required to fund under this Agreement.
“Payments” has the meaning set forth in Section 8.11.
“Payoff” has the meaning set forth in Section 9.31(e).
“Pending Disbursements” means, from time to time, amounts (i) earmarked (but not disbursed) by Administrative Agent in writing for disbursement from Additional Availability, Subaccounts or the Cash Sweep Collateral Account (or other pledged account) or (ii) earmarked by the Borrower in writing and approved by the Administrative Agent for the payment of (A) unpaid Approved TILC Costs or Approved Capex Costs under approved Leases or (B) any Monthly Shortfall Amount.
“Permitted Asset Management Fees” means (a) asset management fees in an amount not to exceed 90% of the management fees allocable to the Properties and payable to the Advisor pursuant to Section 8.03 of the Advisory Agreement, as such Advisory Agreement was in effect on September 27, 2024, and (b) to the extent such management fees are expressly permitted to be paid under Section 5.8.2, any outstanding portion of the management fees allocable to the Properties and payable to the Advisor pursuant to Section 8.03 of the Advisory Agreement, as such
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Advisory Agreement was in effect on September 27, 2024, in excess of the amount set forth in clause (a) of this definition (the “Deferred Asset Management Fees”).
“Permitted Disposition Fees” means, with respect to the sale of any real property (or of any direct or indirect Equity Interests in the fee owner thereof), Disposition Fees in an amount not to exceed 0.65% of the sale price for such real property or Equity Interests, but only to the extent not prohibited to be paid under any applicable mortgage loan.
“Permitted Refinancing” means with respect to the Accenture Tower or Almaden Financial Plaza, a refinancing of the existing mortgage indebtedness secured by such property, in each case (i) in a principal amount not less than the amount then required to repay the existing balance and all other sums due with respect to such existing mortgage indebtedness (and such amount is so used fully to repay such existing mortgage indebtedness); (ii) which is not subject to any absolute lock-out on repayment or prepayment; and (iii) for which Guarantor has no recourse obligations (other than with respect to customary non-recourse carveouts) with respect to the principal or interest due on such refinancing in an amount that is in excess of the lesser of the same percentage of such financing for which Guarantor has recourse for repayment of principal due on the existing mortgage indebtedness or the same maximum principal amount for which recourse currently exists on the existing mortgage indebtedness.
“Permitted REIT Expenses” means any REIT-level general and administrative costs and expenses reasonably allocated to the Properties, in an amount not to exceed $1.60 per net rentable square foot at the Properties per annum.
“Permitted Uses” has the meaning set forth in Section 1.2.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning set forth in Section 9.2.7(b) of this Agreement.
“Pledge Agreements” means the Accenture Pledge Agreement and the Prime Pledge Agreement, each individually being a “Pledge Agreement”.
“Pledged Equity Interests” means (a) with respect to KBS REIT Properties III LLC, (i) all of its 100% Equity Interests in KBSIII REIT Acquisition XI, LLC, and (ii) the security entitlements relating to Prime Shares that are pledged by it pursuant to the Prime Pledge Agreement, constituting 9.8% ([_______] units) of all outstanding units in Prime as of the Eighth Modification Date, and (b) with respect to KBSIII REIT Acquisition XI, LLC, all of its Equity Interests in KBSIII 500 West Madison, LLC.
“Pledgors” means each of the Accenture Pledgors and the Prime Pledgor, each individually being a “Pledgor”.
“Pledged Swaps” means the following interest rate protection agreements:
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Party	Counterparty	Trade Date	Notional Amount	Commencement	Maturity	Strike
KBS REIT Properties III, LLC	Bank of America, N.A.	11/10/22	$100,000,000	11/1/23	7/1/26	3.637%
KBS REIT Properties III, LLC	Bank of America, N.A.	12/1/22	$100,000,000	2/1/23	7/1/26	3.684%
KBS REIT Properties III, LLC	Bank of America, N.A.	7/1/22	$50,000,000	11/1/23	2/1/26	2.540%
“Portfolio Account” means a Controlled Account maintained by KBSIII Ten Almaden, LLC at the Depository Bank, which may receive remittances of funds from Property Accounts and which may be drawn upon to pay Operating Expenses incurred by Borrowers through the remittance of funds therefrom to Property Accounts for the payment of the same or otherwise.
“Potential Default” means any condition or event which with the giving of notice or lapse of time or both pursuant to Section 7.1 would, unless cured or waived, become a Default.
“Preston Commons Environmental Agreement” means the Environmental Indemnity Agreement, dated as of November 3, 2017, by Preston Commons Borrower in favor of Administrative Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Prime” means the trust of which DBS Trustee Limited is trustee, known as Prime US REIT (or such other name as it may be known as from time to time), that comprises a collective investment scheme (as defined in the Securities and Futures Act of Singapore) that is publicly traded on the Singapore stock exchange.
“Prime Pledge Agreement” means, collectively, each Pledge Agreement and Charge Over Units delivered after the Eighth Modification Date pursuant to the Eighth Modification Agreement, as such Pledge Agreements and Charge Over Units may be amended, supplemented, restated, reaffirmed and otherwise modified from time to time.
“Prime Pledgor” means KBS REIT Properties III, LLC, a Delaware limited liability company.
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Prime Rate” means a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Prime Shares” means all security entitlements related to all Equity Interests in Prime from time to time held, directly or indirectly, by Prime Pledgor. As of the Eighth Modification Date, the Prime Shares to which such security entitlements apply constitute approximately 18.4% (237,426,088 units) of all Equity Interests in Prime.
“Principal Debt” means the aggregate unpaid principal balance of the Loan at the time in question.
“Prohibited Person” means any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, (c) any individual or entity that is owned or Controlled by, acting on behalf of, or an Affiliate of, an individual or entity listed in the previous clause (a) or (b), or (d) located, organized or resident in a Designated Jurisdiction.
“Pro Rata Share” means, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time and the denominator of which is the total outstanding amount of all Indebtedness at such time. The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.
“Property” means the RBC Plaza Property, the Sterling Plaza Property, the Towers at Emeryville Property, the Ten Almaden Property, and the Legacy Town Center Property.
“Property Accounts” has the meaning set forth in Section 4.25.1.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in Section 9.2.7(b) of this Agreement.
“Purchase Offer” has the meaning set forth in Section 8.10(e).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“QFC Credit Support” has the meaning set forth in Section 9.24.
“Qualified ECP Borrower” means, at any time, each Borrower with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Lease” has the meaning set forth in Section 4.17(c).
“RBC Plaza Environmental Agreement” means the Environmental Indemnity Agreement, dated as of November 3, 2017, by RBC Plaza Borrower in favor of Administrative Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“RBC Plaza Improvements” means all on-site and off-site improvements to the RBC Plaza Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on or in the RBC Plaza Land and/or in such improvements.
“RBC Plaza Land” means the real property of RBC Plaza Borrower described in Exhibit “A-1”.
“RBC Plaza Manager Subordination Agreement” means the Assignment and Subordination of Property Management Agreement dated as of November 3, 2017, by and among Administrative Agent, RBC Plaza Borrower and the Approved Manager for the RBC Plaza Property, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“RBC Plaza Property” means the real and personal property conveyed and encumbered by the RBC Plaza Security Instrument.
“RBC Plaza Security Instrument” means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 3, 2017, by RBC Plaza Borrower in favor of Administrative Agent, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Real Property Taxes” mean taxes, assessments and other charges or levies imposed upon or against or with respect to any Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including all taxes assessed against any Property or any part thereof.
“Recipient” means Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower or Guarantor under the Loan Documents.
“Reimbursement Rights” shall have the meaning set forth in Section 9.32.
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.
“Remargin Debt Service Coverage Ratio” means an Ongoing Debt Service Coverage Ratio of (i) with respect to any failure to satisfy the Minimum Ongoing Debt Service Coverage Ratio under clause (i) of the definition thereof, 1.20:1.00, and (ii) with respect to any failure to satisfy the Minimum Ongoing Debt Service Coverage Ratio under clause (ii) of the definition thereof, 1.40:1.00.
“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of any Property or any part thereof, or arising from the use or enjoyment of such Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within such Property or any part thereof.
“Replacement Note” has the meaning specified in Section 9.4(b).
“Required Lenders” means as of any date of determination at least two (2) Lenders having at least 66-2/3% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, at least two Lenders holding in the aggregate at least 66-2/3% of the total outstanding amount of all Indebtedness; provided that the Commitment of, and the portion of the total outstanding amount of all Indebtedness held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders. At any time that there is only one (1) Lender, then “Required Lenders” shall mean such Lender. At any time that there are only two (2) Lenders, then, subject to the following sentence, “Required Lenders” shall mean each such Lender. At any time that all but one (1) of the Lenders are Defaulting Lenders, then “Required Lenders” shall mean the non-Defaulting Lender.
“Rescindable Amount” has the meaning set forth in Section 1.7(b).
“Restricted Payment Event” means any of (a) a Default for which a Borrower has received written notice from Administrative Agent and which has not been waived by Administrative Agent in writing, (b) a Potential Default for which a Borrower has received written notice from Administrative Agent and which has not been waived by Administrative Agent in writing or cured by such Borrower, or (c) an occurrence with respect to which Administrative Agent has delivered to a Borrower a reservation of rights letter or similar document reserving Administrative Agent’s right to declare a Default with respect to such occurrence, which right has not been waived by Administrative Agent in writing.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Schedule of Lenders” means the schedule of Lenders party to this Agreement as set forth on Exhibit “G”, as it may be modified from time to time in accordance with this Agreement.
“Scheduled Unavailability Date” has the meaning set forth in Section 2.4.
“Second Extended Stated Maturity Date” means January 23, 2029.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit “L”.
“Security Instruments” means the RBC Plaza Security Instrument, the Sterling Plaza Security Instrument, the Towers at Emeryville Security Instrument, the Ten Almaden Security Instrument, and the Legacy Town Center Security Instrument, as the same may be amended, restated, reaffirmed, supplemented or otherwise modified from time to time.
“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to Administrative Agent.
“SOFR Margin” means three hundred (300) basis points per annum.
“Special Flood Hazard Area” means an area identified as such by the Administrator of FEMA using FEMA’s Flood Insurance Rate Map or FEMA’s Flood Hazard Boundary Map.
“Specified Capital Improvements” means the Capital Improvements set forth in Exhibit “R”.
“Specified Leases” means the Leases set forth in Exhibit “Q”.
“State” means, (i) with respect to the RBC Plaza Property, the State of Minnesota (ii) with respect to the Sterling Plaza Property and the Legacy Town Center Property, the State of Texas, and (iii) with respect to the Towers at Emeryville Property and the Ten Almaden Property, the State of California.
“Stated Maturity Date” means the Initial Stated Maturity Date, as the same may be extended pursuant to Section 1.6.3.
“Sterling Plaza Environmental Agreement” means the Environmental Indemnity Agreement, dated as of November 3, 2017, by Sterling Plaza Borrower in favor of Administrative
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Sterling Plaza Improvements” means all on-site and off-site improvements to the Sterling Plaza Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on or in the Sterling Plaza Land and/or in such improvements.
“Sterling Plaza Land” means the real property of Sterling Plaza Borrower described in Exhibit “A-3”.
“Sterling Plaza Manager Subordination Agreement” means the Assignment and Subordination of Property Management Agreement dated as of November 3, 2017, by and among Administrative Agent, Sterling Plaza Borrower and the Approved Manager for the Sterling Plaza Property, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Sterling Plaza Property” means the real and personal property conveyed and encumbered by the Sterling Plaza Security Instrument.
“Sterling Plaza Security Instrument” means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 3, 2017, by Sterling Plaza Borrower in favor of Administrative Agent, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Structuring HoldCos” means, collectively, KBSIII REIT Acquisition III, LLC, KBSIII REIT Acquisition VII, LLC, KBSIII REIT Acquisition VIII, LLC, KBSIII REIT Acquisition IX, LLC, KBSIII REIT Acquisition XI, LLC, KBSIII REIT Acquisition XIX, LLC, and KBSIII REIT Acquisition XXI, LLC, each, a Delaware limited liability company, each individually being a “Structuring HoldCo”.
“Subaccount” has the meaning set forth in Section 4.25.2(g).
“Subaccount Disbursement” has the meaning set forth in Section 4.25.3.
“Successor Rate” has the meaning set forth in Section 2.4.
“Supported QFC” has the meaning set forth in Section 9.24.
“Survey” means a map or plat of survey of the Land described therein which conforms with Administrative Agent’s survey requirements.
“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any agreement or contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and CFTC Regulation 1.3(xxx), any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., and any other master
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

agreement, entered into on or prior to the Closing Date or any time after the Closing Date but prior to the Eight Modification Date, between Swap Counterparty and any Borrower, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.
“Swap Counterparty” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under this Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Swap Contract with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Swap Counterparty only through the stated termination date (without extension or renewal) of such Swap Contract and provided further that for any of the foregoing to be included as a “Swap Contract” on any date of determination by Administrative Agent, the applicable Hedge Bank (other than Administrative Agent or an Affiliate of Administrative Agent) must have delivered a Secured Party Designation Notice to Administrative Agent prior to such date of determination.
“Swap Obligation” means any obligation to pay or perform under any Swap Contract, or any other agreement, contract or transaction entered into in connection with a Swap Transaction.
“Swap Transaction” means any transaction that is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, spot or floor transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, in connection with the Loan.
“Tax and Insurance Reserve Account” has the meaning set forth in Section 4.25.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Ten Almaden Environmental Agreement” means the Environmental Indemnity Agreement, dated as of November 3, 2017, by Ten Almaden Borrower in favor of Administrative Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Ten Almaden Improvements” means all on-site and off-site improvements to the Ten Almaden Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on or in the Ten Almaden Land and/or in such improvements.
“Ten Almaden Land” means the real property of Ten Almaden Borrower described in Exhibit “A-5”.
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

“Ten Almaden Manager Subordination Agreement” means the Assignment and Subordination of Property Management Agreement dated as of November 3, 2017, by and among Administrative Agent, Ten Almaden Borrower and the Approved Manager for the Ten Almaden Property, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Ten Almaden Property” means the real and personal property conveyed and encumbered by the Ten Almaden Security Instrument.
“Ten Almaden Security Instrument” means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 3, 2017, by Ten Almaden Borrower in favor of Administrative Agent, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Tenant Direction Notice” shall have the meaning set forth in Section 4.25.1.
“Tenant Improvements” means the construction and related work to be undertaken by a Borrower pursuant to any Lease as tenant improvements.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).
“Termination Fee Deposit” shall have the meaning set forth in Section 4.17.
“Test Date” means March 31, June 30, September 30, and December 31 of each year.
“Title Company” means Commonwealth Land Title Insurance Company.
“Title Insurance” means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the maximum principal amount of the Loan, insuring the validity and priority of each of the Security Instruments, together with any facultative reinsurance agreements entered into in connection therewith and approved by Administrative Agent.
“Towers at Emeryville Environmental Agreement” means the Environmental Indemnity Agreement, dated as of November 3, 2017, by Towers at Emeryville Borrower in favor of Administrative Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Towers at Emeryville Improvements” means all on-site and off-site improvements to the Towers at Emeryville Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on or in the Towers at Emeryville Land and/or in such improvements.
“Towers at Emeryville Land” means the real property of Towers at Emeryville Borrower
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

described in Exhibit “A-4”.
“Towers at Emeryville Manager Subordination Agreement” means the Assignment and Subordination of Property Management Agreement dated as of November 3, 2017, by and among Administrative Agent, Towers at Emeryville Borrower and the Approved Manager for the Towers at Emeryville Property, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Towers at Emeryville Property” means the real and personal property conveyed and encumbered by the Towers at Emeryville Security Instrument.
“Towers at Emeryville Security Instrument” means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 3, 2017, by Towers at Emeryville Borrower in favor of Administrative Agent, as amended, modified, replaced, restated, reaffirmed, extended or renewed from time to time.
“Transfer” means any direct or indirect sale, assignment, conveyance, change of Control or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 9.24.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.1(e)(ii)(B)(III).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Exhibit B to
Amended and Restated Loan Agreement
(Conformed through Eighth Modification)

Exhibit B
Form of Contribution Agreement
(attached)
Exhibit B to
Eighth Loan Modification Agreement